EXHIBIT 4.3

Note: Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Form

DATED AS OF 30 APRIL, 2007

BETWEEN

GE COMERCIAL AVIATION SERVICES LIMITED

And

LAN CARGO S.A.

AIRCRAFT LEASE

COMMON TERMS AGREEMENT

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1.	INTERPRETATION	5
1.1	DEFINITIONS	5
1.2	CONSTRUCTION	5
1.3	CONFLICTOF TERMS OR PROVISIONS	6
2.	REPRESENTATIONS AND WARRANTIES	6
2.1	LESSEE’S REPRESENTATIONSAND WARRANTIES	6
2.2	LESSOR’S REPRESENTATIONSAND WARRANTIES	6
3.	CONDITIONS PRECEDENT	6
3.1	CONDITIONS PRECEDENT	6
3.2	WAIVER	6
4.	COMMENCEMENT	7
4.1	LEASING	7
4.2	PROCEDUREBEFORE DELIVERY	7
4.3	DELIVERY AND ACCEPTANCE	7
4.4	Delayed Delivery	8
5.	PAYMENTS	8
5.1	DEPOSIT	8
5.2	RENTAL PERIODS	8
5.3	RENT	9
5.4	INTENTIONALLY LEFT BLANK	9
5.5	PAYMENTS	9
5.6	WITHHOLDING	9
5.7	TAX INDEMNITY	10
5.8	VALUE ADDED TAX	12
5.9	TAX CONTEST AND MITIGATION	12
5.10	INDEMNITY PAYMENTS - AFTER-TAX BASIS	13
5.11	LESSOR OBLIGATIONS FOLLOWING EXPIRY DATE	13
5.12	NET LEASE	13
5.13	FURTHER PROVISIONS REGARDING DEPOSIT	14
5.14	LETTER OF CREDIT	15
5.15	GUARANTY	16
5.16	LATE PAYMENT INTEREST	16
5.17	CURRENCY	16
5.18	CERTIFICATES	17
5.19	APPROPRIATION	17
5.20	SET-OFF	17
5.21	EXPENSES	18
5.22	OTHER OUTGOINGS	18
6.	MANUFACTURER’S WARRANTIES	18
7.	LESSOR’S COVENANTS	19
7.1	QUIET ENJOYMENT	19
8.	LESSEE’S COVENANTS	19
8.1	DURATION	19
8.2	INFORMATION	19
8.3	LAWFUL AND SAFE OPERATION	20
8.4	SUBLEASING AND WET LEASING	21
8.5	INSPECTION	23
8.6	OWNERSHIP; PROPERTY INTERESTS; RELATED MATTERS	23
8.7	GENERAL	24
8.8	RECORDS	26
8.9	PROTECTION	26
8.10	MAINTENANCE AND REPAIR	27
8.11	REMOVAL OF ENGINES AND PARTS	28
8.12	EQUIPMENT CHANGES	31
8.13	TITLE ON AN EQUIPMENT CHANGE	31

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9.	INSURANCE	32
9.1	INSURANCE	32
9.2	CHANGE	32
9.3	INSURANCE UNDERTAKINGSAND INFORMATION	32
9.4	FAILURE TO INSURE	33
9.5	CONTINUING INDEMNITY	33
10.	INDEMNITY	34
11.	EVENTS OF LOSS	35
11.1	EVENTS OF LOSS	35
11.2	REQUISITION	36
12.	RETURN OF AIRCRAFT	37
12.1	RETURN	37
12.2	NON-COMPLIANCE	37
12.3	REDELIVERY	38
12.4	ACKNOWLEDGEMENT	38
13.	DEFAULT	38
13.1	EVENTS	38
13.2	RIGHTS AND REMEDIES	38
13.3	DEFAULT INDEMNITY	40
13.4	SALE OR RE-LEASE	40
13.5	DEREGISTRATION	40
13.6	POWER OF ATTORNEY	41
13.7	ADMINISTRATION ORDER	41
14.	ASSIGNMENT	41
14.1	LESSEE	41
14.2	LESSOR	41
14.3	CONDITIONS	42
15.	MISCELLANEOUS	43
15.1	ILLEGALITY	43
15.2	WAIVERS, REMEDIES CUMULATIVE	44
15.3	DELEGATION	44
15.4	SEVERABILITY	45
15.5	REMEDY	45
15.6	TIME OF ESSENCE	45
15.7	NOTICES	45
15.8	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL	45
15.9	SOLE AND ENTIRE AGREEMENT; TRUE LEASE	47
15.10	INDEMNITEES	47
15.11	COUNTERPARTS	48
15.12	LANGUAGE	48
15.13	SURVIVAL	48
16.	DISCLAIMERS AND WAIVERS	48
16.1	EXCLUSION	48
16.2	WAIVER	49
16.3	CONFIRMATION	49
17.	BROKERS AND OTHER THIRD PARTIES	50
17.1	NO BROKERS	50
17.2	INDEMNITY	50
SCHEDULE 1 DEFINITIONS		51
SCHEDULE 2 REPRESENTATIONS AND WARRANTIES		63
SCHEDULE 3 CONDITIONS PRECEDENT		65
SCHEDULE 4 PRE-DELIVERY PROCEDURES AND DELIVERY CONDITION REQUIREMENTS		68
SCHEDULE 6 PROCEDURES AND OPERATING CONDITION AT REDELIVERY		71
SCHEDULE 7 INSURANCE REQUIREMENTS		80
SCHEDULE 8 FORM OF LEGAL OPINION		84
SCHEDULE 9 EVENTS OF DEFAULT		89

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SCHEDULE 10. CONTINUING GUARANTY	93
SCHEDULE 11. FORM OF LETTER OF CREDIT FROM LESSEE’S BANK	98
SCHEDULE 12. Form VAT 60A	100
FORM VAT 60A	100
SCHEDULE 13A. Form of Power of Attorney	101
SCHEDULE 13B. Form of Irrevocable De-Registration and Export Request Authorisations	102

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COMMON TERMS AGREEMENT

THIS COMMON TERMS AGREEMENT (this “CTA”) is made as of 30 April, 2007 BETWEEN:

(1) GE COMMERCIAL AVIATION SERVICES LIMITED (“GECAS”), a company incorporated under the laws of Ireland and whose principal office is at Aviation House, Shannon, County Clare, Ireland ; and

(2) LAN CARGOS.A. (“Lan Cargo”), a company incorporated under the laws of Chile with its registered office at Avenida Presidente Riesco 5711, 20th Floor, Santiago, Chile

WHEREAS:

(A)	From time to time, Lan Cargo or one of the Guarantor’s Affiliates may wish to lease commercial aircraft from GECAS or one of its Affiliates;

(B)
Each party hereto wishes to provide in one document for certain common terms and conditions, as hereinafter provided in this CTA, that will be applicable, unless otherwise stated, to each such lease referred to in Recital (A); and

(C)
Each such lease transaction will be concluded only on the terms of an agreement entitled “Aircraft Lease Agreement,” which together with this CTA (which will be incorporated into and become part of such Aircraft Lease Agreement) will constitute the lease for the applicable aircraft as identified therein;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	INTERPRETATION

1.1	Definitions

All references herein to “Lease” mean the various documents comprising the Lease (as defined in Schedule 1). In the Lease, capitalized words and expressions have the meanings set out for them in Schedule 1 hereto and in the Aircraft Lease Agreement.

1.2	Construction

(a)	In the Lease, unless otherwise stated, a reference to:

(i)	“Lessor,” “Lessee,” “GECAS,” “Owner” or any other Person includes any of their successors and assignees;

(ii)	plural concepts shall include the singular and vice versa;

(iii)	any document, excluding the Common Terms Agreement, shall include any changes to that document and any replacement for it;

(iv)	a Clause or a Schedule is a reference to a clause of or a schedule to this CTA or the Aircraft Lease Agreement as so indicated;

(v)	any Regulation shall include any changes to that Regulation and any replacement for it;

(vi)	an obligation of a Person refers to any obligation that Person has under or in relation to the Lease; and

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(vii)	“includes,” “including”, “include” or similar terms shall not be construed as limiting and shall mean “including, without limitation.”

Headings and Subheadings to Clauses and Schedules in the Lease are not intended to affect their meaning

1.3	Conflict of Terms or Provisions

In the event of any conflict between any of the terms or provisions of the Aircraft Lease Agreement (including the schedules attached thereto) and any of the terms or provisions of this Common Terms Agreement (including the schedules attached hereto), the terms and provisions of the Aircraft Lease Agreement (including attached schedules) shall prevail and be controlling.

2.	REPRESENTATIONS AND WARRANTIES

2.1	Lessee’s Representations and Warranties

Lessee hereby makes the representations and warranties set out in Clause 1.1 of Schedule 2 as of the date of execution of the Aircraft Lease Agreement and as of the Delivery Date, and Lessee understands that these statements must be true, both when the Aircraft Lease Agreement is executed and on the Delivery Date.

2.2	Lessor’s Representations and Warranties

Lessor hereby makes the representations and warranties set out in Clause 1.2 of Schedule 2 as of the date of execution of the Aircraft Lease Agreement and as of the Delivery Date, and Lessor understands that these statements must be true, both when the Aircraft Lease Agreement is executed and on the Delivery Date.

3.	CONDITIONS PRECEDENT

3.1	Conditions Precedent

Lessor need not deliver and start the leasing of the Aircraft under the Lease unless each of the Conditions Precedent listed in Schedule 3 is satisfied.

3.2	Waiver

If any Condition Precedent is not satisfied on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee and to start the leasing of the Aircraft, Lessee will ensure that such Condition Precedent is fulfilled within fifteen (15) days after the Delivery Date, and Lessor may treat as an Event of Default the failure of Lessee to do so if the non-satisfaction of the Condition Precedent was due to reasons other than factors beyond the control of Lessee or delay or non-performance on the part of Lessor and/or Owner and/or a Financing Party; and where such non-satisfaction is due to factors beyond the control of Lessee or due to delay or non-performance on the part of Lessor and/or Owner and/or a Financing Party, Lessee shall be entitled to terminate the Lease in accordance with the provisions set forth in Clause 4.4 (c).

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4.	COMMENCEMENT

4.1	Leasing

(a)
The Aircraft Lease Agreement shall specify a Scheduled Delivery Month, a Scheduled Delivery Week or a Scheduled Delivery Date. Unless a specific Scheduled Delivery Week has been agreed in the Aircraft Lease Agreement, Lessor shall notify Lessee as soon as possible, but no later than at least thirty (30) days prior to the Scheduled Delivery Month of the Scheduled Delivery Week and unless a specific Scheduled Delivery Date has been agreed in the Aircraft Lease Agreement, Lessor shall notify Lessee as soon as possible but no later than at least one (1) week prior to the Scheduled Delivery Week of the Scheduled Delivery Date. Subject to Clause 4.4, Lessor will lease the Aircraft to Lessee and Lessee will take the Aircraft on lease for the Term, which shall commence on the Delivery Date, and which shall be evidenced by Lessee’s execution of the Certificate of Technical Acceptance for the Aircraft.

(b)
If (i) Lessee is unwilling or unable to accept delivery of the Aircraft on the date on which Lessor tenders the Aircraft for Delivery to Lessee under and in accordance with Clause 4.3(a), or Lessee fails to fulfill any Condition Precedent on or before such date, and (ii) the Aircraft meets the Delivery Condition Requirements, then the Rent Commencement Date for the Aircraft shall be deemed to have occurred on the date on which it is tendered by Lessor for Delivery in accordance with subclause (ii) of this Clause 4.1(b), and Lessee shall be obligated to pay Rent for the Aircraft on and from such date regardless of whether the Delivery Date occurs or whether Lessee executes the Certificate of Technical Acceptance, but Lessor shall have no obligation to deliver, and Lessee shall have no lease interest in the Aircraft or other right to, possession of the Aircraft unless and until Lessee fulfils all Conditions Precedent as and when provided in the Lease and Lessee accepts delivery of the Aircraft as evidenced by its execution of Certificate of Technical Acceptance for such Aircraft, and so long as no Default has occurred and is continuing.

(c)
Lessee will be responsible for all risks associated with any loss of or damage to the Aircraft from the Delivery Date until the Return Occasion (except where the same is caused solely and directly by the acts of Lessor during the Term constituting willful misconduct or recklessness) .

4.2	Procedure before Delivery

Lessor and Lessee will follow the Pre-Delivery Procedure.

4.3	Delivery and acceptance

After the Pre-Delivery Procedure has been carried out:

(a)	Subject to Clause 3.1, Lessor will tender delivery of the Aircraft to Lessee at the Delivery Location.

(b)
Subject to Clause 3.1, Lessee will accept the Aircraft. Upon such acceptance, Lessee must also provide evidence of its acceptance by signing the Certificate of Technical Acceptance for the Aircraft and delivering it to Lessor.

(c)	Lessee’s acceptance of the Aircraft shall be regarded as absolute, unconditional and irrevocable.

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4.4	Delayed Delivery

If Lessor becomes aware of an Unforeseen Event which is likely to delay Delivery, Lessor shall advise Lessee of the circumstances and take whatever measures are reasonably available to Lessor to avoid or minimize such delay. Irrespective of whether Lessor has previously advised Lessee of a delay in Delivery or taken steps to avoid or minimize such delay, if an Unforeseen Event happens and, as a result, Delivery takes place after the Scheduled Delivery Date or does not happen:

(a)	Lessor will not be responsible for any Losses that Lessee suffers resulting from the delay or from the non-delivery of the Aircraft;

(b)	Lessee will not, except in the circumstances described in Clause 4.4(c), be entitled to terminate the Lease or to reject the Aircraft when it is offered for Delivery because of the delay.

(c)
If the Aircraft has not been tendered for Delivery, in accordance with Clause 4.3, by the Final Delivery Date, either party may terminate the Lease by delivering notice of its intent to terminate the Lease to the other party ten (10) days prior to such Final Delivery Date (and if such notice is not so delivered, the Final Delivery Date will be deemed extended for one additional period of ninety (90) days). Upon the delivery of any such notice or automatically on the expiration of such 90-day period if no such notice has been delivered, all obligations of each party under the Lease will terminate either on the Final Delivery Date, or the expiry date of the additional ninety (90) day period if so extended, provided that the Aircraft has not theretofore been tendered for Delivery as of such date in accordance with the Lease, except that Lessor will repay to Lessee the Deposit (if any), return to Lessee or cancel any Letter of Credit, and release and return any Guaranty, if applicable, and Lessee will remain obligated under its indemnity set forth in Clause 3 of Schedule 4. If Lessor on reasonable grounds determines that there is no reasonable possibility that the Aircraft will be available for Delivery on or before the Final Delivery Date, Lessor shall then promptly notify Lessee of such circumstances, and Lessor and/or Lessee shall be entitled to effect a termination of the parties’ obligations hereunder upon ten (10) days prior, written notice to the other party; and upon such termination becoming effective, Lessor shall repay the Deposit to Lessee, return or cancel the Letter of Credit and release or return of the Guaranty as set forth in the previous sentence.

(d)
Lessee hereby agrees that its only right or remedy for a delay in delivery of the Aircraft due to an Unforeseen Event is the remedy set forth in Clause 4.4(c) above and Lessee hereby waives any rights it may have under Section 2A-406 of the UCC or otherwise for any delay in delivery.

5.	PAYMENTS

5.1	Deposit

Lessee shall pay Lessor the Deposit as specified in the Aircraft Lease Agreement.

5.2	Rental Periods

The first Rental Period will start on the Rent Commencement Date and each subsequent Rental Period will start on the date immediately following the last day of the previous Rental Period. Each Rental Period will end on the date immediately before the day in the next month which numerically corresponds with that of the Rent Commencement Date, except that:

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(a)	if there is no numerically corresponding day in that month, it will end on the last day of that month; and

(b)	if a Rental Period would otherwise overrun the Expiry Date, it will end on the Expiry Date.

5.3	Rent

(a)
Time of Payment: Lessee will pay to Lessor or its order Rent in advance, as specified in the applicable Aircraft Lease Agreement, on each Rent Date. Lessor must receive value for the payment on each Rent Date. If a Rental Period begins on a day which is not a Business Day, the Rent payable in respect of that Rental Period shall be paid on the Business Day immediately succeeding that day.

(b)	Amount: The Rent payable during the Term shall be calculated as provided in the Aircraft Lease Agreement.

5.4	Intentionally Left Blank

5.5	Payments

All payments by Lessee to Lessor under the Lease will be made for value on the due date in Dollars and in immediately available funds by wire transfer to the Lessor’s Account as specified in the Aircraft Lease Agreement.

5.6	Withholding

Lessee must not deduct any amount from any of its payments under the Lease, for or on account of any Taxes, unless it is required by Law to do so, in which case Lessee must:

(a)	deduct the minimum amount necessary to comply with the Law;

(b)
pay Lessor an extra amount so that Lessor receives a net amount on the relevant payment date, that is equal to the amount that it would have received if the reduction had not been made. The amount of any such payment to Lessor must take into account the tax treatment of that payment to Lessor applying the principles of Clause 5.10 such that Lessor shall be in no worse position than it would have been if the deduction had not applied in the first place;

(c)	pay the Tax to the relevant taxing authority according to the relevant Law; and

(d)	obtain a receipt (if one is available) from the relevant taxing authority and give it to Lessor;

Provided, however, that if Lessee pays any such additional amount to compensate for the withholding of any Lessor Tax, Lessor shall repay to Lessee within 30 days after receipt of Lessee’s written request therefor (which request shall include a description in reasonable detail of the Lessor Tax involved and the calculation of the additional amount to be repaid) the amount of such additional amount to the extent attributable to any Lessor Tax.

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5.7	Tax Indemnity

(a)
Lessee will, within 10 Business Days of Lessor’s demand therefor, pay and indemnify each Tax Indemnitee against all Taxes (other than Lessor Taxes) levied or imposed against or upon Lessor or Lessee or any Tax Indemnitee and relating to or attributable to Lessee, the Lease or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, subleasing, purchase, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising there from, or the making of any Equipment Change.

(b)
If a Tax Indemnitee in good faith, acting reasonably, determines that it has realized any Tax savings (by way of refund, deduction, credit or otherwise) in respect of any amount with respect to which Lessee shall have made a payment (or increased payment) pursuant to Clause 5.6, 5.7(a) or 5.10, and such Tax savings shall not have been taken into account previously in calculating any indemnity payment made by Lessee, then the Tax Indemnitee shall, to the extent that it can do so without prejudice to the retention of the relevant savings, pay to Lessee such amount as the Tax Indemnitee shall in its reasonable opinion have concluded to be the amount of such Tax savings (together with, in the case of a refund, any interest received thereon) provided that:

(i)
any such payment shall leave the Tax Indemnitee in no more and no less favorable a position than it would have been in if the Taxes paid or indemnified against pursuant to clause 5.6, 5.7(a) or 5.10 had not been imposed, levied or asserted;

(ii)
the Tax Indemnitee shall not be obliged to make a payment under this sub-clause (b) if it determines in its discretion (having regard to advice that it may have obtained from an independent, reputable tax advisor) that such payment would prejudice its retention of such Tax savings. If so requested by Lessee, Lessor will show Lessee a copy of such advice to the extent to which Lessor may have obtained such advice;

(iii)	the Tax Indemnitee shall not be obliged to make any payment under this sub-clause (b) if by doing so it would contravene the terms of any applicable law.

If the Tax Indemnitee makes a payment to Lessee in respect of any such Tax savings and it subsequently transpires that the Tax Indemnitee does not ultimately receive, realize, retain and utilize such Tax savings, Lessee shall pay to the Tax Indemnitee such amount as is required to restore the after-tax position of the Tax Indemnitee to that which it would have been if such benefit had been fully received, realized, retained and utilized. Lessor’s determination of any amount payable in accordance with the provisions of this sub-clause (b) shall be final and binding on Lessee without prejudice to the foregoing requirements of this sub-clause (b).

The Tax Indemnitee shall provide to Lessee, upon Lessee’s written request, and at Lessee’s cost with a computation of the amount of any payment or increased payment to be made by Lessee pursuant to Clause 5.10 (other than in respect of any Chilean withholding tax), or any indemnity by Lessee pursuant to sub-clause (a) above, or any Tax savings in respect of which a payment is to be made to Lessee pursuant to sub-clause (b) above. If Lessee so requests, and at Lessee’s cost, such statement shall be verified in writing by the Tax Indemnitee’s external auditors.

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Nothing in this sub-clause (b) shall:

(i)
interfere with the right of Lessor to arrange its tax affairs in whatever manner it thinks fit (or give Lessee any right to investigate, or impose any obligation on the Tax Indemnitee to disclose, the same) and, in particular, but without limitation, Lessor shall not be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar Tax liability in respect of the amount of any such deduction or withholding in priority to any other claims, reliefs, credits or deductions available to Lessor; or

(ii)	oblige Lessor to disclose any information relating to its Tax affairs or any computations in respect thereof.

(c)
If Lessee is required by any applicable Law, or by any third party, to deliver any report or return in connection with any Taxes for which Lessee is obliged to indemnify Lessor or any Tax Indemnitee under the Lease, Lessee will complete the same and, on request, supply a copy of the report or return to Lessor.

(d)
If any report, return or statement is required to be made by Lessor or any Tax Indemnitee with respect to any Tax for which there is an indemnity obligation of Lessee under the Lease, Lessee will promptly notify Lessor of the requirement, and:

(i)
if permitted by applicable Law, make and file in a timely manner such report, return or statement (except for any report, return or statement that (i) Lessor has requested Lessee to provide to Lessor in advance of making and filing, in which case, such report, return or statement shall not be made and filed without Lessee first receiving Lessor’s prior written response (not to be unreasonably delayed or withheld) provided always that if Lessee has supplied such report, return or statement to Lessor and Lessee has not received Lessor’s prior written response after providing Lessor with a reminder that Lessee was awaiting its response, then Lessee may proceed to make and/or file such report, return or statement if Lessee is likely to suffer adverse tax consequences by delaying further pending receipt of Lessor’ prior written response or (ii) Lessor has notified Lessee that Lessor or any Tax Indemnitee intends to prepare and file), prepare such return in such manner as will indicate Lessor as owner and lessor of the Aircraft if required or appropriate, and provide Lessor upon request a copy of each such report, return or statement filed by Lessee, or

(ii)
if Lessee is not permitted by applicable Law to file any such report, return or statement, Lessee will prepare and deliver to Lessor a proposed form of such report, return or statement within a reasonable time prior to the time such report, return or statement is to be filed and Lessor will promptly file such report, return or statement when due;

provided, however, that where the Lessor would be reasonably expected to be aware of the requirement for such return, report, or statement and the Lessee would not be reasonably expected to be aware of such requirement, Lessee’s obligations hereunder shall not arise until Lessor has notified Lessee of the requirement for such return, report, or statement.

(e)
If Lessee is required to make a payment pursuant to Clause 5.7 or 5.10 to a Tax Indemnitee other than Lessor, Lessee may (by notice in writing to Lessor) require (prior to making such payment) that such Tax Indemnitee expressly agrees in favor of Lessee to comply with Clause 5.7(b) and (d) and Clause 5.9.

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(f)
Lessee will also indemnify each Tax Indemnitee, on an After-Tax Basis, as set forth in the section entitled “Special Tax Indemnity” in the Aircraft Lease Agreement, and the provisions of Clause 5.9 shall apply thereto.

PROVIDED ALWAYS that Lessee shall not be obliged to make any payment or increased payment under Clause 5.6 or to indemnify Lessor or any Tax Indemnitee under Clause 5.7 in respect of:

(i)	the normal administrative costs and expenses of Lessor or any Tax Indemnitee except to the extent that the same arise as a result of the occurrence a Default; or

(ii)
penalties, additions to Taxes, fines or interest on Taxes which are the direct result of a failure or unreasonable delay by Lessor to advise Lessee of a demand or assessment actually received by Lessor (but not received by Lessee or not reasonably known by Lessee) in respect of Taxes for which Lessee is responsible hereunder.

5.8	Value Added Tax

(a)	For the purposes of this Clause 5.8:

(i)	“VAT” means value added tax and any goods and services, sales or turnover tax, imposition or levy of a like nature; and

(ii)	“supply” includes anything on or in respect of which VAT is chargeable.

(b)
Lessee will pay to Lessor or the relevant taxing authority and indemnify Lessor against the amount of any VAT chargeable in respect of any supply for VAT purposes under the Lease. Lessee shall provide evidence to Lessor, if available, in respect of any payment it makes of such VAT.

(c)	Each amount stated as payable by Lessee under the Lease is exclusive of VAT (if any).

5.9	Tax Contest and Mitigation

(a)
Contest: If Lessee disputes the payment of any Taxes payable by a Tax Indemnitee for which Lessee is responsible under the Lease, Lessor will consider with Lessee the taking of such action as Lessee may reasonably request at Lessee’s expense to contest that payment, but Lessor will only be obliged to take any such action if:

(i)
Lessee provides the Tax Indemnitee, upon the Tax Indemnitee’s written request, with an opinion, issued by a reputable, independent tax counsel reasonably satisfactory to the Tax Indemnitee, to the effect that there is a reasonable basis for such contest;

(ii)
any such action does not present a risk of the imposition of criminal penalties or, in the Tax Indemnitee’s reasonable judgment, any risk of the sale, forfeiture, or loss of, or the creation of any Security Interest on, the Aircraft, or any other material adverse effect on the interest of the Tax Indemnitee; and

(iii)	Lessee shall have made adequate provision to the satisfaction of the Tax Indemnitee in respect of the expense concerned.

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(b)
Mitigation: If circumstances are such that Lessor or any other Tax Indemnitee intends to claim indemnification from Lessee under Clauses 5.6 (a) or 5.7 Lessor or such other Tax Indemnitee shall, after consultation with Lessee and to the extent that it can do so lawfully and without prejudice to its own position and/or to Lessee’s indemnity and other obligations, consider and will agree what steps it can reasonably take with a view to mitigating the effect of such circumstances on Lessee.

5.10	Indemnity Payments - After-Tax Basis

The amount of any payment made under Clause 5.7, Clause 5.21 or Clause 10 must take into account the Tax treatment of the payment and of the Loss in respect of which the payment is claimed so that the Indemnitee is fully compensated, after that Tax treatment has been taken into account, for the Loss for which the relevant claim is made.

5.11	Lessor Obligations Following Expiry Date

Within 90 days after:

(a)	redelivery of the Aircraft to Lessor in accordance with and in the condition required by the Lease; or

(b)	payment to Lessor of the Agreed Value following an Event of Loss after the Delivery Date; or

(c)	payment to Lessor of the Purchase Price following the exercise by Lessee of any right to purchase.

or in each case such later time as Lessor is satisfied that Lessee has irrevocably paid to Lessor all amounts which are then outstanding under the Lease and the Other Agreements:

(i)	Lessor will pay to Lessee the balance of the Deposit (if any);

(ii)	Lessor will pay to Lessee the amount of any Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be; and

(iii)	Lessor will return to Lessee or cancel any Letter of Credit and release and return any Guaranty.

5.12	Net Lease

The Lease is a net lease. The Lessee’s obligations under the Lease are absolute and unconditional irrespective of any circumstance or contingency whatsoever and shall not be reduced by any circumstance or contingency whatsoever, including but not limited to any of the following: (a) any right of set-off, counterclaim, recoupment, defense or other right which either party to the Lease may have against the other (including any right of reimbursement) or which Lessee may have against the Manufacturer, any manufacturer or seller of or any Person providing services with respect to the Aircraft, any Engine or any Part or any other Person, for any reason whatsoever; (b) any unavailability of the Aircraft for any reason, including a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee’s use, operation or possession of the Aircraft (whether or not the same would, but for this provision, result in the termination of the Lease by operation of law); (c) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the Laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the

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Aircraft; (d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor, Lessee or any other Person; (e) any invalidity or unenforceability or lack of due authorization of, or other defect in, the Lease; (f) any Security Interests or Taxes; and/or (g) any other cause or circumstance which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under the Lease. Lessee acknowledges and agrees that it has used its own judgment in selecting the Aircraft, and has not relied on Lessor or on any information supplied by Lessor, that Lessor is not a manufacturer of or dealer in aircraft and that Lessor has all of the rights and benefits of a lessor under a lease to which Section 2A-407 of the UCC applies as provided in such Section 2A-407.

Except as expressly set forth elsewhere in the Lease, Lessee hereby waives, to the extent permitted by applicable Law, any and all right which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend or surrender the Lease or the Aircraft or any obligation imposed upon Lessee under the Lease (including payment of Rent); provided, however, that Lessee shall not be obliged to perform an obligation under the Lease so long as such performance has become physically impossible due to actual and wrongful possession of the Aircraft by Lessor.

Each payment of Rent made by Lessee shall be final. Lessee will not seek to recover all or any part of any payment of Rent for any reason whatsoever except manifest error.

If for any reason whatsoever the Lease shall be terminated in whole or in part by operation of Law, except as specifically provided in the Lease, Lessee waives all rights (if any) to any termination or diminution in its Rent obligations hereunder and nonetheless agrees to pay to Lessor, an amount equal to each Rent payment at the time such payments would have become due and payable in accordance with the terms thereof had the Lease not been terminated in whole or in part and so long as such payments are made and all other terms and conditions hereof are complied with by Lessee, Lessor and Lessee will deem the Lease to remain in full force and effect and Lessee shall continue in possession of the Aircraft under the terms and conditions of the Lease, provided that Lessee’s obligations to pay Rent as aforesaid shall cease, except in respect of Rent accrued at such time, (i) once Lessee shall have redelivered the Aircraft to Lessor in accordance with Clause 12, or (ii) once Lessor has repossessed the Aircraft and has been compensated by Lessee for its Losses relating to future Rent payments during the balance of the Term pursuant to Clause 13, or (iii) following an Event of Loss, once payment in full to Lessor has been made of the Agreed Value and all other accrued obligations of Lessee hereunder.

Nothing in this Clause 5.12 will be construed to limit Lessee’s right to institute separate legal proceedings against Lessor to pursue a claim for damages or other judicial relief in the event of Lessor’s breach of the Lease, or to limit Lessee’s rights and remedies against any other Person. Further, nothing in this Clause 5.12 shall require Lessee to pay Rent to Lessor if and for so long as Lessee is expressly required and directed by a final, unappealable, valid and enforceable order of a competent court made pursuant to a proceeding to which Lessor is a party (such court having both subject matter and personal jurisdiction over Lessor, Lessee and the matters contemplated in the Lease) in favor of a creditor of Lessee, to pay such Rent to such creditor.

5.13	Further Provisions regarding Deposit

(a)
If, under the Lease, Lessee is required to pay a Deposit, Lessee hereby grants a security interest in the Deposit to Lessor and the remaining provisions of this Clause shall apply. Lessee agrees that Lessor shall be entitled to commingle the Deposit with Lessor’s general or other funds, Lessor will have no obligation to pay any interest thereon and Lessor will not hold any such funds as agent or in trust for Lessee or in any similar fiduciary capacity. In this regard, Lessee acknowledges and agrees that it

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is not located in the State of New York within the meaning of Section 7-101 1-c. (b) of the New York General Obligations Law and, therefore, the requirements of Section 7-101 of the New York General Obligations Law to the effect that Lessor hold the Deposit in a separate, interest bearing account do not apply.

(b)
If Lessee fails to comply with any provision of the Lease or the Other Agreements, or any Default shall have occurred and be continuing, in addition to all rights and remedies accorded to Lessor elsewhere in the Lease or under Law in respect of the Deposit, Lessor may immediately or at any time thereafter, without prior notice to Lessee, apply all or part of the Deposit in or towards the payment or discharge of any matured obligation owed by Lessee or any affiliate of Lessee under the Lease or the Other Agreements, in such order as Lessor sees fit, and/or exercise any of the rights of set-off described in Clause 5.20 against all or part of the Deposit.

(c)
If Lessor exercises the rights described in Clause 5.13(b) above, Lessee shall, following a demand in writing from Lessor, immediately restore the Deposit to the level at which it stood immediately prior to such exercise.

5.14	Letter of Credit

(a)
If, under the Lease, Lessee is required or elects to provide Lessor with a Letter of Credit, the provisions of this Clause shall apply. Any Letter of Credit provided by Lessee to Lessor will (i) be issued or confirmed and payable by the London or New York branch of a major international bank whose long-term unsecured, unsubordinated and unguaranteed debt obligations are rated by Moody’s Investors Services Inc. or Standard and Poors Corporation not less than Bbb and BBB, respectively, and are not on credit-watch by any of such agencies,. (ii) be in substantially the form of Schedule 11 and in form and substance reasonably acceptable to Lessor, (iii) be issued as security for all payment obligations of Lessee to Lessor or any of its Affiliates under the Lease and each Other Agreement (including any and all Losses suffered or incurred by Lessor or any of its Affiliates in respect of which Lessee or any of its Affiliates is obligated under the Lease or any Other Agreement), and (iv) remain in full force and effect and may be drawn down by Lessor upon demand at any time or times following the occurrence of a Default until the Required LC Expiry Date.

(b)
With the prior written consent of Lessor, which consent shall not be unreasonably withheld, the Letter of Credit may have a validity period or periods ending prior to the Required LC Expiry Date, provided that (i) the Letter of Credit shall, in each case, be renewed, extended or reissued and delivered to Lessor not later than thirty (30) Business Days prior to its expiry; and (ii) a Letter of Credit shall remain in force at all times up to the Required LC Expiry Date.

(c)
If at any time during the Term the current issuing or confirming bank for the Letter of Credit ceases to comply with the requirements specified in paragraph (c) above, Lessee shall promptly procure that the Letter of Credit is issued or confirmed by another bank complying with such requirements.

(d)
If Lessor makes a drawing under the Letter of Credit, Lessee shall, following a demand in writing by Lessor, immediately cause the maximum amount available for drawing under the Letter of Credit to be restored to the level at which it stood immediately prior to such drawing.

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5.15	Guaranty

If, under the Aircraft Lease Agreement, Lessee is required to provide Lessor with a Guaranty, Lessee will on or prior to the Delivery Date provide Lessor with the Guaranty.

5.16	Late Payment Interest

(a)
If Lessee fails to pay any amount payable under the Lease on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the Interest Rate. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed in the month, assuming a 30 day month and a 360 day year.

(b)
If Lessor fails to pay any amount payable to Lessee under the Lease on the due date, Lessor will pay on demand from time to time to Lessee interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessor to Lessee, at the Interest Rate. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed in the month, assuming a 30 day month and a 360 day year.

5.17	Currency

(a)	Lessee’s Currency Obligation:

(i)
Lessee acknowledges that the specification of Dollars payable in New York in the Lease is of the essence and that Dollars shall be the currency of account in any and all events. Lessee waives any right it may have in any jurisdiction to pay any amount under the Lease in a currency other than Dollars.

(ii)
If Lessor receives an amount in respect of Lessee’s liability under the Lease or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the “contractual currency”) in which the amount is expressed to be payable under the Lease: -

(A)	Lessee will indemnify Lessor as an independent obligation against any loss arising out of or as a result of such conversion;

(B)
if the amount received by Lessor, when converted into the contractual currency (at the market rate at which Lessor is able on the date of receipt by Lessor (or on the next date thereafter on which under normal banking practice Lessor is able to convert the amount received into the contractual currency) to purchase the contractual currency in New York or at its option London with that other currency) is less than the amount owed in the contractual currency, Lessee will, forthwith on demand, pay to Lessor an amount in the contractual currency equal to the deficit; and

(C)	Lessee will pay to Lessor on demand any exchange costs and Taxes payable in connection with the conversion.

(b)	Lessor’s Currency Obligation:

(i)	Lessor acknowledges that the specification of Dollars in the Lease is of the essence and that Dollars shall be the currency of account in any and all

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events. Lessor waives any right it may have in any jurisdiction to pay any amount under the Lease in a currency other than Dollars.

(ii)
If Lessee receives an amount in respect of Lessor’s liability under the Lease or if such liability is converted into a claim, proof, judgement or order in a currency other than the currency (the “contractual currency”) in which the amount is expressed to be payable under the Lease:

(A)	Lessor will indemnify Lessee as an independent obligation against any loss arising out of or as a result of such conversion;

(B)
if the amount received by Lessee, when converted into the contractual currency (at the market rate at which Lessee is able on the date of receipt by Lessee (or on the next date thereafter on which under normal banking practice Lessee is able to convert the amount received into the contractual currency) to purchase the contractual currency in New York or at its option London with that other currency) is less than the amount owed in the contractual currency, Lessor will, forthwith on demand, pay to Lessee an amount in the contractual currency equal to the deficit; and

(C)	Lessor will pay to Lessee on demand any exchange costs and Taxes payable in connection with the conversion.

5.18	Certificates

Except where expressly provided in the Lease, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under the Lease will, in the absence of manifest error, be presumed to be correct.

5.19	Appropriation

If any sum paid or recovered by Lessor in respect of the liabilities of Lessee under the Lease is less than the amount then due, Lessor may apply that sum to amounts due under the Lease in such proportions and order and generally in such manner as Lessor may determine in its sole discretion.

5.20	Set-off

(a)	In this sub-clause, references to Lessee will also include Lessee Affiliates.

(b)
Lessor may, without notice, set-off any matured obligation owed by Lessee under the Lease or under the Other Agreements against any obligation (whether or not matured) Lessor or any of its Affiliates owes Lessee under the Lease or under the Other Agreements, regardless of the place of payment or currency. Promptly after making any such set-off, Lessor shall notify Lessee thereof, but failure to give such notice shall not affect the effectiveness of any such set-off.

If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in New York. If the amount of an obligation is unknown, Lessor may estimate the amount. Any difference between the estimated obligation and the actual obligation will be paid by either Lessor or Lessee, as appropriate, when the amount becomes known.

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5.21	Expenses

Whether or not the Aircraft is delivered to Lessee (provided that Lessor is not in breach of its obligations to deliver the Aircraft to Lessee), Lessee will pay to Lessor on demand all reasonable expenses (including reasonable legal fees and expenses and the reasonable fees and expenses of other professional advisers) that Lessor has to pay:

(a)
to deal with any amendments, extensions, consents or waivers that are required by Lessee in connection with the Lease (but excluding any expenses incurred by Lessor or Owner in connection with any change in the ownership or financing of the Aircraft) or to implement any replacement of any Engine or Part;

(b)
to act upon any advice and obtain assistance to perfect the Lease in the State of Registry and the State of Incorporation under the Cape Town Convention (and any other appropriate place) including any filing or registration fees in connection therewith; and

(c)
in contemplation of, or otherwise in connection with, the enforcement or preservation of any of Lessor’s rights under the Lease (including under Clause 10) or in respect of the repossession of any Aircraft.

All amounts payable pursuant to this Clause 5.21 will be paid in the currency in which they are incurred by Lessor.

5.22	Other Outgoings

Lessee will promptly pay as and when due all Taxes which it is required to pay and all other amounts of any nature imposed by any Government Entity with respect to the Aircraft and/or the Lease (except Lessor Taxes) including without limitation navigation charges, air traffic control charges and landing charges except as may otherwise be expressly provided in this Lease or to the extent that, in the reasonable opinion of Lessor, such payment is being contested on reasonable grounds by appropriate proceedings in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor or Owner.

6.	MANUFACTURER’S WARRANTIES

(a)
So long as no Event of Default has occurred which is continuing, Lessor shall make available to Lessee during the Term the benefit of all manufacturer’s warranties in relation to the repair or remedy of any defect in the Aircraft (including compensation for loss of use of the Aircraft) and other product support for the Aircraft to the extent that it is permitted to do so. In furtherance of the foregoing, Lessor shall take such actions, at Lessee’s cost and expense, as Lessee may reasonably request to make such warranties available to Lessee. Lessee will give Lessor prompt written notice of any warranty claim which is settled with Lessee on the basis of a cash payment.

(b)
If an Event of Default has occurred and is continuing Lessor may immediately recover from Lessee the proceeds of any warranty claims previously paid to Lessee to the extent that such claims relate to any defect in the Aircraft not fully and completely rectified by Lessee before such Event of Default and Lessor may:

(i)
retain for its own account any such proceeds previously paid to Lessor which would have been remitted to Lessee under this Clause 6 in the absence of such Event of Default so long as such Event of Default is continuing; and

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(ii)	cause any proceeds of any pending claims to be paid to Lessor, rather than Lessee so long as such Event of Default is continuing.

(c)
Lessee will take all steps as are necessary at the end of the Term to ensure that the benefit of any assignable warranties relating to the Aircraft which have not expired is vested in Lessor. Lessee will use reasonable endeavors to ensure that warranties obtained from vendors with which it contracts are assignable

7.	LESSOR’S COVENANTS

7.1	Quiet Enjoyment

So long as no Default has occurred and is continuing, Lessor will not, and shall procure that the Owner, Security Trustee and any Financing Party will not, interfere with Lessee’s right to quiet use and possession of the Aircraft during the Term. Proper exercise by Lessor of its rights of inspection or other rights provided to it under the Lease in the absence of a Default, as well as right to repossess under Clause 13.2 which may be exercised only upon the occurrence of an Event of Default, shall not be considered to be a breach of the foregoing covenant.

8.	LESSEE’S COVENANTS

8.1	Duration

Lessee shall perform and comply with its undertakings and covenants in the Lease at all times during the Term. All such undertakings and covenants shall, except where expressly otherwise stated, be performed at the expense of Lessee.

8.2	Information

Lessee will:

(a)	provide Lessor with a Technical Report for the Aircraft within seven (7) days after the end of each calendar month throughout the Term;

(b)	provide Lessor with the Financial Information;

(c)
promptly notify Lessor of any Event of Loss or of any event which is likely to result in an insurance claim in excess of the Damage Notification Threshold and details of any negotiations with insurers or insurance brokers relating to such claim;

(d)	promptly notify Lessor of any Default;

(e)
provide Lessor, upon request, with evidence that all Taxes and charges incurred by Lessee in connection with the Aircraft, its location and its operations, including those invoiced by airports and air traffic control authorities, have been paid in full as and when due;

(f)
provide Lessor with such other information concerning the location, condition, use and operation of the Aircraft or concerning the business or financial affairs of Lessee, as Lessor may from time to time reasonably request;

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(g)
upon receipt of a request from Lessor, give Lessor not less than thirty (30) days prior written notice as to the time and location of all Airframe Heavy Checks, provided that Lessee receives Lessor’s request at least thirty (30) days before the next Airframe Heavy Check or equivalent heavy maintenance check; and

(h)	upon receipt of a request from Lessor, notify Lessor, promptly, of the removal of any Engine for the purpose of Engine Refurbishment.

8.3	Lawful and Safe Operation

Lessee will operate the Aircraft for commercial purposes from the Delivery Date until the Return Occasion from the Habitual Base or from such other base outside the State of Registry pursuant to sublease or a wet-lease complying with Clause 8.4(a) provided, always that Lessee must not use or operate Aircraft or suffer or permit the Aircraft to be used or operated:

(a)	in violation of any applicable Regulations or in a manner causing Lessor, Owner, any Financing Party or GECAS to be in violation of any applicable Regulations;

(b)	for any purpose for which the Aircraft was not designed or which is illegal;

(c)	to carry cargo which could reasonably be expected to damage the Aircraft;

(d)	in any circumstances or place where the Aircraft is not covered by the Insurances; or

(e)
for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee’s or Guarantor Affiliates’ cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee.

FOR THE AVOIDANCE OF DOUBT, AS BETWEEN LESSEE AND THE INDEMNITEES, LESSEE ACKNOWLEDGES AND AGREES THAT:

(i)
LESSEE IS SOLELY RESPONSIBLE FOR THE DETERMINATION AND IMPLEMENTATION OF ALL SECURITY MEASURES AND SYSTEMS NECESSARY OR APPROPRIATE FOR THE PROPER PROTECTION OF THE AIRCRAFT (WHETHER ON THE GROUND OR IN FLIGHT) AGAINST (A) THEFT, VANDALISM, HIJACKING, DESTRUCTION, BOMBING, TERRORISM OR SIMILAR ACTS, DIRECTLY OR INDIRECTLY AFFECTING IN ANY WAY THE AIRCRAFT OR ANY PART THEREOF, OR ANY PERSONS WHO (WHETHER OR NOT ON BOARD THE AIRCRAFT) MAY SUSTAIN ANY INJURY OR DAMAGE AS A RESULT OF ANY SUCH ACTS, (B) THE USE OF THE AIRCRAFT IN ANY ACTS, INCLUDING THOSE OF DESTRUCTION, BOMBING, TERRORISM OR SIMILAR ACTS, AND (C) THE TAKING, THEFT OR USE OF ANY PRODUCTS, CHEMICALS, GOODS, OR MATERIALS OF ANY KIND, FORM, OR NATURE LOCATED ON BOARD THE AIRCRAFT OR BEING TRANSPORTED VIA THE AIRCRAFT;

(ii)	LESSEE’S IMPLEMENTATION OF SUCH SECURITY MEASURES AND SYSTEMS IS A MATERIAL OBLIGATION OF LESSEE UNDER THE LEASE, AND THAT LESSOR SHALL HAVE ABSOLUTELY NO RESPONSIBILITY THEREFOR, AND

(iii)
LESSEE, BEING IN SOLE OPERATIONAL CONTROL OF THE AIRCRAFT AND BEING IN THE BUSINESS OF OPERATING COMMERCIAL AIRCRAFT, IS UNIQUELY IN A POSITION TO IDENTIFY AND IMPLEMENT THOSE MAINTENANCE AND SECURITY MEASURES AS ARE NECESSARY TO COMPLY WITH ALL APPLICABLE REGULATIONS, AND AS ARE OTHERWISE

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APPROPRIATE AND THAT IN DOING SO, LESSEE HAS NOT RELIED UPON, AND SHALL NOT RELY UPON, ANY STATEMENT, ACT, OR OMISSION OF LESSOR.

8.4	Subleasing and Wet leasing

(a)
LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUB-LEASE OR PART WITH POSSESSION OF THE AIRCRAFT, THE ENGINES OR ANY PART EXCEPT that Lessee may part with possession (i) with respect to the Aircraft, the Engines or any Part to the relevant manufacturers for testing or similar purposes or to a maintenance facility for service, repair, maintenance or overhaul work, or alterations, modifications or additions to the extent required or permitted by the Lease, (ii) with respect to an Engine or Part, as expressly permitted by the Lease, and (iii) on a wet-lease which complies with Clause 8.4(d).

(b)	Lessor shall grant its consent to a proposed sublease (a “Permitted Sub-Lease”) of the Aircraft to a sublessee (the “Permitted Sub-Lessee”) by Lessee if the following conditions are fulfilled:

(i)	No Default shall have occurred and be continuing;

(ii)
notwithstanding such Permitted Sub-Lease, Lessee shall remain primarily responsible to Lessor hereunder and the Permitted Sub-Lease, by its terms, shall be expressly subject and subordinate in all respects to the Lease;

(iii)
the Permitted Sub-Lease shall include clauses identical to or having the same substantive effect as Clauses 2.1, 5.6, 5.7(a), 5.8, 5.10, 5.12, 5.16(a), 5.17(a), 5.22, 8 (excluding Clause 8.4), 9, 10, 11, 13, 15.1, 15.8 (subject to the final two sentences of this sub-clause (iii)) and 16, and Schedules 2 (Clause 1.1), 7 and 9 of the Lease save that a Permitted Sub-Lease may impose additional or more stringent obligations on, or give fewer rights to, any sublessee than are imposed on Lessee under the provisions of the Lease and that the term of the Permitted Sub-Lease shall not be capable of extending beyond the Expiry Date. In connection with any Permitted Sub-Lease, Lessee shall use reasonable endeavours to procure that the governing law of the Permitted Sub-Lease shall be New York law or English law. However, the governing law may be the law of another country if the legal opinion (of counsel qualified in such country) attached to the Permitted Sub-Lease states that the Permitted Sub-Lease constitutes binding and enforceable obligations of the sublessee under such law (such opinion may be subject to qualifications acceptable to Lessor and its advisors, being such qualifications as are normal to opinions given by U.S. or English counsel in relation to similar transactions);

(iv)
the rights, title and interests of Lessor in and to the Aircraft and the Lease shall be duly evidenced and protected to the satisfaction of Lessor (including as to the making of all necessary filings and registrations) and such interests shall not, in Lessor’s reasonable opinion, be prejudiced by the Permitted Sub-Lease;

(v)
Lessee and the Permitted Sub-Lessee shall have executed and delivered to Lessor a security assignment in respect of the Permitted Sub-Lease together with an acknowledgement of such assignment each such document to be in such form as Lessor shall reasonably require, provided always that such security assignment shall not require Lessor to give its prior consent to: (aa) any modification or variation of the amount of rent payable by the Permitted

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Sub-Lessee under the Permitted Sub-Lease or (bb) any early termination or extension of the term of the Permitted Sub-Lease, provided always that any such extension may not be longer than the term of the Lease and Lessee shall promptly notify Lessor in writing of any such variation in the term of the Permitted Sub-Lease;

(vi)
the Permitted Sub-Lessee shall be a reputable air carrier and shall, on or before delivery of the Aircraft to the Permitted Sub-Lessee under the Permitted Sub-Lease, hold all necessary consents, licenses, approvals, permits and authorizations required under the applicable law of the state of incorporation or establishment of such carrier for the public transport of passengers or cargo and operation of the Aircraft;

(vii)
the Aircraft shall not be re-registered outside the State of Registry without the prior written consent of Lessor which shall not be unreasonably withheld. Lessor shall be entitled to withhold such consent if the Sub-Lessee is based or incorporated in a jurisdiction which Lessor reasonably determines to be unacceptable in terms of political or judicial risk;

(viii)
prior to delivery of the Aircraft to the Permitted Sub-Lessee, Lessee shall deliver to Lessor the equivalent of the Lessor Conditions Precedent applicable to such Permitted Sub-Lessee and, within a reasonable period prior to the execution by Lessee of any sublease, Lessee will provide Lessor with a copy of the draft sublease in order for Lessor to satisfy itself that the conditions set out in this Clause as to form of the sublease are fulfilled. Prior to delivery of the Aircraft under any sublease, Lessee will provide Lessor with an original counterpart of the sublease duly executed by Lessee and Sub-Lessee;

(ix)	Lessee shall be responsible for all reasonable costs incurred by Lessor in connection with the Permitted Sub-Lease;

(x)
the Permitted Sub-Lease shall provide that no further subleases of the Aircraft by the Permitted Sub-Lessee shall be permitted, except that the Permitted Sub-Lessee may enter into a wet lease which conforms generally to the requirements of a wet lease as set forth in Clause 8.4 (d) below and/or an interchange arrangement with respect to the Aircraft on the terms set out in the Lease; and

(xi)
Lessee shall give written notice to Lessor of any proposed sublease at least thirty (30) days prior to the date on which it is proposed that such sublease be executed (which notice shall include the identity of any proposed change in the State of Registry and the Habitual Base of the Aircraft and, if then determined, the term and the delivery date of the proposed sublease).

(c)
In circumstances where the conditions set out in (b) above are not fulfilled in relation to any proposed Permitted Sub-Lease, the consent of Lessor to such Permitted Sub-Lease shall not be unreasonably withheld.

(d)
Lessee shall be permitted to wet lease the Aircraft provided such wet lease constitutes an arrangement whereby Lessee agrees to furnish the Aircraft to a third party pursuant to which the Aircraft (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that are required by applicable Regulations, including by the State of Registry, and shall remain in the operational control and possession of Lessee, (ii) shall be subject to insurance coverage as provided for in the Lease, (iii) shall be used and operated in accordance with the

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Lease and shall be maintained or caused to be maintained by Lessee in accordance with Lessee’s Maintenance Program and Lessee’s normal maintenance practices, and (iv) shall not be subject to any change in its State of Registry; and provided always that, such arrangement is expressly subordinated to the Lease and the rights of Lessor and Owner thereunder and to the Aircraft.

8.5	Inspection

(a)
Lessee will permit Lessor’s and Owner’s and the Financing Parties’ Representative’s representative to inspect the Aircraft at any time. Unless a Default has occurred and is continuing, any such Person will give Lessee reasonable notice of inspection and will ensure that it does not result in a disruption to the regular operation of the Aircraft. Lessee shall comply with the reasonable requests of Lessor’s and Owner’s and the Financing Parties’ Representative’s representative during the course of an inspection, including any request to travel on the flight deck of the Aircraft as an observer, subject to any applicable Regulations.

(b)	The cost of conducting an inspection shall be borne by Lessor, Owner or the Financing Parties’ Representative, as the case may be, unless an Event of Default has occurred and is continuing.

(c)
No liability or obligation will be incurred by Lessor, Owner, Financing Parties’ Representative or the Financing Parties, as the case may be, by reason of non-exercise by any of them of the inspection rights referred to in this Clause.

8.6	Ownership; Property Interests; Related Matters

(a)	Lessee will:

(i)	fix and maintain Nameplates containing the Nameplate Inscription in a prominent position in the cockpit or cabin of the Aircraft and on each Engine as follows:

“This Aircraft/Engine is owned by [Name of Owner] and is leased to [Name of Lessee] and may not be or remain in the possession of or be operated by, any other person without the prior written consent of [Name of Owner]”; and

(ii)
in any circumstance where such interests are relevant, take all reasonable steps to make sure that other relevant Persons know about the rights or interests of Owner, Lessor and the Financing Parties’ Representative in the Aircraft, including (without limitation) ensuring that wherever practicable the interests of Lessor, Owner and the Financing Parties’ Representative are duly registered in the International Registry.

(b)	Lessee will not:

(i)	represent that it is the owner of the Aircraft or that it has an economic interest (equivalent to ownership) in the Aircraft for Tax treatment or other purposes;

(ii)
do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention or appropriation, damage or destruction occurs, give Lessor

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immediate notice thereof and procure the immediate release of the Aircraft, any Engine or the Part, as the case may be;;

(iii)	represent to others that Owner, Lessor or any Financing Party is associated with or responsible for the business activities and/or flight operations of Lessee;

(iv)	allow the Aircraft or Owner’s, Lessor’s or any Financing Parties’ Representatives’ interest in it or the Lease to become or remain subject to any Security Interest (other than a Permitted Lien);

(v)
except as required by subClause (a)(i) hereof, allow the name of any Person to be placed on the Aircraft or any Engine as a designation that could reasonably be interpreted as a claim of ownership or as a Security Interest; provided that Lessee may place thereon, or allow a Permitted Sub-Lessee to place thereon, its customary livery, colors and insignia; or

(vi)
allow any interests conflicting with (whether or not taking priority over) the interests of Lessor, Owner, or the Financing Parties’ Representative to be registered at the International Registry without the prior written consent of Lessor, Owner or the Financing Parties’ Representative (as the case may be).

8.7	General

Lessee will:

(a)
maintain its business as a commercial scheduled airline, will preserve its corporate existence (other than as provided in subclause (f) below or in connection with a solvent reconstruction or reorganization on terms which shall have previously been approved in writing by Lessor);

(b)	ensure that the Habitual Base remains the habitual base of the Aircraft unless Lessor gives prior written consent to a change therein or as may otherwise be provided in the Aircraft Lease Agreement;

(c)
not operate, maintain, insure or deal with, or keep records with respect to, the Aircraft in a manner which discriminates against the Aircraft adversely insofar as Lessor’s, Owner’s or Financing Parties’ interests are concerned, when compared with the manner in which Lessee operates, maintains, insures or deals with, or keep records with respect to, similar aircraft, engines or parts in Lessee’s fleet;

(d)	not change the designated service of process agent set forth in Clause 15.8(c), except upon thirty (30) days prior written notice thereof to Lessor;

(e)	not liquidate or dissolve;

(f)
except as otherwise provided in this Clause 8.7(f), if Lessor is a company incorporated in Ireland and Lessee operates the Aircraft to any destination in the European Union, then Lessee shall promptly submit a duly executed and completed VAT Form 60A to the Office of the Revenue Commissioners of Ireland in the form attached as Schedule 12 (“Form 60A”) and shall supply a copy of that application to Lessor. Lessee shall complete, execute and deliver (with a copy to Lessor) a new Form 60A every two years after delivery of the initial Form 60A. However, if more than 50% of Lessee’s operations occur on international routes, then Lessee shall not be required to deliver to Lessor Form 60A, but shall instead, promptly deliver to Lessor, upon Lessor’s request, a statement that more than 50% of Lessee’s operations

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occur on international routes. If Lessee’s operations on international routes subsequently become less than 50% of its overall operations, Lessee shall promptly notify Lessor and shall at that time submit a Form 60A as described above. For purposes of this Clause 8.7(f), an international route shall be deemed to be any route that does not both begin and end in the country of the Habitual Base and references to Form 60A include references to any replacement form; and

(g)
not consolidate with or merge into or with any other corporation or other Person, and not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets to, or acquire all or any substantial part of the property or other assets or capital stock of (if such acquisition is analogous in either purpose or effect to a consolidation or merger), any corporation or other Person, unless Lessee provides Lessor, to the extent permitted by Law, with not less than thirty (30) days prior written notice of such transaction describing such transaction in reasonable detail and providing Lessor with evidence reasonably satisfactory to Lessor demonstrating that such transaction will comply with the following requirements of this Clause and unless:

(i)
such transaction shall not have any material adverse effect on the rights of Lessor, Owner or the Financing Parties’ Representative under or in respect of the Lease or the Aircraft; and all applicable requirements of the Financing Documents shall have been complied with in connection therewith, provided always that the Lessee shall be notified as soon as practicable of such applicable requirements;

(ii)
the Person formed by or surviving such consolidation or merger or the Person which acquires by conveyance, transfer, lease or other disposition all or substantially all of such property and other assets or stock (the “Successor Entity”): (A) shall be a corporation organized and existing under the laws of the State of Incorporation; (B) immediately after giving effect to such transaction, shall be Lessee or shall have acquired or succeeded to all or substantially all of the property and other assets of Lessee (if such assets are being transferred) as an entirety, and shall have a tangible net worth of not less than Lessee’s tangible net worth immediately prior to such transaction; and (C) shall execute and deliver to Lessor such recordations and filings with any Governmental Entity and such other documents as Lessor determines shall be reasonably necessary or advisable to evidence, or in connection with, such consolidation, merger, sale, lease, transfer or other disposition and an agreement, in form and substance reasonably satisfactory to Lessor which is a legal, valid and binding assumption by such Successor Entity of the due and punctual performance and observance of each covenant and condition of the Lease and the other related documents to which Lessee is a party, and a legal opinion from counsel to such effect and otherwise in such form and substance reasonably satisfactory to Lessor; and

(iii)	no Default shall have occurred and be continuing or shall occur as a result thereof.

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8.8	Records

Lessee will keep all Aircraft Documents and Records:

(a)	in the English language, except for those documents originally delivered to Lessee in a language other than English;

(b)	according to best airline practice; and

(c)	so they meet the requirements of applicable Regulations (including FAR 91.417 to the extent applicable, unless otherwise agreed by Lessor in the Lease ) and Lessee’s Maintenance Program.

8.9	Protection

Lessee will:

(a)
maintain the registration of the Aircraft with the Air Authority in the name of Lessor and reflecting any Security Interest in favor of the Financing Parties’ Representative, provided Lessee is fully informed of any such Security Interest (or, if such registration cannot be maintained in the name of Lessor, on a basis which reflects the interests of Lessor, as lessor and Owner as owner, and of the Financing Parities Representative to the greatest extent permitted by applicable Law) and not do or suffer to be done anything which could reasonably be expected to affect that registration;

(b)
do all acts and things (including, without limitation, making any filing or registration with the Air Authority or any other Government Entity or as required to comply with the Geneva Convention where applicable) and execute and deliver, notarise, file, register and record all documents (including, without limitation, any amendment of the Lease) as may be reasonably required by Lessor:

(i)
upon or following any change or proposed change in the ownership or financing of the Aircraft (and Lessor shall reimburse Lessee for all reasonable out-of-pocket expenses, including legal fees, incurred by Lessee at the time of such change in complying with Lessor’s requirements under this paragraph (i)); or

(ii)
following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine, or Part in accordance with this Agreement, so as to ensure that the rights of Lessor as lessor, Owner as owner of the Aircraft, and the Financing Parties’ Representative and under the Lease apply with the same effect as before; or

(iii)
to establish, maintain, preserve, perfect and protect the rights of Lessor as lessor under the Lease, the interest of Owner as owner of the Aircraft, and the Financing Parties’ Representative but at Lessor’s expense to the extent that such act or thing relates to any assignment or Transfer pursuant to Clause 14.2 entered into after the date hereof.

(c)
from time to time, at the request of the Lessor, to take any actions which the Lessor reasonably determines should be taken to ensure that the Cape Town Convention is applicable to the Lease and that the interests of any Indemnitee in relation to the Aircraft are effectively registered at the International Registry. This would include, in

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particular, promptly consenting to and co-operating with the Lessor, Owner and/or any Financing Party, so that as soon as practicable from time to time registrations are made to permit the interests of the Lessor, Owner and/or any Financing Party (or any of them) in connection with the Aircraft and any associated rights to be perfected and recorded as “international interests” under the Cape Town Convention and to remove or discharge interests where Lessor so requires; and

(d)
where requested by Lessor in writing, consent to one or more persons designated by Lessor as Lessee’s professional user or professional user entity for dealings with the International Registry in relation to the Aircraft and shall not revoke that authority without Lessor’s prior written consent.

Except as otherwise expressly provided in this Clause 8.9, Lessee maintenance of the Registration of the Aircraft and performance of such other actions and things required under this Clause 8.9 will be at Lessee’s expense.

8.10	Maintenance and Repair

Lessee will maintain, overhaul and repair the Aircraft, so that:

(a)
the Aircraft is kept airworthy in all respects (except where such airworthiness has been suspended for all aircraft of the same model or type through no fault of Lessee or the Aircraft is temporarily unairworthy while it is undergoing maintenance or repair) and in good operating condition and repair;

(b)
Lessee has a current, valid certificate of airworthiness (issued by the Air Authority in the appropriate public transport category) for the Aircraft, except where such certificate has been suspended for all aircraft of the same model or type through no fault of Lessee or the Aircraft is undergoing maintenance or repair (and in that event Lessee shall refrain from operating the Aircraft until such time as the certificate or airworthiness is restored);

(c)
the Aircraft complies with all applicable Regulations (including the standards stipulated by FAR Part 129 as appropriate depending on the type of the Aircraft unless otherwise provided in the Aircraft Lease Agreement) and the requirements of all Airworthiness Directives and all service bulletins designated by the State of Design or State of Registry as “mandatory,” and to be carried out before the Return Occasion or within the AD Compliance Period;

(d)
all maintenance is carried out according to Lessee’s Maintenance Program through the Maintenance Performer in at least the same manner and with at least the same care, including maintenance scheduling, modification status and technical condition, as is the case with respect to similar aircraft owned or otherwise operated by Lessee;

(e)	all repairs and Parts associated with such repairs must meet the applicable OEM standard and specifications (approved or recommended by the OEM as the case may be) except in the case of:

(i)
Parts which are installed on the Airframe and are not classified as “Critical Components” or Life Limited Components. A Critical Component means a Part identified as critical by the FAA in accordance with FAA Order 8110.42B. ;

(ii)
All Parts which are installed on the Engine and which are manufactured by a vendor other than the OEM and marked as PMA parts but which are licensed by the OEM and included in the OEM Aircraft or OEM Engine Illustrated

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Parts Catalog “IPC” (excluding any revisions to the IPC requested by Lessee to include such parts);

(f)
if any Airworthiness Directive is issued by the FAA, or, to the extent that the same have legal effect, the JAA, for which terminating action is required to be performed by Lessee pursuant to Clause 8.10(c)and if the actual cost incurred by Lessee (as evidenced by invoice(s) and supporting documentation reasonably satisfactory to Lessor) in performing or causing to be performed such Airworthiness Directive exceeds the AD Threshold, Lessor shall, following receipt of the invoice in such amount and provided no Default has occurred and is continuing, reimburse to Lessee an amount calculated in accordance with the following formula:

(A-B)* (C-D)/C WHERE:

A = Total actual invoiced cost of such Airworthiness Directive

B = AD Threshold

C = AD Factor

D = Months remaining to the Scheduled Expiry Date after the completion of the performance work

If such Airworthiness Directive or mandatory note or bulletin is (i) issued by the Air Authority only or (ii) issued and recommended, but not required, by the civil aviation authority of the State of Design, then Lessor shall not reimburse Lessee for any such cost or expenditure.

8.11	Removal of Engines and Parts

(a)
General: Lessee must replace, within thirty (30) Business Days thereof, any Engine that has suffered an Engine Event of Loss in accordance with Clause 8.11(b), and any Part which is permanently removed from the Aircraft must be replaced in accordance with Clause 8.11(b). Any Part which otherwise is lost, stolen, destroyed, seized, obsolete, confiscated, damaged beyond repair or permanently rendered unfit for any reason, must be replaced in accordance with Clause 8.11(b). Any Engine or Part may be installed on another aircraft Lessee owns or leases in accordance with Clause 8.11(c). Lessee may temporarily install an engine or part in accordance with Clause 8.11(d). Lessee shall obtain from the owner and lessor of any airframe on which an Engine is installed and from any holder of a Security Interest in any airframe on which an Engine is installed, an agreement in writing (which agreement, in the case of a lease or Security Interest, may be contained in the applicable lease or Security Interest agreement covering such airframe) that such Person will respect the interests of Owner and Lessor as owner and lessor, respectively, and of the Financing Parties’ Representative, in such Engine and will not acquire or claim any rights, title or interest in such Engine as a result of such Engine being installed on such other airframe at any time while such Engine is subject to the Lease. In the event Lessee shall have received from a lessor of or secured party holding a Security Interest in any airframe leased to Lessee or owned by Lessee a written agreement pursuant to the foregoing sentence and the lease or Security Interest covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to such Security Interest in favor of the secured party under such Security Interest, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will respect the interest of such lessor or secured party and will not acquire or claim as against such lessor or secured party, any rights, title or interest in any such engine as a result of such engine being installed on the Airframe at any time while such engine is

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subject to such lease or Security Interest and owned by such lessor or subject to a Security Interest in favor of such secured party. Lessor further agrees that in respect of the interest of and for the benefit of a spare engine owner, lessor or secured party pursuant to a Security Interest whose engine has been installed on the Airframe in accordance with Clause 8.11(d) hereof, it will not acquire or claim as against such owner, lessor or secured party any rights, title or interest in any such spare engine as a result of such spare engine being installed on the Airframe. Lessee will ensure that any Engine or Part not installed on the Aircraft (or an aircraft permitted by Clause 8.11(c)) is properly and safely stored and insured and kept free of Security Interests.

(b)	Permanent Replacement: If Lessee permanently replaces an Engine or Part:

(i)
in the case of an Engine, the replacement engine must be of the same manufacturer and model, or at Lessee’s option an engine of an improved model, and have equivalent or better remaining useful life, modification status, time elapsed since hot section refurbishment, cold section refurbishment, reduction gear overhaul, life limited part utility, serviceability and equivalent remaining warranty status as the Engine it replaces, and is otherwise of an equivalent or better value and utility and suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and compatible with the remaining installed Engine(s);

(ii)	in the case of a Part, the replacement part must be an OEM approved part except in the case of:

(aa)
Parts which are installed on the Airframe and are not classified as “Critical Components” or Life Limited Components. A Critical Component means a Part identified as critical by the FAA in accordance with FAA Order 8110.42B; and

(bb)
All Parts which are installed on the Engine and which are manufactured by a vendor other than OEM and marked as PMA parts but which are licensed by the OEM and included in the OEM Aircraft or OEM Engine Illustrated Parts Catalog “IPC” (excluding any revisions to the IPC requested by Lessee to include such parts);

and in any case be in good operating condition, have a value and utility the same or better than the Part it is replacing, have as much useful life available until the next expected maintenance procedure, be of the same or a more advanced make and model and of the same interchangeable modification status as the Part it is replacing;

(iii)
the replacement engine or part must have become and remain, until replaced in accordance with this Clause, the property of Owner free from Security Interests (other than Permitted Liens), and subject to the applicable Financing Documents (provided, that Lessee shall have been notified of the requirements of such financing documents);

(iv)	Lessee must have full details of the source and maintenance records of the replacement engine or part and in the case of serialized rotable parts, also have a complete service history; and

(v)
comply with the requirements of the Financing Documents in connection with any such replacement including to provide such legal opinions and other documents as may be required under the Financing Documents.

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(c)	Other Aircraft: An Engine or Part may be installed on an aircraft which Lessee owns or leases if:

(i)	no Event of Default has occurred and is continuing;

(ii)	Lessee or a Permitted Sub-Lessee has operational control over the aircraft;

(iii)	Owner keeps the ownership of the Engine or Part concerned until replaced in accordance with Clause 8.11(b);

(iv)
the Engine or Part does not become subject to a Security Interest and the applicable airframe is not subject to any Security Interest except a Permitted Lien or a lease or Security Interest described in Clause 8.11(a) above;

(v)	the Engine or Part is replaced in accordance with Clause 8.11(b) or is removed from the aircraft as soon as practicable under Lessee’s engine rotation program but not later than the Expiry Date; and

(vi)	Insurance is maintained by Lessee in respect of such Engine or Part in accordance with the terms of the Lease.

(d)	Temporary Replacement: Lessee may install any engine or part on the Aircraft as a temporary replacement if:

(i)	no Event of Default has occurred and is continuing;

(ii)	there is not available an engine or part complying with the requirements of the Lease for a replacement Engine or Part;

(iii)
it would result in an unreasonable disruption of the operation of the Aircraft or the business of Lessee to have the Aircraft grounded until such time as an engine or part complying with the requirements of the Lease for a replacement Engine or Part becomes available for installation;

(iv)
as soon as practicable (under Lessee’s engine rotation program in the case of an engine) after an engine or part is installed on the Aircraft, but no later than the Expiry Date, Lessee removes that engine or part and replaces it with the original Engine or Part (or by an engine or part which is allowed by Clause 8.11(b)); and

(v)	the Insurances for the Aircraft are not adversely affected.

(e)
Pooling/Interchange: So long as no Default has occurred and is continuing Lessee may lease, let or hire or charter or otherwise part with possession of an Engine or Part (on terms conferring no more than a contractual right against Lessee but not rights against the Engine or Part) pursuant to pooling arrangements approved by Lessor to which Lessee is a party and which either:

(i)	are arrangements involving responsible, solvent commercial air carriers or aircraft operators or the manufacturers or suppliers of the Aircraft, Engine or Part;

(ii)	do not contemplate the transfer of title to the pooled Engine; and

(iii)	provide that Lessor will be sole payee in respect of any loss or damage to the Engine or Part or provide for Owner, as owner, to acquire title to a substitute

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engine or part satisfying the conditions set out in Clauses 8.11(a) and (b) as applicable to Engines or Parts;

or are otherwise acceptable to Lessor in its sole discretion.

8.12	Equipment Changes

Lessee will not make any modification or addition to the Aircraft (each an “Equipment Change”), except for an Equipment Change which:

(a)	is expressly permitted or required by the Lease; or

(b)
has the prior written approval of Lessor (such approval not to be unreasonably withheld) and does not diminish or impair the value, utility, condition, or airworthiness of the Aircraft (save that Lessor’s approval shall not be required for painting or minor cabin interior modifications not affecting the structure of the Aircraft).

So long as no Default has occurred and is continuing, Lessee may remove or reverse any Equipment Change provided that the Equipment Change is not required pursuant to the terms of the Lease or to maintain the Insurances and removal or reversal does not diminish the value, utility, airworthiness or condition of the Aircraft assuming that such Equipment Change was not made and that Aircraft is maintained in accordance with the Lease. Furthermore, Lessor may require Lessee to remove or reverse any Equipment Change on the Expiry Date and to restore the Aircraft to its condition prior to that Equipment Change. Any Equipment Change not so removed or reversed becomes the property of Lessor or Owner, as the case may be, at the Expiry Date.

8.13	Title on an Equipment Change

Except in the case of an Equipment Change consisting of equipment leased from third parties that is an addition to the Aircraft, is not required pursuant to the terms of the Lease or to maintain the Insurances and upon removal or reversal would not diminish the value, utility, airworthiness or condition of the Aircraft from what it was prior to installation of the Equipment Change, and except in the case of an engine or a temporary replacement of a Part, title to any equipment that is installed on the Airframe shall vest in Owner solely by virtue of its attachment to the Airframe or an Engine in accordance with applicable Law (including the lex situs) in any event without derogation from Lessee’s obligations under Clause 8.11(b)(iii)) and it shall then be subject to the Lease and, if applicable, the Financing Documents (provided always that the Lessee shall be notified as soon as practicable of such applicable Financing Documents, as if it were attached to the Aircraft at Delivery subject, however, to Permitted Liens and title to any equipment replaced by such installation shall thereupon vest in Lessee (in accordance with applicable Law including the lex situs). In the case of any replacement of an Engine, and otherwise if so requested by Lessor, Lessee will provide a properly executed bill of sale or similar instrument to evidence the vesting of good and marketable title, free and clear of any Security Interest (except Lessor Liens), to any such Replacement Engine or other equipment in Owner and all documents required under the Financing Documents. After Lessor has determined that Lessee has permanently replaced an Engine in accordance with Clause 8.11(b) and this Clause 8.13, Lessor will, or will procure that Owner will, without recourse or warranty (except as to the absence of Lessor’s Liens), transfer to Lessee or will procure that Owner will transfer to Lessee all of Lessor’s or Owner’s, as the case may be, rights to the engine that has been replaced, on an AS IS, WHERE IS basis, and will at Lessee’s expense provide or will procure that Owner provides a bill of sale or similar instrument as Lessee may reasonably request to evidence such transfer. Lessee shall indemnify, on an After-Tax Basis, Lessor, Owner and each other Tax Indemnitee for all fees,

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expenses and Taxes (except Lessor Taxes) incurred by Lessor, Owner or any other Tax Indemnitee in connection with any such transfer.

9.	INSURANCE

9.1	Insurances

Lessee will maintain the Insurances in full force during the Term, and thereafter as expressly required in the Lease, which shall be in line with prudent industry practice for comparable operators and shall be through such brokers and with such insurers and having such deductibles and subject to such exclusions as may be approved by Lessor from time to time, such approval not to be unreasonably withheld. The Insurances shall in any event meet the requirements set forth in Schedule 7 which may be amended from time to time by Lessor so that the scope and level of cover is maintained in line with generally accepted industry practice of prudent airlines operating similar aircraft on similar routes and the interests of Lessor and each Indemnitee are prudently protected.

9.2	Change

If at any time Lessor wishes to revoke its approval of any insurer, reinsurer, insurance or reinsurance (which approval shall not be revoked unless it is necessary to protect the interests of the Lessor), Lessor and/or its brokers will consult with Lessee and Lessee’s brokers (as for the time being approved by Lessor) regarding whether that approval should be revoked to protect the interests of the parties insured. If, following such consultation, Lessor considers on reasonable grounds that any change should be made, Lessee will then arrange or procure the arrangement of alternative cover satisfactory to Lessor.

9.3	Insurance Undertakings and Information

Lessee will:

(a)	comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

(i)	invalidates or may invalidate the Insurances; or

(ii)	renders or may render void or voidable the whole or any part of any of the Insurances; or

(iii)	brings any particular liability within the scope of an exclusion or exception to the Insurances;

(b)
not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Aircraft other than that which is required under the Lease unless relating solely to hull total loss, business interruption, profit commission, engine breakdown cover and deductible risk and which does not in any event adversely affect the Insurances required to be maintained hereunder;

(c)	commence renewal procedures at least thirty (30) days prior to expiry of any of the Insurances and provide to Lessor:

(i)	if requested by Lessor, a written status report of renewal negotiation fourteen (14) days prior to each expiry date of the Insurances;

(ii)	telecopy confirmation of completion of renewal prior to each policy expiry date;

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(iii)
certificates of insurance (and where appropriate certificates of reinsurance), and broker’s (and any reinsurance broker’s) letter of undertaking in a form acceptable to Lessor in English, detailing the coverage and confirming the insurers’ (and any reinsurers’) agreement to the specified insurance requirements of the Lease and opining that the Insurances comply with the requirements of the Lease within seven (7) days after each renewal date;

(d)	on request, provide to Lessor copies of documents or other information evidencing the Insurances; and

(e)	provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances as Lessor may reasonably require.

9.4	Failure to Insure

If Lessee fails to maintain any of the Insurances in compliance with the Lease, each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under the Lease):

(a)
to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee’s failure in such manner (including, without limitation to effect and maintain an “owner’s interest” policy) as it considers appropriate so as to ensure that the relevant requirements of the Lease are complied with. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the Interest Rate, from the date of expenditure by it up to the date of reimbursement by Lessee; and

(b)
at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

If Lessee is unable to maintain Comprehensive Aircraft Third Party Legal Liability War and Allied Risks cover in the scope and in an amount complying with Clause 1.1(d) of Schedule 7 (“Third Party Legal Liability War Risk Deficiency”) in circumstances where (i) the failure is not attributable to any act or omission on the part of Lessee or Guarantor and (ii) the Third Party Legal Liability War Risk Deficiency is as a result of an event or series of events affecting the aviation insurance market generally, then Lessee shall not be in breach of its obligations under this Section 9 and Schedule 7 so long as (aa) Lessee ensures that the Aircraft is grounded at an airport or aircraft maintenance facility while the Third Party Legal Liability War Risk Deficiency exists and (bb) Lessee has in place ground risk insurance cover in respect of the Aircraft that otherwise complies with the terms of the Lease and is satisfactory to Lessor in its discretion.

9.5	Continuing Indemnity

Lessee shall effect and maintain insurance after the Expiry Date with respect to its liability under Clause 10 (Indemnity) for two (2) years, and such insurance shall name each Indemnitee as an additional insured.

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10.	INDEMNITY

(a)
Except as provided in Clause 10(b) below, Lessee agrees to assume liability for and to indemnify each of the Indemnitees against and agrees to pay on demand any and all Losses which an Indemnitee suffers or incurs at any time, whether directly or indirectly, arising out of, related to or in any way connected with:

(i)
the ownership, maintenance, repair, possession, transfer of ownership or possession, import, export, registration, storage, modification, leasing, insurance, inspection, testing, design, date processing, subleasing, use, condition or other matters relating to the Aircraft (regardless of whether such Losses are based on strict liability in tort, any act or omission, including the negligence, of any Indemnitee, or otherwise); or

(ii)	any breach by Lessee of any of its obligations under the Lease; or

(iii)
the design of any article or material in the Aircraft, any Engine or any Part or its operation, including any defect in design and regardless of whether it is discoverable, and any infringement of patent, copyright, trademark, design or other proprietary right claimed by any Person or a breach of any obligation of confidentiality claimed to be owed to any Person.

(b)	Lessee is not required to indemnify any particular Indemnitee under this Clause, to the extent a particular Loss is:

(i)	caused solely by the gross negligence or willful misconduct of that Indemnitee;

(ii)	caused solely by Lessor’s breach of the Lease which does not result from a Default;

(iii)	related to any Taxes;

(iv)	is expressly subject to indemnification of the same Indemnitee by another provision of the Lease;

(v)
consists of (a) a loss of profit to an Indemnitee, (b) a dimunition in the value of the Aircraft other than due to an Event of Loss, (c) Lessor’s normal administrative costs and expenses, or (d) costs and expenses expressly imposed by the Lease on Lessor except in a case where any of (a) through (d) is caused by Lessee’s breach of its obligations under the Lease;

(vi)
caused solely by an event which occurs before the commencement of the Term (except where the Loss is suffered during the Term as a result of a pre-Delivery defect in or otherwise arises out of or relates to or is any way connected with the manufacture, design, maintenance, repair, rebuilding, overhaul or modification of the Aircraft); or

(vii)
caused solely by an event which occurs after the proper redelivery of the Aircraft to Lessor hereunder and is not attributable to any act, omission, event or circumstance occurring prior to such redelivery.

(c)
In the event that Lessor or another Indemnitee recovers separate, non-revocable compensation for a Loss from a third party which duplicates in whole or in part the indemnification received from Lessee hereunder, Lessor or such other Indemnitee, as the case may be, shall reimburse Lessee to the extent of such duplicate payment.

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(d)
Lessor agrees that it shall, promptly after it has actual knowledge of a claim which will give rise to a Loss described in Clause 10 (a) ( a “Claim”), give written notice (providing reasonable details) of such Claim to Lessee, whereupon, provided no Default shall have occurred and be continuing, Lessee shall have the right, upon receipt of Lessor’s prior written consent (which consent will not be unreasonably withheld or delayed), to assume and conduct promptly and diligently the defense of the relevant Indemnitee with respect to a Claim, provided further that:

(i)	Lessee shall have consulted, and continue to consult, with Lessor as to the appropriate defense;

(ii)
Lessee shall have made adequate provision or reserve with respect to such Claim and any associated costs and expenses (having regard to the nature and amount of such Claim, cost and expense) and shall have indemnified or agreed to indemnify the Indemnitees as a result of such Claim or its defense by Lessee;

(iii)
None of the Indemnitees shall be prevented by this Clause 10(d) from settling or paying any Claim immediately if such Indemnitee is absolutely required by applicable law to do so, and it will use all commercially reasonable efforts to preserve Lessee’s rights and ability to contest such Claim; and

(iv)
Lessor shall be entitled, upon consultation with and prior written notice to Lessee, to terminate Lessee’s participation in the defense of a Claim where an act or failure to act by Lessee indicates that the interest of the Indemnitees could reasonably be expected to be materially adversely prejudiced by Lessee’s continued defense of such Claim.

(e)
The delay or failure of Lessor to give notice to Lessee in accordance with Clause 10(d) will not discharge or release Lessee from any of its Indemnification obligations under Clause 10(a), provided, however, that Lessee shall not be required to indemnify Lessor in respect of any increase in any Claim to the extent that that increase arises solely and directly as a result of a breach by Lessor of its obligations to notify lessee in accordance with Clause 10(d).

11.	EVENTS OF LOSS

11.1	Events of Loss

(a)
If an Event of Loss occurs prior to Delivery of the Aircraft, the Lease will immediately terminate and except as expressly stated in the Lease neither party will have any further obligation, other than pursuant to Clause 5.21 and Clause 3 of Schedule 4, except that Lessor will promptly return the Deposit (if any) to Lessee and return to Lessee or cancel any Letter of Credit or Guaranty.

(b)
If an Event of Loss occurs after Delivery, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (i) sixty (60) Business Days after the Event of Loss and (ii) the date of receipt of insurance proceeds in respect of that Event of Loss (in either case the “Settlement Date”), unless within that period the Aircraft is restored to Lessor or Lessee and all damage has been fully repaired to Lessor’s satisfaction (or, in the case of an Event of Loss coming within paragraph (c) of the definition of Event of Loss and involving loss of Owner’s title to the Aircraft, if both Owner’s title to the Aircraft is restored and possession of the aircraft is restored to either Lessor or Lessee).

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(c)
The receipt by Lessor of the insurance proceeds in respect of the Event of Loss on or prior to the Settlement Date shall discharge Lessee from its obligation to pay the Agreed Value to the Lessor pursuant to this Clause 11.1, provided such proceeds are not less than the Agreed Value. If the insurance proceeds are paid initially to Lessee and not to Lessor, they may be retained by Lessee if Lessee shall have paid the Agreed Value to Lessor, otherwise Lessee shall pay the Agreed Value to Lessor within 3 Business Days of the receipt by Lessee of such proceeds (but, in any event, not later than the Settlement Date). If Lessee pays the Agreed Value to Lessor in accordance with this Clause 11.1(c) and provided, no Event of Default shall have occurred and be continuing, Lessor shall promptly assign to Lessee its rights under the Insurances to receive the insurance proceeds in respect of the Event of Loss (to the extent that such proceeds shall not have been paid to Lessee and, provided further, that upon cure or non-continuance of any such Event of Default, Lessee shall be entitled to an assignment of such rights).

(d)
Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of the Agreed Value and all other amounts which may be or become payable to Lessor under the Lease, and if Lessee requests such transfer, Lessor will, or will procure that Owner will, without recourse or warranty (except as to the absence of Lessor’s Liens) transfer to Lessee or will procure that Owner transfers to Lessee legal and beneficial title, subject to no Lessor’s Liens (but otherwise without warranty), to the Aircraft, on an AS IS, WHERE IS basis, and will at Lessee’s expense, execute and deliver or will procure that Owner executes and delivers such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such transfer, free and clear of all rights of Lessor and Owner and Lessor Liens. Lessee shall indemnify, on an After-Tax Basis, Lessor, Owner and each other Tax Indemnitee for all fees, expenses and Taxes other than Lessor Taxes incurred by Lessor, Owner or any other Tax Indemnitee in connection with any such transfer.

11.2	Requisition

During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:

(a)
the Rent and other charges payable under the Lease will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations (other than operational and maintenance obligations with which Lessee is unable to comply solely by virtue of the requisition, provided that promptly following the expiry of such requisition Lessee shall restore the Aircraft to the condition required by the Lease); and

(b)
so long as no Default has occurred and is continuing, Lessee will be entitled to any compensation paid by the requisitioning authority in respect of such authority’s use of the Aircraft, such Engine or such Part during the Term (provided, that upon cure of any such Default, Lessee shall be entitled to any such hire paid by the requisitioning authority) . Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by the Lease. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under the Lease in respect of any such change, but, if any Default has occurred and is continuing, Lessor may apply the compensation in or towards settlement of any amounts owing by Lessee under the Lease.

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12.	RETURN OF AIRCRAFT

12.1	Return

On the Expiry Date or redelivery of the Aircraft pursuant to Clause 13.2 or termination of the leasing of the Aircraft under the Lease, Lessee will, unless an Event of Loss has occurred, redeliver the Aircraft and the Aircraft Documents and Records at Lessee’s expense to Lessor at the Redelivery Location, in accordance with the procedures and in compliance with the conditions set forth in Schedule 6, free and clear of all Security Interests (other than Lessor Liens), in a condition suitable for immediate operation under JAR 121 or FAR Part 121, as appropriate depending on the type of the Aircraft, (or as may otherwise be provided in the Aircraft Lease Agreement) and qualifying for and having a valid and fully effective certificate of airworthiness issued by the Air Authority. If requested by Lessor, Lessee shall thereupon cause the Aircraft to be deregistered by the Air Authority.

12.2	Non-Compliance

If at the time of Final Inspection Lessee has not fully complied with any of its obligations under the Lease (including Schedule 6 hereto), or Lessee fails to make the Aircraft available to Lessor on a timely basis for inspection and redelivery pursuant to Clause 12.1 and Schedule 6 hereto (whether such failure is due to any act or omission of Lessee or any other circumstance whatsoever), the Term shall be extended until the time when the Aircraft has been redelivered to Lessor in full compliance with the Lease, for the sole purpose of enabling such non-compliance or failure to be promptly rectified, and during such extension period:

(a)	Lessee shall promptly rectify such non-compliance or failure;

(b)	Lessee shall not use the Aircraft in flight operations except those related directly to the redelivery of the Aircraft to Lessor;

(c)	all Lessee’s obligations and covenants under the Lease will remain in full force until Lessee so redelivers the Aircraft; and

(d)	Lessee shall pay Rent to Lessor at a rate per month equal to the amount of Rent payable in respect of the last scheduled Rental Period, calculated on a per diem basis.

Lessor may elect (either on first tender of the Aircraft by Lessee or at any time during the said extension period) to accept redelivery of the Aircraft notwithstanding non-compliance with Clause 12.1 or Schedule 6, in which case Lessee will indemnify Lessor on an After-Tax Basis, and provide cash to Lessor (in an amount satisfactory to Lessor) as security for that indemnity, for the cost to Lessor of putting the Aircraft into the condition required by the Lease.

At any time during the extension period provided by this Clause 12.2 Lessor may demand that Lessee deliver possession of the Aircraft. Upon such demand by Lessor, Lessee shall forthwith deliver possession of the Aircraft to Lessor at the Redelivery Location or such other location as Lessor may reasonably designate, if in the reasonable opinion of Lessor the Aircraft can be flown immediately or can be put in flight ready status with three (3) Business Days, and failure of Lessee to do so deliver the Aircraft within three (3) Business Days of Lessor’s demand shall be deemed an immediate Event of Default notwithstanding any provision to the contrary contained in Schedule 9, Paragraph (c).

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12.3	Redelivery

Upon redelivery Lessee will provide to Lessor all documents necessary to export the Aircraft from the Habitual Base and the State of Registry (including, without limitation, a valid and subsisting export license (if applicable) and export certificate of airworthiness for the Aircraft) or required in relation to the deregistration of the Aircraft with the Air Authority.

12.4	Acknowledgement

Provided Lessee has complied with its obligations under Clause 12 and Schedule 6 of the CTA, following redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgement confirming that Lessee has redelivered the Aircraft to Lessor in accordance with the Lease which acknowledgement shall be without prejudice to Lessor’s accrued and continuing rights under the Lease or any Other Agreement.

13.	DEFAULT

13.1	Events

The occurrence of any of the Events of Default will constitute a repudiation (but not a termination) of the Lease by Lessee (whether the occurrence of any such Event of Default is voluntary or involuntary or occurs by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity).

13.2	Rights and Remedies

If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under the Lease), at any time thereafter (without notice to Lessee except as required under applicable Law):

(a)
accept such repudiation and by notice to Lessee and with immediate and automatic effect cause the cancellation of the leasing of the Aircraft (but without prejudice to the continuing obligations of Lessee under the Lease or to Lessor’s right to recover damages under paragraph (c) hereof and to be indemnified against Loss under Clause 13.3), whereupon all rights of Lessee under the Lease shall cease; and/or

(b)
proceed by appropriate court action or actions to enforce performance of the Lease including the payment of all Rent and all other amounts payable to Lessor or any Indemnitee pursuant to the terms of the Lease; and/or

(c)	proceed by appropriate court action or actions to recover damages (including without limitation in respect of any Loss as described in Clause 13.3)for the breach of the Lease;

(d)	either:

(i)
enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and, at Lessor’s sole option, remove the same (and/or any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the lessor or secured party thereof), all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, conversion or otherwise, caused by such entry or taking, except damages caused by gross negligence or willful misconduct; or

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(ii)
by delivering notice to Lessee, require Lessee to redeliver the Aircraft to Lessor at the Redelivery Location (or such other location as Lessor may require) on the date specified in such notice and in all respects in the condition required by the Lease upon the Return Occasion (it being understood that Lessee shall not delay any such return for the purpose of placing the Aircraft in such condition, but shall nevertheless be liable to Lessor for the failure of the Aircraft to be in such condition); and/or

(e)	draw upon the Deposit or the Letter of Credit and apply such amounts to any amounts owing to Lessor hereunder and/or make demand against any Guarantor for any or all of the foregoing.

In addition to the foregoing, Lessor shall be entitled to exercise such other rights and remedies as may be available under applicable Law and Lessee shall be liable on an After-Tax Basis for, and shall pay Lessor on demand: (i)  interest on all unpaid amounts at the Interest Rate, from the due date until the date of payment in full; (ii) all reasonable legal fees and other reasonable costs and expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor’s remedies with respect thereto; and (iii) all reasonable expenses, disbursements, costs and fees incurred in (A) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, any Engine or Part to the condition required by Clause 12 hereof and (B) preparing the Aircraft, the Airframe, an Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or Part and selling or releasing the Aircraft, the Airframe, an Engine or Part.

Lessor is hereby authorized and instructed, but shall have no obligation, to make any expenditures which Lessor, in its sole discretion, considers advisable to repair and restore the Aircraft, the Airframe, an Engine or Part to the condition required by Clause 12 hereof (it being understood that Lessee shall be liable for all such expenditures).

Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, an Engine or Part, any rights in any warranty (express or implied) previously assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable.

No remedy referred to in this Clause 13 is intended to be exclusive, but, to the extent permissible under the Lease or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies; provided, however, that nothing in this Clause 13 shall be construed to permit Lessor to obtain a duplicate recovery of any element of damages or Loss (pursuant to Clause 13.3) to which Lessor is entitled. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

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13.3	Default Indemnity

If an Event of Default occurs, or the Aircraft is not delivered on the proposed Delivery Date by reason of failure of Lessee to satisfy any conditions to that delivery, Lessee will indemnify Lessor on demand against any Loss which Lessor may sustain or incur directly or indirectly as a result of such Event of Default or non-delivery, including (but not limited to):

(a)
any loss of profit suffered by Lessor because of Lessor’s inability to place the Aircraft on lease with another lessee on terms as favorable to Lessor as the Lease, or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising upon a sale or other disposal of the Aircraft, is not as profitable to Lessor as the Lease;

(b)	any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount;

(c)
any Loss which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to Lessor’s financing of the Aircraft; and

(d)
any Loss sustained or incurred by Lessor in or as a result of exercising any of its rights or remedies pursuant to Clause 13.2 or as a result of Lessee’s failure to redeliver the Aircraft on the date, at the place and in the condition required by the Lease.

Lessor will use reasonable endeavors to mitigate such Losses, but (i) Lessor shall not be obliged to consult with Lessee concerning any proposed course of action or to notify Lessee of the taking of any particular action, and (ii) this provision is without prejudice to Lessor’s rights under Clause 13.4.

13.4	Sale or Re-Lease

If an Event of Default occurs and is continuing, Lessor may at its option (and without prejudice to any of its other rights under the Lease) sell or re-lease or otherwise deal with the Aircraft at such time and in such manner and on such terms (including without notice to Lessee except as required by applicable Law as Lessor considers appropriate in its absolute discretion, free and clear of any interest of Lessee, as if the Lease had never been entered into. Lessor shall have no duty or obligation to sell the Aircraft, and Lessor shall be obligated to attempt to re-lease the Aircraft only to the extent, if any, that it is required to do so under Article 2A of the UCC, and Lessee hereby disclaims any right to compel Lessor to sell or otherwise re-lease the Aircraft; provided always, however, that exercise of the rights set forth in this clause shall be consistent with the with Lessor’s mitigation obligations under applicable Law

13.5	Deregistration

If an Event of Default occurs and has not been remedied to the satisfaction of Lessor acting reasonably (to the extent to which such Event of Default can be remedied), Lessee will at the request of Lessor immediately take all steps necessary to effect (if applicable) deregistration of the Aircraft and its export from the country where the Aircraft is for the time being situated, and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with the Lease and Lessee hereby irrevocably and by way of security for its obligations under the Lease appoints (which appointment is coupled with an interest) Lessor as its attorney-in-fact to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

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13.6	Power of Attorney

Lessee hereby appoints Lessor as the attorney-in-fact of Lessee, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, for the purpose of carrying out the provisions of the Lease and taking any action and executing any instrument that Lessor may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Lessor may only take action or execute instruments under this Clause 13 after an Event of Default has occurred and is continuing. Lessee hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the performance of the obligations of Lessee hereunder and are coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing or any other rights of Lessor under the Lease, upon the occurrence and during the continuation of an Event of Default, Lessor shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Aircraft, Airframe or any Engine, or the Lease and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to the Lease, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies. The foregoing delegation of power shall not apply to the settlement of Lessee’s claims against and in litigation with Lessor and shall not derogate from Lessor’s duty to mitigate losses under applicable Law.

13.7	Administration Order

If an administrator appointed for Lessee obtains an order of the court (the “order”) pursuant to any insolvency Law authorizing the sale or other disposal of the Aircraft, then in addition to (and without prejudice to Lessee’s obligation to pay) other amounts hereunder, Lessee will, immediately upon such order being made, pay to Lessor the net proceeds of sale of the Aircraft, together with such additional amounts as may be required to pay to Lessor an amount equal to the Agreed Value of the Aircraft, plus any sum which the court determines may be required to make good the deficiency referred to in such insolvency Law.

14.	ASSIGNMENT

14.1	Lessee

LESSEE WILL NOT ASSIGN, DELEGATE OR OTHERWISE TRANSFER (VOLUNTARILY, INVOLUNTARILY, BY OPERATION OF LAW OR OTHERWISE) ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THE LEASE (INCLUDING THE AIRCRAFT LEASE AGREEMENT OR THIS CTA), OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST OVER ANY OF ITS RIGHTS UNDER THE LEASE (INCLUDING THE AIRCRAFT LEASE AGREEMENT OR THIS CTA), AND ANY ATTEMPT TO DO SO SHALL BE NULL AND VOID. The foregoing shall not be construed to prohibit a Permitted Sub-Lease.

14.2	Lessor

Lessee acknowledges and agrees that Lessor will, if applicable under the Financing Documents, assign as security Lessor’s interest in the Lease as described in the Acknowledgement and Agreement referred to in Schedule 3.

Lessor may, without the consent of Lessee, transfer all or any of its rights or obligations under the Lease or all or any of its right, title or interest in and to the Aircraft (each a “Transfer”), including pursuant to:

(a)	a sale and leaseback; or

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(b)
a novation or assignment of the Lease and/or a sale of the Aircraft (including to a special purpose or securitization or monetization trust, fund, limited liability company, corporation, partnership or other vehicle or in connection with any other direct or indirect raising of capital); or

(c)	a secured loan financing.

Lessor will promptly notify Lessee of any transfer and Lessee agrees promptly to execute and deliver in connection with any transfer such documents and assurances (including an acknowledgement of the transfer and a certificate as to the absence of any Default under the Lease) and to take such further action as Lessor may reasonably request to establish or protect the rights and remedies created or intended to be created in favor of the transferee in connection with any transfer. After any transfer, the transferee shall be entitled to be an Indemnitee and to such other rights under the Lease as Lessor shall specify. Upon an assignment or novation described in clause (b) that is to a Person described in Clause 14.3(c) below, Lessor shall be released from all obligations and liabilities under the Lease to the extent such obligations and liabilities are assumed by such transferee, and the Lease, including this CTA as in effect at that time and as incorporated in the Aircraft Lease Agreement, shall be deemed applicable as between Lessee and the transferee of the Lease and may be amended, supplemented or otherwise modified without the consent of the transferor (if this CTA is applicable to the Other Agreements not so transferred, it shall remain in full force and effect and may be amended, supplemented or otherwise modified without the consent of the transferee). Notwithstanding any such assignment or novation, Lessor, Owner, Financing Parties’ Representative and each other Indemnitee shall continue to be entitled to indemnification under Clause 10, and shall continue to be named as an additional insured under all Insurances referred to in Clause 9 for a period of not less than two years after such transfer. The agreements, covenants, obligations and liabilities contained in the Lease, including all obligations to pay Rent and indemnify each Indemnitee, are made for the benefit of Lessor (and, in the case of Clause 10, each other Indemnitee) and its or their respective successors and assigns, notwithstanding the possibility that any such Person was not originally a party to the Lease or may, at the time such enforcement is sought, not be a party to the Lease.

14.3	Conditions

In connection with any such Transfer by Lessor:

(a)
Quiet Enjoyment: as a condition precedent to such Transfer becoming effective, Lessor will procure that the transferee or any new owner of the Aircraft (except where such new owner is also the “Lessor” hereunder) or any new holder of a mortgage over the Aircraft or any holder of an interest in the Aircraft or the Lease (by way of security or otherwise), as the case may be, shall execute and deliver to Lessee a letter of quiet enjoyment in respect of Lessee’s use and possession of the Aircraft in a form substantially similar to Clause 7.1 hereof; and

(b)
Costs: Lessor shall reimburse to Lessee its reasonable out-of-pocket expenses (including reasonable legal fees and expenses) actually incurred in connection with co-operating with Lessor in relation to any such Transfer referred to in this Clause 14, provided that such expenses are substantiated to Lessor’s reasonable satisfaction and provided, further, that no Default has occurred and is continuing; and

(c)
Transferee: Any transferee of Lessor’s interest in the Lease pursuant to a transfer described in clause (b) of Clause 14.2, the effect of which is to result in a release of Lessor from its obligations under the Lease, shall be a Person (i) that is not, and no subsidiary of such Person nor any shareholder or parent that controls or owns directly or indirectly more than 50% of the voting capital of such Person, or any

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subsidiary of any such shareholder or parent shall be, in direct competition with the commercial airline business of Lessee, and (ii) that is either reasonably experienced in aircraft trading or leasing or will, for the duration of the Term, employ personnel or hire advisers that are reasonably experienced in aircraft trading or leasing.

(d)
No Increase to Lessee’s Obligations: No Transfer by Lessor shall have any adverse effect upon Lessee’s then existing rights and obligations under the Lease or result in any increased financial liability (including without limitation, any greater liability in respect of Taxes) on the part of Lessee that would not have occurred but for such Transfer having been effected.

In connection with an assignment by Lessor that is not a Transfer, such assignment shall be conditioned upon subclauses (b) and (d) above applying, and Lessee shall not be required to acknowledge any such assignment as described in Schedule 3 unless such assignment provides for a letter of quiet enjoyment for the benefit of Lessee as set forth in subclause (a) above. In the case of an assignment creating a security interest, such assignment shall provide for a letter of quiet enjoyment for the benefit of Lessee; and as a condition to the issuance of such letter, Lessee shall provide Lessor and the assignee with a written acknowledgment of the assignment in form and substance reasonably acceptable to Lessee.

15.	MISCELLANEOUS

15.1	Illegality

(a)
Illegality affecting Lessor or the Lease: If it is or becomes unlawful in any relevant jurisdiction for Lessor to give effect to any of its obligations as contemplated by the Lease or to continue the Lease:

(i)
Lessor shall advise Lessee of such illegality and Lessor and Lessee shall consult with each other in good faith (and on reasonable grounds) regarding any steps which may be a taken to restructure the transaction to avoid such illegality;

(ii)
If, following the consultation referred to in subclause (i) above, Lessor is of the reasonable opinion that the transaction may be so restructured without having a material adverse effect on Lessee and/or any Indemnitee, then the transaction shall be so restructured, at Lessor’s cost; and

(iii)
If, following the consultation referred to in subclause (i) above, Lessor is of the reasonable opinion that the transaction may not be so restructured without having a material adverse effect on Lessee and/or any Indemnitee, then Lessor may by notice in writing to Lessee terminate the leasing of the Aircraft under the Lease, whereupon:

(A)
Lessee shall redeliver the Aircraft to Lessor in accordance with Clause 12 and Schedule 6 at the latest point in time permitted having regard to the illegality and Lessor shall make the payments and take the steps (as appropriate) as prescribed and within the timeframe set forth in subclauses (i) - (iii) of Clause 5.11 of this CTA; and

(B)	no Default shall be deemed to have occurred and Lessor shall not (in such case) be entitled to the benefit of Clause 13.3 of this CTA.

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Notwithstanding the foregoing, Lessee shall have the right to waive performance by Lessor of such of Lessor’s obligations as are affected by the aforementioned illegality provided that such waiver is not itself illegal having regard to applicable Law. If such waiver shall have the effect of removing the illegality from the transaction, Lessee shall continue to lease the Aircraft in accordance with the Lease

(b)	Illegality affecting Lessee or the Lease:

(i)
If it becomes unlawful for Lessee to perform any of its obligations under the Lease or the Lease becomes wholly or partly invalid or unenforceable, then, in such a case, Lessor and Lessee shall consult together. If, following such consultation, Lessor, acting reasonably, is of the opinion that alternative arrangements are reasonably practicable and acceptable to Lessor, Lessor and Lessee shall cooperate in good faith and on reasonable grounds and enter into such alternative arrangements (at no cost to Lessor) to enable the transaction contemplated by the Lease to continue on a lawful, valid and enforceable basis; provided always that the rights and interests of each Indemnitee will not thereby be materially prejudiced.

(ii)
If no such alternative arrangements shall have been entered into within thirty Business Days of the commencement of the illegality, invalidity or unenforceability (as the case may be), then Lessor may at its option (and without prejudice to any of its other rights under the Lease) at any time thereafter, by notice to Lessee but with immediate effect, terminate the letting of the Aircraft (but without prejudice to the continuing obligations of Lessee under the Lease), whereupon all rights of Lessee under the Lease shall cease and (A) Lessee shall immediately comply with Clause 12 and (B) the provisions of Clauses 13.3, 13.4, 13.5, and 13.6 of this CTA shall apply as if each reference therein to an Event of Default were a reference to the occurrence of such unlawfulness, invalidity or unenforceability and to such termination, provided that the provisions of this Clause 15.1(b) shall only extend to partial illegality, invalidity, or unenforceability where, in Lessor’s reasonable opinion, such partial illegality, invalidity or unenforceability would materially adversely affect the interest of Lessor in the Aircraft, the rights of Lessor under the Lease or Lessee’s ability to perform its obligations under the Lease.

(iii)
The eventualities described in this Clause 15.1(b) shall not be Events of Default, but shall be lease termination events entitling Lessor to exercise the rights described in Clause 15.1(b)(ii); provided, always, that any failure by Lessee to comply with any of its obligations under Clause 15.1(b)(ii) shall constitute an Event of Default entitling Lessor to invoke the rights and remedies provided in the case of an Event of Default including without limitation those accorded by Clause 13.2 .

15.2	Waivers, Remedies Cumulative

The rights of each of Lessor and Lessee under the Lease may be exercised as often as necessary, are cumulative and not exclusive of its rights under any Law; and may be waived only in writing and specifically. Delay by Lessor or Lessee in exercising, or non-exercise of, any such right will not constitute a waiver of that right.

15.3	Delegation

Lessor may delegate to any Person all or any of the rights, powers or discretions vested in it by the Lease, and any such delegation may be made upon such terms and conditions and

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subject to such regulations (including power to sub-delegate) as Lessor in its absolute discretion thinks fit.

15.4	Severability

If a provision of the Lease is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of the Lease; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other provision of the Lease.

15.5	Remedy

If Lessee fails to comply with any provision of the Lease, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat such non-compliance as a Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal fees and expenses) in connection with the non-compliance.

15.6	Time of Essence

The time stipulated in the Lease for all payments payable by either party hereunder and the prompt, punctual performance of each party’s other obligations under the Lease are of the essence of the Lease.

15.7	Notices

All notices under, or in connection with, the Lease will, unless otherwise stated, be given in writing by means of overnight courier service or facsimile. Any such notice is deemed effectively to be given when received by the recipient (or if receipt is refused by the intended recipient, when so refused).

The addresses and facsimile and telephone numbers of Lessee and Lessor are as set forth in the Aircraft Lease Agreement.

15.8	Governing Law; Jurisdiction; WAIVER OF JURY TRIAL

(a)
PURSUANT TO AND IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE PARTIES HERETO AGREE THAT THE LEASE IN ALL RESPECTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE GOVERNING LAW AS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK (EXCLUSIVE OF SECTION 7-101 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH IS INAPPLICABLE TO THE LEASE). THE U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALES OF GOODS IS NOT APPLICABLE TO THE LEASE. ALL OF THE TERMS OF THE LEASE MUST BE CONSTRUED IN ACCORDANCE WITH THE GOVERNING LAW APPLICABLE TO DOMESTIC TRANSACTIONS IN THE JURISDICTION TO WHICH THE GOVERNING LAW PERTAINS.

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Pursuant to and in accordance with Section 5-1402 of the New York General Obligations Law, Lessee and Lessor each agree that the United States District Court for the Southern District of New York and any New York state court sitting in the Borough of Manhattan, County of New York, New York, and all related appellate courts, are to have non-exclusive jurisdiction to settle any disputes arising out of or relating to the Lease and submits itself and its property to the non-exclusive jurisdiction of the foregoing courts with respect to such dispute;

(b)	Without prejudice to any other mode of service, Lessee:

(i)
appoints Kaplan, von Ohlen & Massamillo LLC, 90 Park Avenue, 18th floor, New York, New York 10016, U.S.A. (attn: Eugene Massamillo, Esq.) as its agent for service of process relating to any proceedings before the New York courts in connection with the Lease and agrees to maintain the process agent in New York notified to Lessor;

(ii)	agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned; and

(iii)
consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee’s agent at the address identified in paragraph (i) or by prepaid mailing by air mail, certified or registered mail of a copy of the process to Lessee at the address set forth in Aircraft Lease Agreement.

(c)	Lessor and Lessee each:

(i)
waives to the fullest permitted by Law any objection which Lessee may now or hereafter have to the courts referred to in Clause 15.8(a) above on grounds of inconvenient forum or otherwise as regards proceedings in connection with the Lease;

(ii)
waives to the fullest extent permitted by Law any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Lease brought in the courts referred to in Clause 15.8(a); and

(iii)
agrees that a judgment or order of any court referred to in Clause 15.8(a) in connection with the Lease is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

(d)
Nothing in this Clause 15.8 limits the right of Lessor or Lessee to bring proceedings against the other in connection with the Lease in any other court of competent jurisdiction; or concurrently in more than one jurisdiction.

(e)	Lessor and Lessee each irrevocably and unconditionally:

(i)
agrees that if the other party brings legal proceedings against it or its assets in relation to the Lease no sovereign or other immunity from such legal proceedings (which will be deemed to include suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, other attachment, the obtaining of judgment, execution of a judgment or other enforcement or legal process or remedy) will be claimed by or on behalf of itself or with respect to its assets;

(ii)	waives any such right of immunity which it or its assets now has or may in the future acquire and agrees that the foregoing waiver shall have the fullest

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extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for the purposes of such Act; and

(iii)
consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

(f)
EACH OF LESSEE AND LESSOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LEASE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED THEREBY OR THE LESSOR/LESSEE RELATIONSHIP BEING ESTABLISHED, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF LESSOR AND LESSEE REPRESENTS AND WARRANTS THAT EACH HAS REVIEWED AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LEASE. IN THE EVENT OF LITIGATION, THIS CLAUSE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

15.9	Sole and Entire Agreement; True Lease

The Lease is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to that leasing. Any amendments to the Lease must be made in writing and signed on behalf of Lessor and Lessee.

The parties intend and agree that the Lease:

(a)	constitutes a “true lease”, and not a “security interest” as defined in Section 1-201(37) of the UCC;

(b)	constitutes a “true lease” for United States federal income tax purposes; and

(c)
confers only a leasehold interest on Lessee in and to the Aircraft on and subject to the terms of the Lease, and no ownership or other interest with respect to the Aircraft is provided to Lessee under the Lease.

15.10	Indemnitees

All rights expressed to be granted to each Indemnitee (other than Lessor) under the Lease are given to Lessor on behalf of that Indemnitee.

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15.11	Counterparts

The Lease (including the Aircraft Lease Agreement and this CTA) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that the Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in the Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart designated as the “original” on the signature page of the Aircraft Lease Agreement by Financing Parties’ Representative, Owner or Lessor, as the case may be.

15.12	Language

All notices to be given under the Lease will be in English. All documents delivered to Lessor pursuant to the Lease (including without limitation any documents to be delivered pursuant to the Conditions Precedent) will be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of the Lease and any version in any other language, the English version will prevail.

15.13	Survival

Lessee or Lessor obligations under the Lease which are expressly or by necessary implication intended to continue past the expiration or termination of the Lease (including without limitation Lessee and Lessor obligations, as applicable, under Clause 3 of Schedule 4, Clauses 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.17, 5.21, 9.5, 10, 11, 12, and 13.2 and 13.3 of this CTA and under any other provision of the Lease providing for an obligation on the part of Lessee to indemnify Lessor or any other Indemnitee or an obligation on the part of Lessor to indemnify Lessee) shall survive such expiration or any termination of the Lease and continue in full force and effect.

16.	DISCLAIMERS AND WAIVERS

LESSOR AND LESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN CLAUSES 16.1 THROUGH 16.4 BELOW SHALL APPLY AT ALL TIMES . LESSEE’S ACCEPTANCE OF THE AIRCRAFT IN ACCORDANCE WITH CLAUSE 4.3 SHALL BE CONCLUSIVE EVIDENCE THAT LESSEE HAS FULLY INSPECTED THE AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTS AND RECORDS ARE TECHNICALLY ACCEPTABLE TO LESSEE AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY LESSEE.

16.1	Exclusion

THE AIRCRAFT IS LEASED AND DELIVERED UNDER THE LEASE “AS-IS, WHERE- IS,” AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS LEASE:

(a)
LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE ACCEPTED, MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THE LEASE OR OTHERWISE), ANY GUARANTIES, COVENANTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT OR ANY ENGINE OR PART, INCLUDING (BUT NOT LIMITED TO) THE TITLE, DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, QUALITY,

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FREEDOM FROM INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, DATE PROCESSING, CONDITION, OR DESIGN, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE) WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART; AND

(b)
LESSOR SHALL NOT HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO LESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE, MISREPRESENTATION OR STRICT LIABILITY OF LESSOR OR OTHERWISE) FOR:

(i)
ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH;

(ii)	THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO;

(iii)	ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS, REVENUE OR ANTICIPATED PROFITS OR ANY OTHER DIRECT, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE (AS DEFINED IN SECTION 2A-520 OF THE UCC OR OTHERWISE); OR

(iv)	THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT, ANY ENGINE OR ANY PART.

16.2	Waiver

LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF ANY OF THE MATTERS REFERRED TO IN CLAUSE 16.1 (BUT WITHOUT PREJUDICE TO LESSEE’S RIGHTS IN RESPECT OF ANY EXPRESS COVENANT OR REPRESENTATION BY LESSOR IN THIS AGREEMENT). LESSEE ALSO HEREBY WAIVES APPLICATION TO THE LEASE OF ANY AND ALL RIGHTS OR REMEDIES IT MAY HAVE UNDER SECTION 2A-211 OF THE UCC, OR SECTIONS 2A-508 THROUGH 2A-522 OF THE UCC, TO THE EXTENT THAT SUCH RIGHTS OR REMEDIES WERE NOT AFFORDED TO A LESSEE PRIOR TO THE ENACTMENT INTO LAW OF UCC ARTICLE 2A.

16.3	Confirmation

LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE 16 AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS PAYABLE UNDER THE LEASE HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

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17.	BROKERS AND OTHER THIRD PARTIES

17.1	No Brokers

Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of the Lease, to any Person (other than fees payable to legal advisers or portfolio services).

17.2	Indemnity

Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, reasonable legal fees and expenses) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the Lease or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Clause 17.1.

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IN WITNESS WHEREOF, the parties hereto have executed this Common Terms Agreement on the date shown at the beginning of the document.

LESSOR:

GE COMMERCIAL AVIATION SERVICES LIMITED

By:	/s/ [illegible]
Name:	Pablo Bauer
Title:	Attorney in fact

LESSEE:

LAN CARGO S.A.

By:	/s/ [illegible]
Name:	Carlos Prado C.
Title:	Senior Vice President Corporate Investments

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SCHEDULE 1
DEFINITIONS

The following words and expressions have the respective meanings set forth below:

Act means the Federal Aviation Act of 1958, as amended, and as recodified in Title 49 of the U.S.C. pursuant to Public Law 103-272, or any similar legislation of the United States enacted a substitution or replacement thereof.

AD Compliance Period has the meaning given to it in the Aircraft Lease Agreement.

Affiliate means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

After-Tax Basis means a basis whereby any payment required to be made on such basis shall, if necessary, be supplemented by a further payment so that the aggregate of the two payments, after deduction of all Taxes resulting from the receipt (actual or constructive) of such payments, and after taking into account all related Tax savings (whether by relief, deduction, credit or otherwise) actually realized as a result of such payments, shall be equal to the initial payment so required.

Agreed Value means the amount identified in the Aircraft Lease Agreement as the Agreed Value.

Air Authority means the civil aviation authority, however described, of the State of Registry.

Aircraft means Aircraft and Engines identified in the Aircraft Lease Agreement (which term includes, where the context admits, a separate reference to each of, and/or to all of, the Engines, Parts and Aircraft Documents and Records).

Aircraft Lease Agreement means the specific aircraft lease agreement for the Aircraft entered or to be entered into between the parties hereto or Affiliates thereto together with any schedules, exhibits, supplements, amendments, modifications or side letter agreements thereto executed contemporaneously with or subsequently to the aircraft lease agreement.

Aircraft Documents and Records means the documents, data and records identified in the list attached to the Certificate of Technical Acceptance, and any other documents and records required in connection with Lessee’s obligations under Clause 8.8, and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with the Lease.

Airframe means the Aircraft, excluding the Engines and Aircraft Documents and Records.

Airframe Heavy Check has the meaning given in the Aircraft Lease Agreement.

Airworthiness Directive or AD means an airworthiness directive issued by the civil aviation authority of the State of Design or the State of Registry.

APU means the auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed on the Aircraft and title to which is transferred to Owner in accordance with the Lease.

Business Day means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Santiago, Chile, or such other location as may be specified for such purpose in the Aircraft Lease Agreement are authorized or required by Law to be closed.

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Cape Town Convention means the Convention on International Interests in Mobile Equipment and its protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16th November 2001.

“C” Check means a “C” check in accordance with the Lessee’s Maintenance Program.

Certificate of Technical Acceptance means a certificate of technical acceptance in the form of Part 1 or Part 2, as applicable, of Schedule 5.

Common Terms Agreement or CTA has the meaning given in the heading of this agreement.

Conditions Precedent means the conditions specified in Schedule 3.

Cycle means one take-off and landing of the Aircraft.

Damage Notification Threshold has the meaning given in the Aircraft Lease Agreement.

Deductible Amount has the meaning given in the Aircraft Lease Agreement.

Default means any Event of Default or any event or circumstance which, with the giving of notice and/or lapse of time and/or determination of materiality and/or fulfillment of any other condition, would constitute an Event of Default.

Defect means any defect or non-conformity with the Delivery Condition Requirements notified by Lessee to Lessor during the Pre-Delivery Procedure.

Delivery means delivery of the Aircraft by Lessor to Lessee under the Lease.

Delivery Condition Requirements has the meaning given in the Aircraft Lease Agreement.

Delivery Date means the date on which Delivery occurs.

Delivery Location has the meaning given in the Aircraft Lease Agreement.

Deposit has the meaning given in the Aircraft Lease Agreement.

Dollars and $ means the lawful currency of the United States of America.

Engine means, whether or not installed on the Aircraft:

(a)
each engine of the manufacture and model specified in the Aircraft Lease Agreement for the Aircraft which Lessor offers to Lessee for delivery with the Airframe on the Delivery Date, such engines being described as to serial numbers on the Certificate of Technical Acceptance; and

(b)	any Replacement Engine, with effect from the time when title thereto has passed to Owner in accordance with the Lease;

and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine, title to which should have passed to Lessee pursuant to the Lease.

Engine Cycle means operation of an Engine on an aircraft from and including a take-off to and including the landing of that aircraft.

Engine Cycles Restriction has the meaning given in the Aircraft Lease Agreement.

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Engine Event of Loss means the occurrence, with respect to the Engine only, whether or not installed on the Airframe, of any of those events described in the definition of Event of Loss.

Engine Flight Hour means each hour or part thereof an Engine is operated, elapsing from the moment the wheels of an aircraft on which such Engine is installed leave the ground until the wheels of such aircraft next touch the ground.

Engine Flight Hours Restriction has the meaning given in the Aircraft Lease Agreement.

Engine LLP Replacement has the meaning given in Clause 7.2(c).

Engine Refurbishment means with respect to any Engine, the complete visual inspection and repair as necessary in accordance with the shop manual of the combustion section of an Engine in an engine repair/overhaul station, including, complete unstacking of the high pressure turbine and low pressure turbine (including both high and low compressors); complete visual inspection, de-blading of discs as required; visual inspections of all discs; verification that all snap diameters on discs are within limits; inspection of all blades for proper chord dimensions and cracking; repair or replacement of all blades below minimums; inspection and repair of stators as necessary; blade-up of discs using new lock plates; assembly of rotors in the turbine; balance of all rotors; and installation of rotors in the Engine.

Equipment Change has the meaning given in Clause 8.12.

Event of Default means any event or condition specified in Schedule 9.

Event of Loss means with respect to the Aircraft (including for the purposes of this definition the Airframe):

(a)
the actual or constructive, compromised, arranged or agreed total loss of the Aircraft (including any damage to the Aircraft which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

(b)	the Aircraft being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever; or

(c)
the Aircraft being requisitioned for title, or title to the Aircraft being otherwise compulsorily acquired or any other permanent deprivation of title to the Aircraft by the government of the State of Registry or any other Government Entity; or

(d)
the Aircraft being hijacked, stolen, confiscated, detained, seized, condemned or requisitioned for use or hire for a period of more than sixty (60) days (or ninety (90) days in the case of requisition for use or hire by the government of the State of Registry).

Expiry Date means the Scheduled Expiry Date or, if extended, the Extended Expiry Date or, if earlier (i) the date when Lessor acting in accordance with the provisions of the Lease, terminates the leasing of the Aircraft to Lessee under the Lease, or (ii) subject to the provisions of Clause 11.1 and 11.2, the date when Lessor receives the Agreed Value together with any other amounts then due and unpaid under the Lease and the Other Agreements following an Event of Loss; provided that if the Term is extended pursuant to Clause 12.2, the Expiry Date shall be extended to the date to which the Term is extended pursuant to Clause 12.2.

Extended Expiry Date, if applicable, has the meaning given in the Aircraft Lease Agreement.

FAA means the Federal Aviation Administration of the United States of America and any successor thereof.

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FAR means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations, as amended and modified from time to time.

Final Delivery Date has the meaning given in the Aircraft Lease Agreement.

Final Inspection has the meaning given in Clause 1.1 of Schedule 6.

Financial Indebtedness means any indebtedness in respect of:

(a)	moneys borrowed or raised;

(b)	any liability under any debenture, bond, note, loan stock, acceptance, documentary credit or other security;

(c)	the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession; or

(d)	any guaranty, indemnity or similar assurance against financial loss of any person in respect of the above.

Financial Information means:

(a)
if requested by Lessor, the consolidated management accounts of Lessee (in Dollars, and comprising a balance sheet and profit and loss statement and cash flow forecasts) in English prepared for the most recent previous financial quarter certified by a qualified financial officer of Lessee as being true and correct, to be provided as soon as reasonably practicable after necessary filings with applicable regulatory authorities; and

(b)
as soon as available but not in any event later than 180 days after the last day of each financial year of Lessee, to the extent permitted by Law, its audited consolidated balance sheet in English as of such day and its audited consolidated profit and loss statement for the year ending on such day (each in Dollars).

Provided, however, Financial Information does not mean any information relating to the financial position of Lessee that is publicly available to Lessor through any of the following web sites: www.lan.com, www.sec.gov, www.nyse.com or www.svs.cl.

Financing Parties means any Person or Persons from time to time notified by Lessor to Lessee as providing finance, or participating in a transaction the purpose of which is to provide finance, to Lessor or Owner in respect of its acquisition, ownership or leasing of the Aircraft, whether by way of loan, superior lease or otherwise.

Financing Parties’ Representative means any one or more Financing Parties from time to time notified to Lessee as being the Financing Parties’ Representative

Flight Hour means each hour or part thereof elapsing from the moment the wheels of the Aircraft leave the ground on take off until the wheels of the Aircraft next touch the ground.

GE Capital means General Electric Capital Corporation, a Delaware corporation.

GECAS means either or both of GE Commercial Aviation Services Limited and GE Commercial Aviation Services, LLC.

Geneva Convention means the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, and amended from time to time,

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but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the United States of America does not accede.

Governing Law means the Laws of the State of New York, United States of America, as applied to contracts to be performed wholly within the State of New York (exclusive of Section 7-101 of the New York General Obligations Law which is inapplicable to this CTA).

Government Entity means:

(a)	any national government, political subdivision thereof, or local jurisdiction therein;

(b)	any instrumentality, board, commission, court, or agency of any of the above, however constituted; and

(c)	any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

Guaranty means, if applicable, a guaranty in the form of Schedule 10 from Guarantor if such guaranty is required by the Aircraft Lease Agreement; and references to the Guaranty include references to any replacement or re-issued guaranty.

Guarantor means, if applicable, the Person identified as such in the Aircraft Lease Agreement.

Guarantor Affiliated Companies means, individually and collectively, Lan Cargo S.A. (Chile), MAS Air Cargo, S.A. (Mexico), ABSA Cargo, S.A. (Brazil) and Florida West, Inc. (US).

Habitual Base means Chile or, upon receipt by Lessor of written notice from Lessee advising Lessor of a change in the Habitual Base, it may mean any of Mexico, United States of America or Brazil as stated in such notice, or, subject to the prior written consent of Lessor, any other country or countries in which the Aircraft is for the time being habitually based.

Indemnitee means each of Lessor, Owner, GE Capital, GECAS (in its capacity as lease manager), any Owner Participant, any Financing Parties’ Representative and any Financing Parties, and their respective successors and permitted assigns, and each of their respective shareholders, subsidiaries, Affiliates, members, partners, contractors, directors, officers, representatives, agents and employees.

Insolvent means in relation to any relevant Person that such Person:

(a)	cannot or is deemed by applicable Law to be unable to pay its debts;

(b)	stops trading or threatens to stop trading;

(c)	goes into liquidation or is wound up in any jurisdiction (other than a solvent re-organization which Lessor approves in writing);

(d)	goes into administrative receivership or administration, has a receiver appointed over any of its assets or is the subject of any similar proceedings in any country;

(e)	proposes a voluntary arrangement or scheme of arrangement to creditors; or

(f)	enters into any process or scheme for the benefit of creditors as a whole under which their rights are suspended or affected.

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Insurances means insurances in respect of the Aircraft in form and substance satisfactory to Lessor, and includes (without limitation) any insurances and reinsurances required by Clause 9 and Schedule 7.

Interest Rate has the meaning given in the Aircraft Lease Agreement.

JAA means the “Joint Aviation Authorities”, established pursuant to the “Cyprus Arrangements” on September 11, 1990 and being an associated body of the European Civil Aviation Conference. .

JAR means the Joint Aviation Requirements of the JAA.

Landing Gear means the landing gear assembly of the Aircraft excluding any rotable components.

Law means and includes (a) any statute, decree, constitution, regulation, order, judgement or other directive of any Government Entity; (b) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

LC Amount has the meaning given in the Aircraft Lease Agreement.

Lease means an Aircraft Lease Agreement for the Aircraft and any Schedules, supplements, amendments, modifications or side letter agreements related to the Lease executed contemporaneously with or subsequently to the Aircraft Lease Agreement, which incorporates this Common Terms Agreement.

Lessee means the Person named as Lessee in the applicable Aircraft Lease Agreement.

Lessee Affiliate means any Subsidiary or other Affiliate for the time being of Lessee.

Lessee’s Maintenance Program means the Maintenance Program, as at the date of the Aircraft Lease Agreement, specifically approved by the Air Authority for Lessee’s maintenance of the Aircraft.

Lessor means the Person named as Lessor in the applicable Aircraft Lease Agreement.

Lessor Lien means any Security Interest created by the Lessor or Owner in respect of the Aircraft or arising as a result of:

(a)	claims against Lessor or Owner or the property of either which are not related to, or do not arise directly or indirectly as a result of, the transactions contemplated by or permitted under the Lease;

(b)
(i) any act or omission of the Lessor or Owner which is not related to, or does not arise directly or indirectly as a result of, the transactions contemplated by, consented to by the Lessee or permitted under the Lease or taken as a result of the occurrence or continuance of an Event of Default or (ii) a breach by the Lessor of any of its obligations under the Lease;

(c)
claims against the Lessor or Owner arising out of any transfer by the Lessor or Owner of all or any portion of its respective interest in the Aircraft or the Lease other than a transfer resulting from an Event of Default or any other transfer permitted by the Lease other than an assignment or transfer by Lessor pursuant to Clause 14.2;

(d)	claims against the Lessor in respect of or arising as a result of any Lessor Taxes; or

(e)	the financing of the Aircraft.

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Lessor/Owner Tax Jurisdiction has the meaning given in the Aircraft Lease Agreement.

Lessor Tax or Lessor Taxes means:-

(a)
any Tax imposed solely as the result of the incorporation residence or activities of a Tax Indemnitee in the jurisdiction imposing the liability unrelated to the Tax Indemnitee’s dealings with Lessee pursuant to the Lease or to the transactions contemplated by the Lease or the operation of the Aircraft by Lessee;

(b)
any Tax imposed on the net income, profits or gains of a Tax Indemnitee by (i) any Government Entity in the State of incorporation and/or residence of that Tax Indemnitee or (ii) any Government Entity in any other jurisdiction where the Tax Indemnitee is liable to such Tax but excluding any such Tax, if and to the extent that it results from (i) the transactions contemplated by the Lease or (ii) the use, operation, presence or registration of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax, or (iii) the situs of organization, any place of business or any activity of Lessee or any other Person having use, possession or custody of the Aircraft, the Airframe, any Engine or any part in the jurisdiction imposing the Tax;

(c)
any Tax imposed with respect to any event occurring before the date of the Lease or after the Expiry Date and unrelated to the Tax Indemnitee’s dealings with Lessee pursuant to the Lease or to the transactions contemplated by the Lease;

(d)
any Tax imposed solely as a result of the sale or other disposition of any part of any Tax Indemnitee’s interest in the Lease or in any part of the Aircraft, unless such sale or disposition occurs as a consequence of an Event of Default;

(e)
any Tax imposed as a result of the willful misconduct or recklessness of a Tax Indemnitee, or as a result of a material breach of any covenant, representation or warranty of Lessor under the Lease; and

(f)
any Tax imposed (or to the extent increased) as a result solely of any financing or refinancing of the Aircraft undertaken by Lessor (excluding financing or refinancing undertaken by Lessor at the request of Lessee).

Letter of Credit means any letter of credit issued in relation to the Lease pursuant to Clause 5.14 and any replacement or renewal of that letter of credit.

LIBOR means the number which is the arithmetic mean of the rates of interest per annum (if not already such a multiple, rounded up to the nearest whole multiple of 1/16 of 1 per cent) at which at or about 11:00 a.m. (London time) on the day on which an interest rate is required to be determined deposits in Dollars are offered for period most nearly corresponding to the period selected by the Lessor on the Reuters “LIBO” page or, if on such date the Reuters “LIBO” page is not available or does not display rates for the required period, the arithmetic mean (rounded up to the nearest whole multiple of 1/16 of 1 per cent) of the respective rates notified to Lessor by each of the Reference Banks as the rate at which such Reference Bank is offered deposits in Dollars in the London interbank market at or about 11:00 a.m. (London time) on that date for the period most nearly corresponding to the period selected by the Lessor.

LLP means Life Limited Part.

Losses means any and all cost, expense (including any and all legal fees and expenses and the fees and expenses of other professional advisers), claims, proceedings, losses, liabilities, damages (whether direct, indirect, special, incidental or consequential), suits, judgments, fees, penalties or fines (whether criminal or civil) of any kind or nature whatsoever.

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Maintenance Performer means (a) Lan Airlines S.A., or (b) with respect to the Airframe, any FAA or JAA approved repair station holding a rating of  (i) Airframe class (IV) or (ii) Limited Airframe with approval specific to the model of the Aircraft, or (c) with respect to avionics, any FAA or JAA Certificated Repair Station holding a class (iv) airframe rating (only if the Aircraft is physically located at such class (iv) repair station) or an FAA or JAA Certificated Repair Station holding the appropriate radio and or instrument rating, or (d) with respect to an Engine shop visit for maintenance or repair, any FAA or JAA Certificated Repair station holding a class (III) power plant rating or a limited power plant rating specifically approved for the model of the Engines, or (e) as may otherwise by specifically provided in the Aircraft Lease Agreement.

Maintenance Program means an Air Authority approved maintenance program for the Aircraft in accordance with the Manufacturer’s and/or OEM’s specifications, service bulletins, planning documents, maintenance manuals and documents and encompassing scheduled maintenance (including block maintenance), condition-monitored maintenance, and/or on-condition maintenance of Airframe, Engines and Parts, including servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

Major Checks means any C Check, multiple C Check or heavier check (including structural inspections and CPCP) recommended for the Aircraft by its Manufacturer (however denominated) as set out in the Lessee’s Maintenance Program.

Manufacturer means the manufacturer of the Airframe or an Engine, as the case may be, as identified in the Aircraft Lease Agreement.

Manufacturer’s Maintenance Planning Document or MPD means the recommended maintenance program for the Aircraft issued by the Manufacturer as in effect at the time of any applicable determination.

Minimum Component Cycles has the meaning given in the Aircraft Lease Agreement.

Minimum Component Flight Hours has the meaning given in the Aircraft Lease Agreement.

Minimum APU Limit has the meaning given in the Aircraft Lease Agreement.

Minimum Component Calendar Life has the meaning given in the Aircraft Lease Agreement.

Minimum Engine Cycles has the meaning given in the Aircraft Lease Agreement.

Minimum Engine Flight Hours has the meaning given in the Aircraft Lease Agreement.

Minimum Engine LLP Cycles has the meaning given in the Aircraft Lease Agreement.

Minimum Landing Gear Calendar Time has the meaning given in the Aircraft Lease Agreement.

Minimum Landing Gear Cycles has the meaning given in the Aircraft Lease Agreement.

Minimum Landing Gear Flight Hours has the meaning given in the Aircraft Lease Agreement.

Minimum Liability Coverage has the meaning given in the Aircraft Lease Agreement.

Nameplate Inscription means the inscription to be included on the Nameplates as requested by Lessor from time to time.

Nameplates means the fireproof plates to be installed on the Aircraft in accordance with Clause 8.6(a).

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***

Owner has the meaning given in the Aircraft Lease Agreement.

Owner Participant if applicable, has the meaning given in the Aircraft Lease Agreement.

OEM means, in relation to any Part, the original equipment manufacturer of such Part.

Part means, whether or not installed on the Aircraft:

(a)
any component, furnishing or equipment (other than a complete Engine or engine) incorporated or installed in or attached to or furnished with the Aircraft on the Delivery Date or thereafter if paid for or otherwise provided by or on behalf of Lessor; and

(b)	any other component, furnishing or equipment (other than a complete Engine or engine), with effect from the time when title thereto has passed to Owner pursuant to the Lease;

but excludes any such items title to which has passed to Lessee pursuant to the Lease.

Part 36 or FAR Part 36 means Part 36 of the FAR, as amended or modified from time to time.

Part 121 or FAR Part 121 means Part 121 of the FAR, as amended or modified from time to time.

Permitted Lien means:

(a)	any lien for Taxes not assessed or, if assessed, not yet due and payable, or being diligently contested on reasonable grounds by appropriate proceedings;

(b)
any lien of a repairer, mechanic, hangar-keeper or other similar lien arising in the ordinary course of business by operation of Law in respect of obligations which are not overdue or are being diligently contested on reasonable grounds by appropriate proceedings;

(c)	any Lessor Lien; and

(d)	the rights of others under any sublease or arrangements to the extent expressly permitted under Clause 8.4.

but only if (in the case of both (a) and (b)) (i) adequate reserves have been provided by Lessee for the payment of such Taxes or obligations; and (ii) such proceedings, or the continued existence of the lien, do not give rise to any material danger of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on Lessor or Owner.

Permitted Sub-Lease means any sublease of the Aircraft to a Permitted Sub-Lessee as provided for in Clause 8.4(a).

Permitted Sub-Lessee means any sublessee of the Aircraft under a Permitted Sub-Lease as provided for pursuant to Clause 8.4 (a) to which Lessor has consented.

Person means any individual person, any form of corporate or business association, trust, Government Entity, or organization or association of which any of the above is a member or a participant.

Pre-Delivery Procedure means the procedure leading to Delivery as specified in Schedule 4.

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Protocol means the Protocol to the Cape Town Convention on matters specific to Aircraft Equipment signed in November 2001, which is sometimes referred to as the “Aircraft Equipment Protocol”.

Redelivery Check has the meaning given to it in the Aircraft Lease Agreement.

Redelivery Location means the location identified in the Aircraft Lease Agreement as the Redelivery Location or such other location as may be agreed in writing by Lessor and Lessee.

Reference Banks means NatWest Bank, Bankers Trust Company of New York, Bank of Tokyo and Barclays Bank.

Regulations means any Law or regulation (including any internal corporate regulation), official directive or recommendation, mandatory requirement or contractual undertaking, or airworthiness requirements or limitations which applies to Lessee or the Aircraft and any Law or regulation, official directive or recommendation or mandatory requirement which applies to Lessor, Owner or GECAS.

Relevant Documents means this CTA and the Aircraft Lease Agreement.

Rent means all amounts payable pursuant to Clause 5.3.

Rental Period means each period ascertained in accordance with Clause 5.2.

Rent Commencement Date means the date on which Lessor tenders the Aircraft for Delivery to Lessee under and in accordance with Clause 4.3(a).

Rent Date means the first day of each Rental Period.

Replacement Engine means a replacement engine complying with Clause 8.11(b)(i).

Required LC Expiry Date means the date being 60 days after the Expiry Date.

Return Occasion means the date on which the Aircraft is redelivered to Lessor in accordance with Clause 12.

Scheduled Delivery Date means the date specified therefor in the Aircraft Lease Agreement or, if no such date is specified, the date notified by Lessor pursuant to and in accordance with Clause 4.1(a) hereof.

Scheduled Delivery Month means the month specified therefor in the Aircraft Lease Agreement, if such month is so specified.

Scheduled Delivery Week means the week specified therefor in the Aircraft Lease Agreement or, if no such week is specified, the week notified by Lessor to Lessee pursuant to Clause 4.1(a) hereof in which the Delivery is scheduled to occur.

Scheduled Expiry Date means either (i) the date specified under “Duration of Term” in the Aircraft Lease Agreement or (ii) the day preceding the numerically corresponding day to the Rent Commencement Date ‘X’ number of months after the Rent Commencement Date where ‘X’ shall be the actual number of months specified under “Duration of Term” in the Aircraft Lease Agreement. If either such date in (i) or (ii) above does not fall on a day that is a Business Day, then the Scheduled Expiry Date shall be the immediately succeeding Business Day.

Security Interest means any mortgage, chattel mortgage, security interest, charge, pledge, lien, conditional sale agreement, title retention agreement, equipment trust agreement, encumbrance, assignment, hypothecation, right of detention, right of set-off or any other agreement or arrangement having the effect of conferring security.

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Security Trustee has the meaning given in the Aircraft Lease Agreement.

SRM has the meaning given in the introductory paragraph to Schedule 6.

State of Design means the state having jurisdiction over the Person responsible for the type design of the Aircraft or any Engine or Part.

State of Incorporation means the state of organization of Lessee as identified in the heading of the Aircraft Lease Agreement.

State of Registry has the meaning given in the Aircraft Lease Agreement.

Subsidiary means:

(a)
in relation to any reference to accounts, any company whose accounts are consolidated with the accounts of Lessee in accordance with accounting principles generally accepted under accounting standards of the State of Incorporation; or

(b)	for any other purpose, an entity from time to time:

(i)	of which another has direct or indirect control or owns directly or indirectly more than 50 percent (50%) of the voting share capital; or

(ii)	which is a direct or indirect subsidiary of another under the Laws of the jurisdiction of its incorporation.

Tax or Taxes means any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds (including without limitation any value added or similar tax and any stamp, documentary, license, registration or similar fees or tax), together with any penalties, fines, surcharges and interest thereon and any additions thereto.

Tax Indemnitee means Owner, Lessor, GECAS, any Owner Participant, each Financing Party and GE Capital and each member of the consolidated group of which GE Capital is a member for U.S. Federal Income Tax purposes.

Technical Report means a monthly report of the Flight Hours, Cycles, Engine Flight Hours and Engine Cycles operated by the Airframe and Engines in respect of each calendar month in the form required by Lessor.

Term means the period commencing on the Delivery Date and ending on the Expiry Date.

Transfer has the meaning set forth in Clause 14.2.

UCC means the Uniform Commercial Code as in effect in the State of New York.

Unforeseen Event means:

(a)	war, civil disturbance or act of any Government Entity;

(b)	natural disaster or any other act of God;

(c)	any Law of, or any allocation or other action by, a Government Entity or any unexpected shortage of labor, materials or facilities affecting the Aircraft;

(d)	any damage or Defect;

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(e)	labor disputes;

(f)
breach of contract by any Person (other than Lessor), or other failure to deliver or redeliver the Aircraft by any Person (whether or not a breach) with possession or control of the Aircraft (other than by Lessor, if it has possession and control of the Aircraft), including any failure to deliver or delay in delivery by any prior lessee, any seller of the Aircraft or any Person performing modifications or maintenance to the Aircraft and any breach by any prior lessee, seller or modification or maintenance performer or failure to cooperate by any prior lessee, seller or modification or maintenance performer, or any “excusable” or “inexcusable” delay under any previous lease, purchase or modification or maintenance agreement for the Aircraft, or any purchase or modification or maintenance agreement for the Aircraft terminating prior to Delivery (including due to Lessor or an Affiliate of Lessor voluntarily terminating such agreement) provided any such delay or termination is not caused by Lessor’s default ;

(g)	delays in obtaining the Aircraft or any equipment or services for the Aircraft not caused by Lessor’s delay or default;

(h)	any delay due to Air Authority certifications; or

(i)	any other cause beyond the control of Lessor.

United States or US means the United States of America.

U.S.C. means the United States Code.

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SCHEDULE 2
REPRESENTATIONS AND WARRANTIES

1.1	Lessee’s Representations and Warranties

Lessee’s representations and warranties to Lessor are as follows:

(a)	Status: It has been properly formed as a company and has since been maintained according to all Regulations applicable to Lessee.

(b)	Non-Conflict: In entering into the Lease and carrying out its obligations, it does not contravene or breach any Regulation applicable to Lessee.

(c)
Power and Authority: It has the authorizations it needs to enter into the Lease and to carry out its obligations, and, at the time of execution, it will have the power to enter into the Relevant Documents.

(d)	Legal Validity: Its obligations under the Lease are legal, valid and binding against Lessee in accordance with their terms.

(e)	No Event of Default: No Event of Default has occurred and is continuing or would occur because of Delivery.

(f)	Litigation: It is not involved in any litigation or other dispute which could reasonably be expected to affect its financial condition or its ability to carry out its obligations in any material way.

(g)	Accounts: Its audited accounts and those of its Affiliates most recently delivered to Lessor:

(i)	have been prepared according to generally accepted accounting principles in the State of Incorporation; and

(ii)
fairly represent the financial condition of Lessee and its Affiliates as at the date to which they were drawn up and since that date there has been no material change in Lessee’s ability to carry out its obligations or its financial condition or the financial condition of its Affiliates .

(h)
Full Disclosure: Neither the audited accounts referred to in paragraph (g) nor any other document provided to Lessor by Lessee for the purposes of the Lease contains any untrue statement of a material fact or leaves out any important fact which could make any of them misleading.

(i)	No Immunity:

(i)	Lessee is subject to civil and commercial Law with respect to its obligations under the Lease; and

(ii)	Neither Lessee nor any of its assets is entitled to any right of immunity, and the entry into and performance of the Lease by Lessee constitute private and commercial acts.

(j)
Material Adverse Change: There has been no material adverse change in the financial condition of Lessee and Lessee Affiliates since the date to which the accounts most recently provided to Lessor on or prior to the Delivery Date were drawn up.

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(k)	Registration:

(i)
It is not necessary or advisable under the Laws of the State of Incorporation, the State of Registry or the Habitual Base in order to ensure the validity, effectiveness and enforceability of the Lease or to, establish, perfect or protect the property rights, to the extent such property rights have been created by the Lease, of Lessor or Owner in the Aircraft or any Engine or Part that the Lease or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or shall have been effected on or before the Delivery Date; and

(ii)
under the Laws of the State of Incorporation, the State of Registry and the Habitual Base the property rights of Lessor and Owner in the Aircraft, to the extent such rights have been created under the Lease have been fully established and perfected to the extent necessary to ensure that such rights will be recognized and will have priority over any claims of other creditors of Lessee in the Aircraft other than legally perfected liens and applicable insolvency laws.

(l)
Taxes: Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorporation, the State of Registry and the Habitual Base and is not required by Law to deduct any Taxes from any payments under the Lease other than any requirement to deduct withholding tax from payments of Rent hereunder in respect of which Lessee will as soon as reasonably practicable following the Delivery Date, obtain an exemption from the Ministry of Finance in the State of Incorporation.

1.2.	Lessor’s Representations and Warranties

Lessor’s representations and warranties to Lessee are as follows:

(a)	Status: It has been properly formed as a company with limited liability and has since been maintained according to all Regulations applicable to Lessor.

(b)	Non-Conflict: In entering into the Lease and carrying out its obligations, it does not contravene or breach any Regulation applicable to Lessor.

(c)	Power and Authority: It has the authorizations it needs to enter into the Lease and to carry out its obligations, and it has the power to enter into the Relevant Documents.

(d)	Legal Validity: Its obligations under the Lease are legal, valid and binding against Lessor in accordance with their terms.

(e)	No Immunity:

(i)	Lessor is subject to civil commercial law with respect to its obligation under the Lease; and

(ii)	neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of the Lease constitute private and commercial acts.

(f)	Ownership: On the Delivery Date and throughout the Term, Lessor will have good and sufficient title to or interest in the Aircraft to lease the Aircraft to Lessee on the terms set forth herein.

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SCHEDULE 3
CONDITIONS PRECEDENT

The conditions precedent to Lessor’s obligation to deliver and to commence the leasing of the Aircraft are as follows. All documents delivered to Lessor pursuant to this Schedule 3 will be in English, or if not in English, will be accompanied by an English translation undertaken by an independent translator:

1.	Preliminary Conditions

Lessor will receive from Lessee, not later than two (2) Business Days prior to the Scheduled Delivery Date, each of the following, satisfactory in form and substance to Lessor:

(a)
Opinion: evidence that an opinion in substantially the form of Schedule 8 will be issued on the Delivery Date by internal legal counsel (if Lessee is Lan Cargo S.A. ) or independent legal counsel acceptable to Lessor in the State of Registry, the Habitual Base and the State of Incorporation;

(b)
Approvals: evidence of the issue of each approval, license and consent which may be required in relation to, or in connection with the performance by Lessee of any of its obligations under the Lease (including without limitation the remittance by Lessee to Lessor in Dollars of all amounts payable under the Lease);

(c)
Import: evidence that any required import license, and all customs formalities, relating to the import of the Aircraft into the Habitual Base have been obtained or complied with, and that the import of the Aircraft into the Habitual Base is exempt from Taxes;

(d)	Process Agent: a letter from the process agent appointed by Lessee in the Lease accepting that appointment;

(e)	Licenses:

copies of Lessee’s air operator’s certificates and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

(f)
Air Traffic Control: a letter from Lessee addressed to each relevant air traffic control authority pursuant to which Lessee authorizes the addressee to issue to Lessor, upon Lessor’s request from time to time, a statement of account of all sums due by Lessee to the authority in respect of all aircraft (including, without limitation, the Aircraft) operated by Lessee;

(g)
Deregistration Power: an irrevocable power of attorney substantially in the form of Schedule 13A and, if the Cape Town Convention including Article XIII of the Protocol is applicable to the Lease, an irrevocable deregistration and export request authorization substantially in the form of Schedule 13B attached in each case (in both English and Spanish) duly executed by Lessee, notarized and legalized, authorizing Lessor or such other Person as Lessor may from time to time specify to do any thing or act or to give any consent or approval which may be required to obtain deregistration of the Aircraft and to export the Aircraft from the Habitual Base upon termination of the leasing of the Aircraft under the Lease;

(h)	Letter of Credit (if applicable): the form of the Letter of Credit;

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(i)
UCC: protective Uniform Commercial Code Financing Statements with respect to the Lease and the Aircraft in a form acceptable to Lessor shall have been executed and delivered by Lessee on a form furnished by Lessor and duly filed at Lessor’s expense in each jurisdiction requested by Lessor;

(j)	Guaranty (if applicable): the form of the Guaranty;

(k)
Acknowledgement and Agreement re Assignment (if applicable): an acknowledgement of and certain agreements with respect to the assignment by Lessor of this Lease to Owner and Financing Parties’ Representative in the form previously provided to Lessee or as Owner or Financing Parties’ Representative may otherwise reasonably request;

(l)
Cape Town Registration: If applicable, confirmation that Lessee has duly registered itself with the International Registry and has consented to a Person approved by GECAS as its professional user or professional user entity for dealings with the International Registry; and

(m)	General: such other documents as Lessor may reasonably request.

2.	Final Conditions

(a)	Final Documents: Lessor shall receive on or before the Delivery Date each of the following:

(i)	Certificate of Technical Acceptance: the Certificate of Technical Acceptance, dated and fully completed, and executed by Lessor and Lessee;

(ii)	Opinions: a signed original of each of the opinions referred to in Clause 1(a) of this Schedule, dated the Delivery Date;

(iii)	Payments: all sums due to Lessor under the Lease on or before the Delivery Date including the first payment of Rent and, if applicable, the balance of the Deposit;

(iv)
Insurances: certificates of insurance, an opinion and undertaking from Lessee’s insurance broker and other evidence satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of the Lease as to Insurances with effect on and after the Delivery Date;

(v)	Financial Information: the latest Financial Information of Lessee as requested by Lessor;

(vi)	Letter of Credit (if applicable): the Letter of Credit;

(vii)
Guaranty (if applicable): the Guaranty, duly executed and delivered by Guarantor, a certified copy of Guarantor’s Board of Directors approving the issuance of the Guaranty and a legal opinion or legal opinions of Guarantor’s in-house chief legal counsel acceptable to Lessor in respect of the Guaranty in form and substance acceptable to Lessor and its legal counsel;

(viii)	Lessee’s Maintenance Program: such information and documents relating to the Lessee’s Maintenance Program as Lessor may reasonably require;

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(ix)
Registration and Filings: evidence that on the Delivery Date the Aircraft has been validly registered under the Laws of the State of Registry and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of the Lease and to perfect and protect the property rights, to the extent such rights exist or are created by the Lease or an applicable Security Interest, of Lessor, Owner and any holder of such Security Interest in the Aircraft, any Engine or any Part;

(x)
Organization and Authorization: (i) the corporate documents of Lessee as they exist on the Delivery Date and (ii) resolutions of the board of directors of Lessee approving the terms and conditions of the Lease and authorizing the execution, delivery and performance of the Lease;

(xi)	General: such other documents as Lessor may reasonably request on a timely basis in advance of the Scheduled Delivery Date;

(b)	Representations/Warranties: the representations and warranties of Lessee in Schedule 2 shall be correct, and would be correct if repeated on Delivery;

(c)	No Default: no Default shall have occurred and be continuing on Delivery or would be reasonably likely to occur from the leasing of the Aircraft to Lessee under the Lease; and

(d)
Aircraft Title: Acquisition by Lessor from a third party of title to the Aircraft or other interest therein sufficient to lease the Aircraft to Lessee on the terms and conditions set forth in the Lease.

3.	Lessee Condition Precedents

Lessee’s obligation to lease the aircraft hereunder shall be subject to (i) the Aircraft meeting the Delivery Condition Requirements and (ii) receipt by Lessee of each of the following documents on or before the Delivery Date, save to the extent that the same are waived or deferred by the Lessee it its absolute discretion:

(a)	a certificate signed by a duly authorized officer of Lessor certifying that Lessor’s representations and warranties in Schedule 2 are true and correct on the Delivery Date as if given on such date;

(b)
a side letter to Lessee confirming that a signed Certificate of Insurance incorporating the provisions of AVN67B as currently operated in the Aviation Insurance industry will, when provided at delivery, constitute evidence of insurance in form and substance acceptable to the Lessor as required in the Lease;

(c)	acquisition by Lessor from Lessee or a third party of title to the Aircraft or other interest therein sufficient to lease the Aircraft to Lessee on the terms and conditions set forth in the Lease;

(d)	a certified copy of the bill of sale relating to the Aircraft (duly notarized, consularized and apostilled as necessary) if required for registration of the Aircraft in the State of Registry; and

(e)	a valid Export Certificate of Airworthiness.

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SCHEDULE 4
PRE-DELIVERY PROCEDURES AND DELIVERY CONDITION
REQUIREMENTS

1.	Licenses

(a)
Except for the Export Certificate of Airworthiness, it is the responsibility of Lessee to obtain all licenses, permits or approvals necessary to export or transport the Aircraft from the Delivery Location.

(b)
Lessor will provide Lessee with any required data and information relating to the Aircraft or Lessor as are reasonably available to Lessor for the purposes of obtaining any such licenses, permits or approvals.

2.	Inspection

Except as otherwise provided in the Aircraft Lease Agreement:

(a)
Subject to any applicable purchase agreement (but without prejudice to Lessee’s rights to inspect the Aircraft prior to the Delivery Date), Lessee shall inspect the Aircraft (including such rights as Lessor has to be present and inspect, on an ongoing basis, the manufacture of the Aircraft and including a demonstration flight which shall be undertaken for the benefit of Lessee at no expense to Lessee with up to two (2) representatives of Lessee on the Aircraft as observers) to ensure that the Aircraft fulfils the Delivery Condition Requirements.

(b)
If Lessee’s inspection of the Aircraft shows that the Aircraft does not fulfill the Delivery Condition Requirements, Lessor will correct any defects and make the Aircraft available for re-inspection by Lessee provided that, in Lessor’s reasonable opinion, it is not impracticable or prohibitively expensive to correct the defect.

(c)	If Lessor, acting in good faith, notifies Lessee that it does not intend to correct the defect (referred to in paragraph (b) of this Clause 2), either party may terminate the Lease.

3.	Indemnity

Lessee is responsible for and will indemnify each Indemnitee against all Losses arising from death or injury to any observer, representative or any employee of Lessee in connection with the inspection of the Aircraft whether or not such Losses arise out of or are attributable to any act or omission, negligent or otherwise, of any Indemnitee except with respect to Losses arising solely due to the willful misconduct or recklessness of Lessor or Lessor’s servants or agents.

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SCHEDULE 5
Certificate Of Technical Acceptance

This Certificate of Technical Acceptance is delivered, on the date set out below by ________ (“Lessee”) to ________ (“Lessor”) pursuant to the Aircraft Lease Agreement dated ________ between Lessor and Lessee (the “Lease”). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Lease.

DETAILS OF ACCEPTANCE

Lessee hereby confirms to Lessor that Lessee has at [ ] o’clock on this ________ day of ________, at ________ , technically accepted the following, in accordance with the provisions of the Lease:

______[model] Aircraft, Manufacturer’s Serial Number ________;

______[model] Engines:

Engine Number Manufacturer’s Serial Number

[To be completed at Delivery]

(each of which has 750 or more rated take off horsepower or the equivalent of such horsepower)

Fuel Status: Kilos/lbs ________ ; and

Loose Equipment Check List: in accordance with the list signed by Lessor and Lessee and attached hereto.

Aircraft Documents and Records: in accordance with the list signed by Lessor and Lessee and attached hereto.

LOPA drawing attached.

HOURS AND CYCLES DATA (as of Delivery Date)

Airframe:

Time since New: ___________ Cycles since New: ___________

Landing Gear (Main [, Center] and Nose)

Time since New: ___________ Cycles since New: ___________

Engines:

ESN: ________

Time since New: ___________ Cycles since New: ___________

ESN: ________

Time since New: ___________ Cycles since New: ___________

Auxiliary Power Unit :

Number of APU Hours since New: ___________ Hours

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ACCEPTANCE:

Lessee hereby confirms that the Aircraft, Engines, Parts and Aircraft Documents and Records are technically acceptable to it, satisfy all of the Delivery Condition Requirements and are in the condition for delivery and acceptance as required under the Lease.

IN WITNESS WHEREOF, Lessee and Lessor have, by their duly authorized representative, executed this Certificate of Technical Acceptance on the date in paragraph 1 above.

LESSEE:

By:

Title:

LESSOR:

By:

Title:

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 SCHEDULE 6

PROCEDURES AND OPERATING CONDITION AT REDELIVERY

On the Return Occasion the Aircraft will be redelivered to Lessor by Lessee in accordance with the procedures and in any event in the condition set out below. For the avoidance of doubt, any damage assessment and/or rectification criteria used in assessing the redelivery condition shall be as prescribed in the Manufacturer’s maintenance manual and/or the Manufacturer’s structural repair manual (“SRM”), as appropriate.

1.1	FINAL INSPECTION

Immediately prior to the Return Occasion, Lessee will make the Aircraft available to Lessor and Owner for inspection (“Final Inspection”) in order to verify that the condition of the Aircraft complies with the Lease. The Final Inspection will include, and be long enough to permit Lessor to:

(a)	inspect the Aircraft Documents and Records;

(b)
inspect the Aircraft (including an examination of all compartments and bays, with Lessee to open or remove panels as reasonably required by Lessor or Owner), uninstalled Parts and the APU (including a complete video borescope inspection of the APU);

(c)
inspect the Engines, including (i) a complete video borescope inspection of (A) the low pressure and high pressure compressors, (B) combuster area and (C) turbine area and (ii) engine condition runs (including full take-off power engine run-up performed in accordance with the performance test in the Manufacturer’s maintenance manual, and the Engines shall not exceed corrected limits for all parameters using temperature corrected charts), and power assurance runs; and

(d)	observe a two hour demonstration flight at Lessee’s cost (with Lessor’s and Owner’s representatives as on-board observers).

Furthermore, Lessee acknowledges that a purchaser or the next operator of the Aircraft may need to inspect the Aircraft, the Engines and the Aircraft Documents and Records prior to redelivery and Lessee hereby agrees to cooperate reasonably at all times during the Term with Lessor, Owner and/or such purchaser or such next operator in order to coordinate, assist and grant access for the above inspections and/or meetings as necessary.

Lessor or Owner, as the case may be, is responsible for and will indemnify Lessee against all Losses arising from the death or injury to any observer or any employee of Lessor or Owner, a purchaser or next operator of the Aircraft, as the case may be, in connection with the inspection of the Aircraft under this Clause 1.1 whether or not such Losses arise out of or are attributable to any act or omission, negligent or otherwise of Lessee, except with respect to Losses arising solely due to the willful misconduct or recklessness of Lessee or Lessee’s servants or agents.

1.2	GENERAL CONDITION

The Aircraft will:

(a)
be in the same configuration as at Delivery after giving effect to any post-Delivery modifications, repairs or maintenance to the Aircraft paid for or otherwise provided by or on behalf of Lessor (or as permitted by the Lease or as otherwise mutually agreed), be in as good operating condition and appearance as when delivered to

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Lessee (after giving effect to any such post-Delivery modifications, repairs or maintenance), except for ordinary wear and tear of a kind and to an extent consistent with similar aircraft engaged in commercial airline operations and alterations and modifications authorized or required under the Lease and paid for by Lessee or a Permitted Sub-Lessee, and shall have been thoroughly cleaned immediately prior to redelivery, and all structural damage shall have been repaired to a permanent repair standard as per the SRM or, if the damage is outside the scope of the SRM shall require FAA 8110-3 certification or the equivalent certification by the civil aviation authority of the State of Design. For the avoidance of doubt, a permanent repair shall be defined as either a Category A or Category B repair in accordance with the B777-200 SRM:

Category A Repair: A permanent repair for which the inspections given in the Maintenance Planning Data (MPD) document, are sufficient and no other actions are necessary.

Category B Repair: A permanent repair for which supplemental inspections are necessary at the specified threshold and repeat intervals.

(b)
have installed the full complement of equipment, parts, accessories, furnishings and loose equipment as when originally delivered to Lessee (and after giving effect to any post-Delivery modifications, repairs or maintenance paid for or otherwise provided by or on behalf of Lessor and unless and as otherwise permitted by the Lease or mutually agreed) and the Aircraft (including the Aircraft Documents and Records) shall be in a condition suitable for immediate registration with the FAA (assuming that the Owner qualifies for such registration) and immediate operations under JAR 121 or FAR Part 121 as appropriate depending on the type of the Aircraft (unless otherwise provided in the Aircraft Lease Agreement) with a new operator, without waiver, unless the benefit of such waiver is applicable to the next operator of the Aircraft, or restriction; and if any of the engines or parts tendered for redelivery with the Aircraft is not one of the Engines or Parts referred to in the Certificate of Technical Acceptance or a Replacement Engine installed pursuant to Clause 8.11(b) following an Engine Event of Loss, Lessor shall have no obligation to accept such engine or part unless Lessee furnishes to Lessor all the documents and evidence in respect of such engine or part in accordance with Clause 8.11(b), as if such engine were a Replacement Engine or replacement Part, and otherwise complies with such Clause 8.11(b) with respect thereto;

(c)
have in existence a valid and effective certificate of airworthiness (and if required by Lessor, a valid and effective export certificate of airworthiness) with respect to the Aircraft issued by the Air Authority (in the case of an export certificate of airworthiness no earlier than 10 days prior to the redelivery);

(d)
comply with the manufacturer’s original specifications except as modified in accordance with the Manufacturer’s service bulletins or letters, Airworthiness Directives, Air Authority approved data or otherwise as permitted by the Aircraft Lease Agreement;

(e)	have undergone, immediately prior to redelivery, the Redelivery Check;

(f)
have had accomplished all outstanding Airworthiness Directives affecting the Aircraft issued by the FAA requiring action during the Term or within the AD Compliance Period. For this purpose, compliance shall be by terminating action if:

(i)	Lessee has complied by terminating action for other aircraft of the same model and series then operated by Lessee, except where such terminating

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action was required under the terms of the Airworthiness Directive as a result of a finding during an inspection which precluded further ongoing inspections to achieve adherence to the Airworthiness Directive; or

(ii)	the latest date permitted by such Airworthiness Directive for required compliance by terminating action falls within the AD Compliance Period.

action was required under the terms of the Airworthiness Directive as a result of a finding during an inspection which precluded further ongoing inspections to achieve adherence to the Airworthiness Directive; or In no event shall there be any time extensions, waivers, deviations or alternative means of compliance with any Airworthiness Directives or other regulations that are non-transferable by Lessee. In the event that a revision to an AD occurs, which revises the compliance provisions of such AD, after the last Engine shop visit(s) carried out on the Engines during the Term and as a result Lessee has terminated such AD on another engine in its fleet as of the Return Occasion, then Lessor shall not require an unscheduled Engine shop visit be carried out in order to meet the intent of subparagraph (i) of this paragraph (f) provided that non termination of such AD does not impact upon the intent of subparagraph (ii) and does not result in any reduction of the Minimum Engine Flight Hours and Minimum Engine Cycles at Redelivery;

(g)
have installed all applicable vendor’s and manufacturer’s service bulletin kits received free of charge by Lessee during the Term that are appropriate for the Aircraft and to the extent not installed, those kits will be furnished free of charge to Lessor;

(h)
have the fuselage, empennage, wings, pylons, cowlings and flight controls sanded, re-placarded and painted white in accordance with standard industry practice, including any required re-balancing of flight controls and required re-weighing or recalculation of the Aircraft or the Aircraft weight;

(i)	have all signs and decals clean, secure and legible;

(j)	have no open, deferred, continued, carry over or placarded maintenance items or watch items or placarded log book items, and all other log book discrepancies shall be cleared;

(k)
all discrepancies discovered during the inspections described above which exceed the Manufacturer’s maintenance manual allowable limits for in-service aircraft shall have been repaired in accordance with Air Authority-approved procedures;

(l)
all repairs of a temporary or interim nature, requiring repetitive inspections or future upgrading, including external doublers with blind fasteners, shall be upgraded to permanent repair. For the avoidance of doubt, a permanent repair shall be defined as either a Category A or Category B repair in accordance with the B777-200 SRM:

Category A Repair: A permanent repair for which the inspections given in the Maintenance Planning Data (MPD) document are sufficient and no other actions are necessary.

Category B Repair: A permanent repair for which supplemental inspections are necessary at the specified threshold and repeat intervals.

and

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(m)	all systems shall be fully operational for their intended functions in accordance with the Manufacturer’s maintenance manual specifications.

1.3	COMPONENTS

(a)
Each Flight Hour or Cycle controlled Hard Time Component (other than the APU, but including the components installed on the APU) shall have not less than the Minimum Component Flight Hours or the Minimum Component Cycles (whichever is more restrictive) of life remaining to the next scheduled removal, in accordance with the Lessee’s Maintenance Program and shall be supported by appropriate certification documentation indicating TSN, CSN, TSO and CSO in the form of JAR form 1 or FAA form 8130-1, as applicable; for this purpose “Hard Time Component” means any component which has a limited on-wing life in accordance with the Lessee’s Maintenance Program and which can have life fully restored through appropriate maintenance, but excluding from such definition Engine LLPs, a whole engine, a whole APU and a complete landing gear (but not excluding the Hard Time Components within such engine, APU or landing gear);

(b)
Each calendar-limited component including safety equipment will have not less than its Minimum Component Calendar Life remaining to the next scheduled removal in accordance with the Lessee’s Maintenance Program;

(c)
Each “on-condition” and “condition-monitored” component will be serviceable and include FAA certification by appropriate FAA form 8130-1 certification unless same has not been removed from the Aircraft;

(d)	The installed Flight Hour of Cycle controlled components as a group will have an average of total flight time since new of not more than that of the Airframe;

(e)
Each Airframe Life-Limited Component will have not less than the Minimum Component Flight Hours and the Minimum Component Cycles remaining to next scheduled removal and will be supported by certification documentation necessary to demonstrate back-to-birth traceability; for this purpose “Airframe-Life Limited Component” means a component with an ultimate life which cannot be restored through appropriate maintenance.

1.4	ENGINES

(a)	Each Engine (or a Replacement Engine as and to the extent permitted by Clause 1.2(b)) will be installed on the Aircraft and comply with the following:

(i)
Each Engine will have not less than the Minimum Engine Flight Hours and Minimum Engine Cycles expected life remaining to the next removal. The expected life remaining will be determined by the inspection and checks accomplished in accordance with the Lease as listed below:

(ii)	borescope inspection;

(iii)	engine condition monitoring sage data;

(iv)	OATL assessment or minimum last ten (10) Flight Hours;

(v)	ground runs;

(vi)	technical log analysis; and

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(vii)	previous shop visit assessment (if applicable);

(b)
Each Engine shall have just completed at the Redelivery Location a hot (including combustion chamber) and cold section video borescope inspection, which inspection shall be performed at Lessor’s expense, and a power assurance run performed at Lessee’s expense in accordance with the Lessee’s Maintenance Program or Manufacturer’s maintenance manual and any defects discovered in such inspections which exceed the Engine manufacturer’s in-service limits shall be corrected at Lessee’s expense. Lessee shall cause such borescope inspections to be performed and to be recorded on videotape by an agency selected by Lessor and shall provide Lessor with a copy of such videotape on the Return Occasion. No Engine shall be on “watch” for any reason requiring any special or out of sequence inspection. Each Engine shall comply with the operations specification of Lessee without waiver or exceptions. All items beyond the Engine manufacturer’s in-service limits shall be repaired;

(c)
Each Engine Life-Limited Part will have not less than the Minimum Engine LLP Cycles remaining per the manufacturer’s then current limitations for the part number in question, and will be supported by certification documentation necessary to demonstrate back-to-birth traceability; for this purpose “Life Limited Part” means a component with an ultimate life which cannot be restored through appropriate maintenance; and

(d)
Each Engine will have no less than the Minimum Engine Cycles and the Minimum Engine Flight Hours before any defect, condition or restriction requires any inspection, testing, repair or replacement in accordance with the Engine manufacturer’s maintenance manual limits.

1.5	FUSELAGE, WINDOWS AND DOORS

(a)
The fuselage will be free of major dents and abrasions in excess of the limits specified in Manufacturer’s maintenance manual or SRM, as applicable, loose or pulled or missing rivets and all structural repairs shall be permanent repairs. For the avoidance of doubt, a permanent repair shall be defined as either a Category A or Category B repair in accordance with the B777-200 SRM:

Category A Repair: A permanent repair for which the inspections given in the Maintenance Planning Data (MPD) document, are sufficient and no other actions are necessary.

Category B Repair: A permanent repair for which supplemental inspections are necessary at the specified threshold and repeat intervals.

(b)	Windows will be free of delamination, blemishes, crazing, in excess of the limits specified in the Manufacturer’s maintenance manual or SRM, as applicable, and will be properly sealed;

(c)	Doors will be free moving, correctly rigged and be fitted with serviceable seals; and

(d)	Lessee will supply a dent and scratch survey with specific locations at redelivery that encompasses all previously repairs and damage that is within the Manufacturer’s limits on the Aircraft.

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1.6	WINGS AND EMPENNAGE

(a)	Leading edges will be free from damage in excess of the limits specified in the Manufacturer’s maintenance manual or structural repair manual; and

(b)	Unpainted surfaces of the wings and empennage will be polished.

1.7	INTERIOR AND COCKPIT

(a)	Carpet will be in good condition and freshly cleaned prior to redelivery. Carpet will be free from stains, frays and tears and will meet all existing FAR fire resistance regulations;

(b)	Sidewalls, ceilings, floor coverings, seats, overhead bins and bulkhead coverings will be in good condition with no frays or tears and will meet all existing FAR fire resistance regulations; and

(c)
All seats will be in good working order and all seat covers will be freshly cleaned prior to redelivery. Seat belts will be of matching color and be free from stains, frays and tears and have TSO tags attached.

1.8	LANDING GEAR; WHEELS AND BRAKES

(a)	The Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary;

(b)
Each installed Landing Gear shall have no more Cycles accumulated than the Airframe and, Minimum Landing Gear Flight Hours and/or Minimum Landing Gear Cycles and/or Minimum Landing Gear Calendar Time, shall have not less than the Minimum Landing Gear Flight Hours and the Minimum Landing Gear Cycles and the Minimum Landing Gear Calendar Time to the next scheduled overhaul or removal, as the case may be, in accordance with the then current Manufacturer’s Maintenance Planning Document or Lessee’s Maintenance Program; and

(c)	The wheels and brakes will have not less than half of their useful life remaining.

1.9	RETURN OF AUXILIARY POWER UNIT (APU)

The APU shall have just completed a borescope inspection and shall meet all air outputs and temperature limitations under load in accordance with the Lessee’s Maintenance Program and the Manufacturer’s maintenance manual, and any defects discovered in such inspection, which exceed the APU manufacturer’s in-service limits, shall be corrected at Lessee’s expense. The APU shall have not more than the Minimum APU Limit since the last gas path refurbishment. The APU Life Limited Parts shall have not less than the Minimum APU LLP Limit of useful life remaining on average.

1.10	CORROSION

(a)	The Aircraft shall be in compliance with the Manufacturer’s corrosion prevention and control program (CPCP) requirements;

(b)	The entire fuselage will be substantially free from corrosion according to the Manufacturer’s maintenance manual; and

(c)	Fuel tanks will be free from contamination and corrosion according to the Manufacturer’s maintenance manual.

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1.11	FUEL

At redelivery, Lessor will pay to Lessee or Lessee will pay to Lessor (as the case may require) a cash adjustment in respect of the difference in fuel on board at Delivery versus redelivery, at the then prevailing cost of fuel at the Redelivery Location.

1.12	MAINTENANCE PROGRAM

(a)
Prior to the Return Occasion and upon Lessor’s or Owner’s request, Lessee will provide Lessor or Owner or its agent reasonable access to the Lessee’s Maintenance Program and the Aircraft Documents and Records in order to facilitate the Aircraft’s integration into any subsequent operator’s fleet; and

(b)
Lessee will, if requested by Lessor or Owner to do so, provide sufficient access to Lessee’s Maintenance Program in order to integrate the Aircraft to the next operator’s maintenance program. Lessor and any Person to whom Lessor grants access to Lessee’s Maintenance Program shall agree that it will not disclose the contents of the Lessee’s Maintenance Program to any Person except to the extent necessary to monitor Lessee’s compliance with the Lease and/or to bridge the maintenance program for the Aircraft from the Lessee’s Maintenance Program to another program after the Return Occasion.

1.13	Aircraft Documents

At redelivery Lessee will deliver to Lessor and Owner all current and complete historical records required to be maintained relevant to the Aircraft, including documents, manuals, data, overhaul records, life limited part traceability to “zero time since new”, log books, original delivery documents, serviceable parts tags, FAA forms, modification records and inspection records, and including each of the following Aircraft Documents and Records:

A.	Certificates
A001	Certificate of Airworthiness
A002	Current Aircraft Registration
A003	C of A for Export (if applicable)
A004	Noise Limitation Certificate (AFM page)
A005	Radio Station License
A007	Aircraft deregistration confirmation
A008	Burn Certificates - Cabin Interiors - as follows:
Certification of compliance with the fire blocking requirements as outlined in FAR/JAR Part 25 including:
-	Seat cushions*
-	Back rest cushions*
-	Dress covers*
-	Carpets
-	Curtains
-	Interior Surfaces (if refurbished)
* Including “in combination” burn certification

B.	Aircraft Maintenance Status Summaries
B001	Certified current Time in Service (Hours & Cycles) and maintenance status
B002	Certified status of Airworthiness Directives including method of compliance
B003	Certified status of Service Bulletin Status
B004	Certified status of SSI (if applicable)
B005	Certified status of CPCP (if applicable)
B006	Certified inventory of Hard Time Components (Fitted listing)
B007	Certified inventory of OC/CM Components (Fitted listing)

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B008	Certified status of all non-SB and Major Modifications/STC’s including acceptable State of Manufacture Certification
B009	Certified status of Check/Inspection History & Current Status of Checks
B010	List of Deferred Maintenance Items
B011	List of Out of Phase Checks, Special Requirements, Time Limited Repairs (if any).
B012	Aircraft Accident & Incident Report.
B013	Structural repairs and damage (including Dent & Buckle Chart).

C.	Aircraft Maintenance Records
C001	Technical Logs (Minimum of 2 years)
C002	A Checks
Last complete cycle of A Checks (or equivalent)
C003	Intentionally Deleted
C004	All Major Checks
C005	CPCP Tasks (if applicable)
C006	Periodic Tasks
C007	Dirty Finger Print Certification - AD’s
C008	Dirty Finger Print Certification - SB’s
C009	Dirty Finger Print Certification - All other modification
C010	Last Weight Report including Schedule
C011	Compass Swing Report
C012	Last Test Flight Report
C013	Certified ETOPS compliance report (if applicable)
C014	Dirty Finger Print certification - All Structural repairs/structural damage
C015	Details of State of Manufacture certification basis - A non-SRM Structural repairs
C016	Aircraft Log Book(s) if applicable

D.	Configuration Status
D001	Approved and certified LOPA
D002	Galley Drawings/Component OHM
D003	Emergency Equipment Drawing/Listing
D004	Loose Equipment Inventory
D005	Inventory Listing of Avionic installed Units.

E.	Aircraft Historical Records
E001	C of A (Export) from State of Manufacture
E002	Manufacturer’s AD Report
E003	Manufacturer’s Inspection Report, Initial Equipment list
E004	Manufacturer’s repair/alteration report
E005	Manufacturer’s SB Report
E006	Service Difficulty Reports (if any)
E007	Aircraft Historical Log
E008	Last Flight Data Recorder Read-Out & Corrections
E009	Weighing report

F.	Engine Records
F001	Certified Statement of Status of Each Engine
F002	AD Compliance Report and Compliance Documents
F003	Manufacturer’s Modifications & SB Status
F004	In-house Modifications (if applicable)
F005	Certified LLP Listing
F006	Certified listing of installed units
F007	Manufacturer Delivery Document
F008	Complete copies of all historical engine/module Shop Visit Reports
F009	State of Manufacture LLP Traceability
F010	Conditioning Monitoring Report
F011	Engine Log Book/Master Records of Installation/Removals
F012	Last Borescope Report, including video if available

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F013	Test Cell Run Report
F014	Last On-Wing Ground Run
F015	Certified Statement that Engines are not involved in an Accident
F016	Approved Release to Service Certification for installed rotables
F017	Approved ETOPS compliance report (if applicable)

G.	APU
G001	Certified Statement on Status of APU (if applicable)
G002	Certified SB Compliance Report/AD Status Report
G003	Approved Release to Service Certification for installed units
G004	APU Log Book/Master Record of Installation/Removals
G005	Complete copies of all APU Shop Visit Reports & Reason for Removal
G006	Statement of APU Hours to Aircraft Flying Hours
G007	LLP Status and Full Traceability to birth
G008	APU Borescope Report
G009	Last On-Wing/Health Check Data sheets (if applicable)
G010	Last Test Cell Run
G011	Approved ETOPS compliance report

H.	Component Records
H001	Approved Release to Service Certification for Hard Time Components
H002	Approved Release to Service Certification for OC/CM Components

I.	Landing Gears
I001	Approved Release to Service Certification for major assemblies on each Gear
I002	Approved LLP Listings for each Gear (with FULL Traceability to Birth)
I003	Last Shop Visit Report (OH)

J.	Manuals
All Manufacturer’s Manuals delivered with the Aircraft under the Lease updated to the latest revision standard (applicable as at the Return Occasion) as may be reasonably requested by Lessor

Electronic Data:
J006	WDM
J007	IPC
J008	Maintenance Manual
J009	Schematics
J010	Hook Up Listing

K.	Miscellaneous
K006	Maintenance Program Specifications (Operator’s)
K007	Reference Material for Interpretation of Status Summaries, or cross-reference for Part Numbers

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SCHEDULE 7
INSURANCE REQUIREMENTS

1.1	Types of Insurance

The Insurances required to be maintained are as follows:

(a)
Hull All Risks of loss or damage while flying, taxiing and on the ground with respect to the Aircraft on an agreed value basis for the Agreed Value and with a deductible not exceeding the Deductible Amount, or such other amount agreed by Lessor from time to time;

(b)
Hull War and Allied Perils, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets, including confiscation and requisition by the State of Registry for the Agreed Value;

(c)
All Risks (including War and Allied Risk except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an “agreed value” basis for their full replacement value and including engine test and running risks; and

(d)
Comprehensive Aircraft Third Party, Property Damage, Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability for a combined single limit (bodily injury/property damage) of an amount not less than the Minimum Liability Coverage for the time being for any one occurrence (but in respect of products and personal injury liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks are also to be covered under the policy to the fullest extent available from the leading international insurance markets and in the scope provided by AVN52E as in effect on the date of this Common Terms Agreement and shall be for an amount not less than the greater of (i) the Minimum Liability Coverage and (ii) the amount carried by Lessee in respect of similar aircraft owned or otherwise operated by Lessee.

1.2	Terms of Hull and Spares Insurance

All required hull and spares insurance, so far as it relates to the Aircraft, will:

(a)
Additional Insureds: name Lessor and Owner and their respective successors and assigns (provided that Lessor shall notify Lessee in writing of the identity of such successors and assigns if so required by Lessee’s insurers) as additional insureds for their respective rights and interests;

(b)
Settlement of Losses: provide that any loss will be settled jointly with Lessor and Lessee, and will be payable in Dollars to Lessor, for the account of all interests, except where the insurance payment does not exceed the Damage Notification Threshold, and Lessor has not notified the insurers to the contrary, in which case the loss will be settled with and paid to Lessee;

(c)
50/50 Provision: if separate Hull “all risks” and “war risks” insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current London market language); and

(d)	No Option to Replace: confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Event of Loss.

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1.3	Terms of Liability Insurance

All required liability insurances will:

(a)	Additional Insureds: include each Indemnitee, as additional insureds for its respective rights and interests, warranted, each as to itself only, no operational interest;

(b)
Severability: include a severability of interests clause which provides that the insurance, except for the limit of liability, will operate to give each insured the same protection as if there was a separate policy issued to each insured; and

(c)
Primary Policy: contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor, each Indemnitee or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies.

1.4	Terms of All Insurances

All Insurances will:

(a)	Industry Practice: be in accordance with generally accepted industry practice of persons operating similar aircraft in similar circumstances;

(b)	Dollars: provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

(c)	Worldwide: operate on a worldwide basis subject to such limitations and exclusions as Lessor may agree;

(d)
Breach of Warranty: provide that, in relation to the interests of each of the additional assureds, the Insurances will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional assureds seeking protection and shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee, or any other person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurances;

(e)	Subrogation: provide that the insurers will hold harmless and waive any rights of recourse or subrogation against the additional insureds;

(f)
Premiums: provide that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off, counter-claim or other deduction, by attachment or otherwise, in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

(g)
Cancellation/Change: provide that the Insurances will continue unaltered for the benefit of the additional insureds for at least thirty (30) days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or installment thereof has been sent by insurer(s) to Lessor, or where an insurance broker is appointed to the insurance broker who shall promptly send on such notice to Lessor, except in the case of war risks for which seven (7) days (or such lesser period as is or may be customarily available in respect of war risks or allied

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(g)	perils) will be given, or in the case of war between the five (5) great powers or nuclear peril for which termination is automatic;

(h)	Reinsurance: if reinsurance is a requirement of the Aircraft Lease Agreement such reinsurance will:

(i)	be on the same terms as the original insurances and will include the provisions of this Schedule;

(ii)
provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(iii)	contain a “cut-through” clause in the following form (or otherwise satisfactory to Lessor):

“The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by the Aircraft Lease Agreement dated as of [__________] and made between [Lessor] and [Lessee] such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith”; subject to such provisions not contravening any Law of the State of Incorporation; and

Initiating Claims: contain a provision entitling any Indemnitee to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so; and

Indemnities: accept and insure the indemnity provisions of the Lease to the extent of the risks covered by the policies.

1.5	Deductibles

Lessee shall be responsible for any and all deductibles under the Insurances.

1.6	Application of Insurance Proceeds

The Insurances will be endorsed to provide for payment of proceeds as follows:

(a)
Event of Loss: all insurance payments received as the result of an Event of Loss occurring during the Term will be paid to Lessor, and Lessor will pay the balance of those amounts to Lessee after deduction of all amounts which are payable by Lessee to Lessor under the Lease and the Other Agreements (including under Clause 11.1(b));

(b)
Exceeding Damage Notification Threshold: all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss (but including an Engine Event of Loss) and in excess of

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the Damage Notification Threshold will be paid to Lessor and applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with the Lease. Any balance remaining may be retained by Lessee;

(c)	Below Damage Notification Threshold: insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee;

(d)
Liability Proceeds: all insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to Lessor or Owner to be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made; and

(e)
Default: notwithstanding any of the foregoing paragraphs, if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor or Owner, as the case may be, or retained to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor or Owner may elect, provided that, upon cure of such Default, payment shall thereafter be made to Lessee of such amounts.

To the extent that insurance proceeds are paid to Lessee, Lessee agrees to hold such proceeds in trust and comply with the foregoing provisions and apply or pay over such proceeds as so required.

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SCHEDULE 8
FORM OF LEGAL OPINION

Santiago, Chile,  20 ;
[Lessor]
c/o GE Commercial Aviation Services Limited
Aviation House
Shannon
County Clare
Ireland
Attn: General Counsel]

Dear Sirs,

This opinion is furnished to you pursuant to the Aircraft Lease Agreement dated [ ], between [ ] (“Lessor”) and LAN Cargo S.A. (“Lessee”) which incorporates by reference the provisions of the Common Terms Agreement (“Lease”). Words and expressions used and not otherwise defined herein will bear the same meanings as set out in the Lease.

I have acted as counsel for the Lessee in connection with the execution and delivery of the Lease.

In that connection I have examined:

(a)	the Lease;

(b)	the Acceptance Certificate;

(c)	the Deregistration Power of Attorney; and

(d)	Such other documents, agreements and instruments and such treaties, laws, rules, regulations, decrees and the like, as I have deemed necessary as a basis for the opinions hereinafter expressed; and

I express no opinion as to any laws other than the laws and regulations of the Republic of Chile (“Chile”) as currently in effect.

Based upon the foregoing and having regard to legal considerations which I deem relevant, I am of the opinion that:

1.
Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the Chile. It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under the Lease, the Acceptance Certificate and the Deregistration Power of Attorney (collectively, the “Lessee Documents”).

1.
No authorization, approval, consent, license or order of, registration with or giving of notice to the Air Authority or any other Chilean Government entity is required for the valid authorization, execution, delivery and performance by the Lessee of each of the Lessee Documents, except as indicated in paragraph [6] below.

2.
Each of the Lessee Documents has been duly authorized, executed and delivered by Lessee. Each of the Lessee Documents is a valid, enforceable and binding obligation of Lessee except as enforceability may be limited by bankruptcy, insolvency, reorganization or other applicable Laws of general application affecting the enforcement of creditors’ rights generally.

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3.
All necessary corporate and other action have been taken to enable the person acting on behalf of the Lessee to sign and deliver the Lessee Documents and to enable the Lessee to perform the obligations undertaken by it thereunder. The execution and delivery of the Lessee Documents, the consummation by the Lessee of the transactions contemplated therein and compliance by the Lessee with the terms and provisions thereof do not and will not (a) contravene any applicable Law relating to Lessee or (b) result in any breach of or constitute any default under or result in the creation of any lien, charge or encumbrance upon any property of Lessee under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets may be bound or affected.

[4.
The Aircraft is duly registered in the public Aircraft Registry in Chile in the name of Lessor as lessor and in the name of Lessor as owner and recording the Lessee as lessee and operator. Such registration of the Aircraft is not inconsistent with and would not result in the loss of, Lessor’s title to and ownership of the Aircraft. Except for the foregoing, no other filing or recording of any instrument or document or any other acts are necessary or advisable under the laws of Chile to protect Lessor’s title to and ownership of the Aircraft - NB NOT RELEVANT IF AIRCRAFT IS REGISTERED OUTSIDE CHILE].

5.
Except for filing of the Lease with the Dirección General de Aeronáutica Civil, no filing or recording of any instrument or document (including the filing of any financial statement) is necessary under the laws of Chile in order for the Lease to constitute a valid and perfected Lease of record relating to the Aircraft, it being understood that we express no opinion as to the nature of the Lessor’s title to the Aircraft on the Delivery Date.

6.
Lessee holds all licenses, certificates and permits from applicable governmental authorities in Chile necessary for the conduct of its business as a certified air carrier and performance of its obligations under the Lease, including importing the Aircraft to Chile for the duration of the Term and to make the payments provided for by the Lease.

7.
To the best of my knowledge, there are no suits or proceedings pending or threatened against Lessee before any Government Entity against or affecting Lessee which, if adversely determined, would have a material adverse effect on the financial condition or business of Lessee or its ability to perform under the Lease.

8.	Under the laws of Chile, Lessee will not be required to make or deduct any withholding or other Tax from any payment it may make under the Lease.

9.
The obligations of Lessee under the Lessee Documents are direct, general and unconditional obligations of LESSEE and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance.

10.
Lessee, under the laws of Chile or of any other jurisdiction affecting Lessee, is subject to private commercial law and suit in its own name. Neither Lessee nor its properties or assets have the right of immunity from suit or execution on the grounds of sovereignty in such jurisdictions and the performance by Lessee of its obligations under the Lessee Documents constitutes commercial acts done for commercial purposes.

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12.
On the termination of the leasing of the Aircraft under the Lease, Lessor would be entitled to repossess the Aircraft, [to deregister the Aircraft from the register of the Air Authority] and to export the Aircraft from Chile without requiring any further consents, approvals or licenses from any governmental or regulatory authority in Chile.

13.	There is no applicable usury or interest limitation law in Chile which may restrict the recovery of payments in accordance with the Lease;

14.
The addressee hereof will not violate any law or regulation in Chile_ nor become liable to tax in Chile, or be deemed domiciled, a resident or carrying on any commercial activity or business in Chile by reason of entering into or performing its obligations under the Lessee Documents and it is not necessary to establish a place of business in Chile or to be licensed, qualified or entitled to do business in Chile or to file any notice, report or other document in order to enforce any provisions of the Lessee Documents.;

15.
There are no stamp duties, transfer taxes or other taxes of any kind payable in Chile or imposed by any Governmental Entity in Chile in connection with the signature, performance, filing or enforcement by legal proceedings of the Lessee Documents, save the duty to be paid at the time the Lease is registered.

16.
The choice of New York law to govern the Lessee Documents will be upheld in any action in the courts of Chile. Any judgment given by court in the State of New York in the United States of America (the “Foreign Jurisdiction”) would be recognized and accepted by the courts in Chile. A final judgment against Lessee for the payment of money obtained without fraud in any such court pursuant to service of process on an agent of Lessee in the manner specified in the Lease providing for such service of process would be recognized, conclusive and enforceable in the courts of Chile provided that the general requirements for the enforcement in Chile of judgments of a foreign court have been met, the satisfaction or non-satisfaction of which would be determined by the Supreme Court of Chile. The rules governing the enforcement in Chile of judgments passed by foreign courts are the following:

(i)
If there were a treaty in force between Chile and the United States of America with respect to the enforcement of foreign judgments, the provisions of such treaty, would be applied. At the date hereof, there is no such treaty in force between Chile and the United States of America.

(ii)
If there were no such treaty, the judgment would be enforced if there were reciprocity as to the enforcement of judgments (i.e. a court sitting in the Foreign Jurisdiction would enforce a comparable judgment of a Chilean court in comparable circumstances).

(iii)	If it could be proven that there were no such reciprocity, the judgment could not be enforced.

(iv)	If the previous rules cannot be applied, the judgment would be enforced if it were not contrary to public policy of Chile and had not been rendered by default within the meaning of Chilean law.

I am of the opinion that the judgment would not be considered to be rendered by default if personal service of process were made on Lessee’s process agent in the Foreign Jurisdiction, assuming such manner of service to be valid under the laws applicable in such Foreign Jurisdiction. In all events, the judgment must comply with

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international standards. I am of the opinion that such a judgment would comply with international standards if the following conditions were met:

(a)	The court in the Foreign Jurisdiction rendering the judgment had jurisdiction, under the law of the Foreign Jurisdiction, over Lessee and the subject matter of the suit;

(b)	The judgment is enforceable in the Foreign Jurisdiction;

(c)
Lessee (or its process agent designated pursuant to the Lease) received due notice of the suit (assuming such manner of service to be valid under the law of the Foreign Jurisdiction) and was afforded an opportunity to defend itself in such suit;

(d)	The document in which the judgment is set forth has been duly legalized by the Chilean Consul in the Foreign Jurisdiction; and

(e)	The text of the judgment has been duly translated into Spanish by a sworn public translator in Chile.

Assuming such a foreign final judgment complies with the standards set forth in this paragraph and in the absence of any condition referred to above which would render a foreign judgment unenforceable, such judgment would be enforceable in Chile by proceedings for the enforcement of a foreign final judgment under the laws of Chile.

With respect to principles of Chilean public policy referred to above, assuming (as I understand to be the case) that the Rent determined pursuant to the applicable provisions of the Lease is reasonably related to market rates in the relevant markets, and that other payments of compensation or indemnities and reimbursement of costs and expenses represent usual conditions prevailing in such markets, I am of the opinion that a Chilean court would not find any provision of the Lease to be in violation of principles of Chilean public policy unless the application in any particular case of a provision of the Lease to make a unilateral determination as to amounts owed on account of indemnities or reimbursements would, in the judgment of the court, result in a recovery by the Lessor so arbitrary and unreasonable as to be considered contrary to basic and fundamental principles of the Chilean legal system. Also, disclaimers of liability will only be enforceable if there is no gross negligence or willful misconduct.

17.	No steps have been, or are being taken to appoint a receiver or liquidator or trustee in bankruptcy or similar officer over, or to wind- up, the Lessee.

18.
There are no laws or other rules in Chile (including, without limitation, emergency powers laws) pursuant to which Lessee may be deprived of the Aircraft by any Government Entity in Chile or any other person, other than Lessor or any assignee of Lessor.

19.
The Deregistration Power of Attorney is fully effective to authorize the Attorney named therein to act in accordance with the terms set out therein, and a duly appointed appointee of the Attorney named therein may (to the extent permitted by its appointment) serve as agent for the Attorney and perform any and all acts authorized therein as if originally authorized therein; the Deregistration Power of Attorney cannot be revoked by Lessee and would not terminate or lapse in the event of steps being taken for the cessation of activities, protection from creditors, winding up or dissolution of Lessee.

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The opinions expressed herein are limited to questions arising under Chilean law and do not purport to express an opinion on any question arising under the law of any other jurisdiction. I have also assumed that there is nothing in any other law that affects my opinion stated herein.

This opinion is limited to matters on which you have requested my opinion, and this opinion should not be read as expressing any opinion except on matters expressly set forth herein.

This opinion is furnished by me as Corporate Counsel of Lessee to you in your capacity as Lessor under the Lease and is solely for your benefit. This opinion is not to be circulated, quoted or otherwise referred to for any other purpose. The opinions expressed herein are rendered on and as of the date hereof, and I assume no obligation to advise you or any such assignee or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours

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SCHEDULE 9
EVENTS OF DEFAULT

Each of the following events or conditions constitutes an Event of Default:

(a)
Non-payment: Lessee fails to make any payment of Rent or any other amount payable under the Lease within five Business Days of the due date for payment. Provided that such failure shall not be an Event of Default if (i) it occurs solely for technical reasons affecting the transfer of funds, despite timely payment instructions by Lessee to the bank concerned and (ii) payment is received no later than 5 Business Days after Lessor has informed Lessee of the non receipt of funds (telephone notice for this purpose suffices) ; or

(b)
Insurance: Lessee fails to comply with any provision of Clause 9 or Schedule 7, or any insurance required to be maintained under the Lease is cancelled or terminated, or a notice of cancellation is given in respect of any such insurance and such notice is not rescinded within fifteen days of issuance; provided that in the case of Insurances with respect to which avoidance or cancellation will not be effective against Lessor or the other additional assureds for thirty (30) days, or seven (7) days in the case of war risk, after issue of the notice to Lessor of such avoidance or cancellation, no such failure to carry and maintain the Insurances shall constitute an Event of Default if no later than five (5) Business Days prior to such avoidance or cancellation taking effect Lessee is able to procure to the satisfaction of Lessor that such Insurances will not be avoided or cancelled; or

(c)
Breach: Lessee fails to comply with any other provision of the Lease not referenced in this Schedule 9 and, if such failure is in the reasonable opinion of Lessor capable of remedy, such failure continues for 25 Business Days after notice from Lessor to Lessee; or

(d)
Representation: any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to the Lease or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated, and Lessor is, in its reasonable opinion, materially and adversely effected thereby; provided, however, that any representation which shall be deemed repeated which will be untrue due to a change in Law (without giving effect to any act or omission by Lessee) shall not be an Event of Default, but rather shall be addressed as provided in Clause 15.1(b) of this CTA; or

(e)	***

(f)	Approvals: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with the Lease, including:

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(i)	any authorization required by Lessee to obtain and transfer freely Dollars (or any other relevant currency) out of any relevant country (other than as a result of illegality);

(ii)
any authorization required by Lessee to authorize, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Lease or the performance by Lessee of its obligations under the Lease;

(iii)	the registration of the Aircraft or the Aircraft’s certificate of airworthiness; or

(iv)	any airline license or air transport license required by Lessee is modified in a manner unacceptable to Lessor or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force, provided, however, that any such modification, withholding, revocation, suspension, cancellation, termination or non-renewal shall only constitute an Event of Default if in the Lessor’s reasonable opinion, it has a material adverse effect on the Lessee’s ability to perform its obligations under this Lease, and /or on the Lessor’s (or any Security Trustee’s) right, title and interest to and in the Aircraft and/or under this Lease; provided, however, that should a change in Law after the Delivery Date result in the suspension, cancellation, withdrawal, non-renewal, termination or revocation of any such consent, authorization, license, certificate or approval or registration with or declaration to any Government Entity (without giving any effect to any act or omission of Lessee), such suspension, cancellation, withdrawal, non-renewal, termination or revocation shall not be an Event of Default, but rather shall be addressed as provided in Clause 15.1(b) of this CTA. Furthermore in the case of any such revocation, suspension, cancellation, termination or non-renewal occurring in relation to the registration of the Aircraft or the Aircraft’s certificate of airworthiness while the Aircraft is on sublease to a Permitted Sub-Lessee, such occurrence shall not constitute an Event of Default if Lessee remedies such Default within 15 Business Days of its occurrence ; or

(g)
Insolvency: Lessee is or becomes Insolvent or Lessee becomes unable to pay its debts generally as they fall due or suspends payments of its debts or threatens in writing to suspend making such payments or declares a moratorium or seeks a rescheduling (whether of principal or interest) with respect to all or any class of its debts (other than for the purposes of a reconstruction, merger or amalgamation neither involving nor arising out of the insolvency or potential insolvency of Lessee the terms of which have been previously approved by Lessor, (which approval shall not be unreasonably withheld or delayed); or

(h)
Disposal: Lessee or any Lessee Affiliate disposes, conveys or transfers or threatens to dispose, convey or transfer of all or a material part of its assets and, in Lessor’s reasonable opinion, such disposal conveyance or transfer has or is likely to have a material adverse effect on Lessee’s ability to perform its obligations under the Lease or Lessee or any Lessee Affiliate, liquidates or dissolves or consolidates or merges with any other Person (whether by one or a series of transactions, related or not) and in the case of a Lessee Affiliate, such liquidation, dissolution, consolidation or merger has or is likely to have, in Lessor’s reasonable opinion, a material adverse effect on Lessee’s ability to perform its obligations under the Lease; or

(i)
Rights and Remedies: Lessee or any other Person claiming by or through Lessee challenges the existence, validity, enforceability or priority of the Lease or the rights of Lessor as lessor or of Owner as owner in respect of the Aircraft or Financing Parties’ Representative as holder of a first priority Security Interest in the Aircraft and the Lease; or

(j)
Change of Control: any substantial change occurs in the composition of the persons owning or controlling Lessee and the same will in the reasonable opinion of the Lessor materially and adversely affect the ability of Lessee to perform all or any of its obligations under, or to otherwise comply with the material terms of, the Lease;; or

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(k)	Delivery: Lessee fails to comply with its obligation to accept Delivery of the Aircraft when validly tendered pursuant to the Lease; or

(l)
Adverse Change: any event or series of events occurs which, in the reasonable opinion of Lessor, acting in good faith, and whose opinion is supported by an independent firm of accountants, would reasonably be expected to have a material adverse effect on the financial condition, operations or prospects of Lessee or Guarantor or on the ability of Lessee to comply with their obligations under the Lease or on the ability of Guarantor to comply with its obligations under the Guaranty; or

(m)	Letter of Credit:

(i)	the issuer of the Letter of Credit (if any) fails to make any payment under that Letter of Credit when due; or

(ii)	any such Letter of Credit is not in full force or, for any reason ceases to constitute the legal, valid and binding obligation of the issuer; or

(iii)
any of the events listed in paragraph (f)(i) above, with respect to the performance by the issuer of its obligations under any Letter of Credit, or paragraph (g) above applies to such issuer (references in those sub-paragraphs to Lessee being deemed to be to the issuer); or

(iv)	where applicable, any Letter of Credit is not renewed, extended or reissued within the time, or replaced when, required by Clause 5.14;

provided that in relation to paragraphs (ii) and (iii) above, no Event of Default shall arise if Lessee provides Lessor with a Letter of Credit which complies with the terms of the Lease or cash or other security satisfactory to Lessor in its sole discretion, within two Business Days after demand by Lessor.

and each reference in this paragraph (m) to “the issuer” shall include a reference to any confirming bank for the Letter of Credit.

(n)	[Intentionally Left Blank]; or

(o)	[Intentionally Left Blank]; or

(p)	Guaranty:

(i)
any representation or warranty made by Guarantor is or proves to have been incorrect in any material respect when made or deemed to be repeated or Guarantor fails to make any payment or comply with any other obligation under the Guaranty when due; or

(ii)
the Guarantor repudiates, revokes or claims that it has no further obligations under the Guaranty or the Guaranty ceases to be in full force or, for any reason, ceases to be the legal, valid and binding obligation of Guarantor; or

(iii)
any of the events listed in paragraph (f)(i) or (g) above occurs in respect of Guarantor (and for purposes of this paragraph(s), references in those paragraphs to Lessee shall be deemed to be references to Guarantor); or

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(q)	[Intentionally Left Blank]; or

(r)
Transfer/Lessee Requirements: Lessee makes or permits any assignment or transfer of the Lease, or any interest herein, or of the right to possession of the Aircraft, the Airframe, or any Engine, or any obligations under the Lease, or Lessee subleases the Aircraft, in any case except as expressly permitted in the Lease; or Lessee breaches any provision of Clause 8.7; or

(s)	Engine Loss: Lessee fails to timely comply with its obligations under Clauses 8.11(a) and 8.11 (b) with respect to an Engine Event of Loss; or

(t)
Navigation Charges; Airport Charges: Any authority notifies Lessor or Owner that there are navigation, landing, airport or similar charges due from Lessee, and such charges remain outstanding for a period of thirty (30) days from the date of such notice; provided that (i) no Event of Default shall arise under this paragraph (t) for so long as such charges are being contested on reasonable grounds and by appropriate proceedings, an adequate bond has been provided and such proceedings do not involve any danger of the detention, interference with use or operation or sale, forfeiture or loss of the Aircraft; and (ii) such thirty (30) day period shall not apply if there is any risk of detention, interference with use or operation or sale, forfeiture or loss of the Aircraft.

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SCHEDULE 10
CONTINUING GUARANTY

This Continuing Guaranty is made as of [__________], 200[_], by LAN AIRLINES S.A. (LAN AIRLINES ) (together with its successors, the “Guarantor”) for the benefit of [Insert GE Capital or its Affiliate name} (together with its successors and permitted assigns, the “Beneficiary”);

WHEREAS, GE Commercial Aviation Services Limited and Guarantor have entered into an Aircraft Lease Common Terms Agreement dated as of [ ] 2007 (the “CTA”), and the Beneficiary and [Insert name of Lan Airlines Affiliate] (the “Lessee”) have entered into an Aircraft Lease Agreement dated as of [__________], 20[_] (the “Aircraft Lease Agreement”) which expressly incorporates the terms of the CTA and together with the CTA is hereinafter referred to as the “Lease Agreement”, pursuant to which the Beneficiary, as Lessor, will lease to the Lessee, as lessee, [Insert number and make and model] Aircraft bearing manufacturer’s serial number[s] [  ](the “Aircraft”) on the terms and subject to the conditions set forth in the Lease Agreement;

WHEREAS, the Beneficiary’s obligation to deliver the Aircraft to the Lessee under the Lease Agreement is expressly conditioned upon the execution and delivery of this Guaranty by the Guarantor;

WHEREAS, for good and valuable consideration, receipt whereof is hereby acknowledged, this Guaranty is given by Guarantor as an inducement to Beneficiary to enter into the Lease Agreement with Lessee and to deliver the Aircraft to Lessee; and

WHEREAS, capitalized terms used and not defined herein shall have the meaning ascribed to them in the Lease Agreement.

NOW THEREFORE, the Guarantor hereby covenants and agrees for the benefit of the Beneficiary:

1.
Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and punctual performance of all of the Lessee’s obligations under the Lease Agreement, including without limitation the full and punctual payment of all amounts payable by the Lessee pursuant to the Lease Agreement, including payments by way of Rent, indemnity and damages for breach of the provisions of the Lease Agreement. Upon failure by the Lessee to perform punctually any such obligations or to pay punctually any such amounts, the Guarantor shall forthwith on demand perform such obligation or pay such amounts at the place in the manner specified in the Lease Agreement. Without limiting the generality of the foregoing, the obligations guaranteed hereby shall include all obligations to pay amounts and to perform duties as set forth in the Lease Agreement, notwithstanding the fact that the same do not accrue, are not payable or are not incurred by Lessee as a result of any insolvency, bankruptcy, liquidation, reorganization or other similar proceeding affecting the Lessee or its assets, as fully as if such proceedings had never been commenced. This Guaranty is a continuing, irrevocable Guaranty, and shall apply to all obligations guaranteed hereunder whenever arising.

2.
Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

a)
any extension, renewal, settlement, compromise, waiver or release (except to the extent of any express waiver or release by the Beneficiary) in respect of any obligation of the Lessee under the Lease Agreement, by operation of law or otherwise;

b)	any modification or amendment of or supplement to the Lease Agreement;

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c)	any Permitted Sub-Lease to a Permitted Sub-Lessee or any other sublease or parting of possession of the Aircraft, any Engine or part thereof whether or not permitted by the Lease Agreement;

d)	any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Lessee or the Lease Agreement;

e)
any change in the corporate existence, structure or ownership of the Lessee, or any insolvency, bankruptcy, liquidation, reorganization or other similar proceeding affecting the Lessee or its assets or any resulting release or discharged or any obligation of the Lessee contained in the Lease Agreement;

f)
the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Lessee, the Beneficiary or any other corporation or person, whether in connection herewith or any unrelated transactions provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

g)
any invalidity or unenforceability in relation to or against the Lessee for any reason of the Lease Agreement or any provision of applicable law or regulation purporting to prohibit the performance by the Lessee of any of its obligations under the Lease Agreement provided always that the Beneficiary shall not be entitled to invoke this Guaranty in respect of any such invalidity or unenforceability to the extent that such invalidity or unenforceability is covered by Clause 15.1(b) of the Lease Agreement, unless and until Lessee is in breach of its obligations under Clause 15.1(b); or

h)
any other act or omission to act or delay of any kind by the Lessee, the Beneficiary or any other corporation or person or any other circumstance whatsoever (other than payment and performance in full of Lessee’s obligations under the Lease Agreement) which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.

Notwithstanding the foregoing, the Guarantor shall not be prohibited from asserting any defense or discharge afforded to the Lessee under the Lease Agreement, other than a defense or discharge based on the occurrence of any of the events set out in paragraph (g) of Schedule 9 to the Lease Agreement or which is based on any disability, incapacity or lack of power or authority on the part of, or illegality related to, the Lessee, provided that Guarantor demonstrates that it would be entitled to assert such defense or discharge in its own right if it were the lessee under the Aircraft Lease Agreement.

3.
Reinstatement in Certain Circumstances If any time any payment of any amount payable by the Lessee under the Lease Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Lessee or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as thought such payment had been due but not made at such time.

4.
Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, protest and any demand or notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any Lessee or any other corporation or person.

5.
Subrogation. Until satisfaction of all the Lessee’s obligations under the Lease by the Guarantor, the Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon performing any obligation or making any payment hereunder to be subrogated to the right of the payee against the Lessee with respect to such

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payment of otherwise to be reimbursed, indemnified or exonerated by the Lessee in respect thereof.

6.
Currency Indemnity. If the Beneficiary receives an amount in respect of the Guarantor’s liability under this Guaranty or if such liability is converted into a claim, proof, judgment or order in currency other than U.S. Dollars:

(a)
if the amount received by the Beneficiary, when converted into U.S. Dollars, at the market rate at which the Beneficiary is able on the date of receipt (or on the next date thereafter on which under normal banking practice the Beneficiary is able to convert the amount received into U.S. Dollars) to purchase U.S. Dollars in, at its option, London or New York, is less than the amount owed in US. Dollars, the Guarantor will, forthwith on demand, pay to the Beneficiary an amount in US. Dollars equal to the deficit; and

(b)	the Guarantor will pay the Beneficiary on demand any exchange cost and taxes payable in connection with conversion.

The Guarantor waives any right it may have in any jurisdiction to pay any amount under this Guaranty in a currency other than that in which it is expressed to be payable.

7.
Notices. All notices under or in connection with this Guaranty will be given and deemed effective in accordance with the provisions of Clause 15.7 of the Lease Agreement. The address, facsimile and telephone numbers of the Beneficiary are set forth in the Lease Agreement.

The address, facsimile and telephone number of the Guarantor are as follows:

Guarantor:

Address:	Lan Airlines S.A..
Avenida Presidente Riesco 5711, 20th Floor
Santiago, Chile
Attention:	Leasing and Insurance Director
Facsimile:	56 2 565-3905
Telephone:	56 2 565-3903

8.
Expenses. The Guarantor shall pay all out-of-pocket expenses incurred by the Beneficiary, including reasonable fees and disbursements of counsel, in connection with any failure by the Guarantor to perform any of its obligations hereunder and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

9.	Amendments and Waivers. Any provisions of this Guaranty may be amended, modified or waived only by an instrument or instruments in writing signed by the Beneficiary and the Guarantor.

10.
Assignment. The Guarantor may not assign, delegate or otherwise transfer any of its obligations or rights under this Guaranty. The Beneficiary may not assign or otherwise transfer any of its rights under this Guaranty.

11.	Governing Law; Jurisdiction.

(a)
THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

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(b)
Guarantor agrees that any suit, action or proceeding against Guarantor with respect to this Guaranty or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or in any comparable U.S. Federal or State court within whose jurisdiction shall be located the chief executive office of Guarantor, or in any New York sate court sitting in the Borough of Manhattan, and all related appellate courts, as the Beneficiary in its sole discretion may elect, and Guarantor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Guarantor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the aforesaid courts may be made upon its process agent in the relevant jurisdiction, and Guarantor hereby irrevocably appoints Biedermann, Hoenig, Massamillo & Ruff, Solicitors, 90 Park Avenue, New York, New York, 10017, U.S.A. (attn: Eugene Massamillo, Esq.) ., as its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses in the State of New York, and agrees that the failure of its Process Agents to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Guarantor hereby irrevocably further consents to the service of process in any suit, action or proceeding in any of the aforesaid courts by the mailing thereof by registered or certified mail, postage prepaid, to the following address: Lan Airlines S.A., Avenida Presidente Riesco 5711, 20th Floor, Santiago, Chile. Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any of the aforesaid courts and hereby further irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum. [Note: Where Beneficiary is not a New York corporation, add appointment of GECC as agent for service of process on behalf of Beneficiary.]

(c)
To the extent that Guarantor may be or hereafter become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Guaranty, to claim for itself or its property, assets or revenues, immunity (whether by reason of sovereignty or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed any such immunity (whether or not claimed), Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

12.
WAIVER OF THE JURY TRIAL. GUARANTOR AND BENEFICIARY each IRREVOCABLY WAIVE ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN THE UNITED STATES OF AMERICA IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS GUARANTY.

13
Severability. Any provision of the Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof in such jurisdiction or affecting the validity or enforceability of any provision hereof in any other jurisdiction.

14.
Integration. This Guaranty constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the Guarantor has caused this Continuing Guaranty to be duly executed by its authorized officer as of the day and year first above written.

LAN AIRLINES S.A.

By:

Title:

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SCHEDULE 11

FORM OF LETTER OF CREDIT FROM LESSEE’S BANK

GE Commercial Aviation Services Limited
Aviation House
Shannon
County Clare
Ireland

Dated _____ _____ 20___

LETTER OF CREDIT

At the request of _____ _____ (“Lessee”) for account of same, we hereby establish this irrevocable Letter of Credit to authorize you, as manager of the [describe aircraft by type and msn] (“Aircraft”) to draw on _____ _____ an amount or amounts not exceeding in aggregate USD _____ ( _____ United States Dollars) upon receipt by us of the following demand certificate from you.

“The undersigned is an authorized signatory of GE Commercial Aviation Services Limited (“GECAS”). We refer to the Aircraft Lease Agreement dated _____ _____ 20___ as amended and supplemented from time to time (the “Lease Agreement”) with Lessee in respect of [describe aircraft by type and msn] (“Aircraft”) which Aircraft is managed by GECAS, and we hereby certify that Lessee has defaulted under the Lease Agreement. Accordingly GECAS hereby draws upon your irrevocable Letter of Credit dated _____ _____ 200___. We hereby instruct you to transfer US$ _____ (_____ United States Dollars) to [insert appropriate bank details], immediately, with telex confirmation to us of such payment.”

We hereby agree with you that drawings drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon receipt by us of such a demand certificate (by facsimile to fax number: [bank fax number], mail, courier service or by hand) and we will make payment to the account specified in the demand certificate, for value no later than close of business on the next succeeding banking day following our receipt of the demand certificate.. Partial drawings are permitted.

If a drawing by you hereunder does not, in any instance, conform to the provisions of this Letter of Credit, we shall give you prompt notice that the purported drawing was not effected in accordance with such provisions, stating the reasons therefor, and that we are holding any documents presented in connection therewith at your disposal or are returning the same to you, as we may elect.

This letter of credit expires on [initial expiry date] (“Expiry Date”) but shall be automatically extended, without the need for amendment, for one year from the said Expiry Date and annually thereafter unless at least sixty (60) days prior to the then applicable Expiry Date we have notified you by registered mail that we will not renew the letter of credit for the following year.

Reference in this Letter of Credit to the Lease Agreement is for identification purposes only. The terms and conditions of the Lease Agreement are not incorporated in nor made part of this Letter of Credit. This Letter of Credit is independent of the Lease Agreement, and our obligations under this Letter of Credit will not be affected by any matter relating to the Lease Agreement or the obligations of Lessee thereunder, including, without limitation, (i) any time or indulgence granted to or composition with Lessee or any other person, (ii) the taking, exercise, variation, renewal or release of, or neglect to perfect or enforce, any securities against Lessee or any other person, (iii) the exercise, variation, renewal or release of, or neglect to perform or enforce any rights or remedies against Lessee or any other person or (iv) any unenforceability or invalidity of any obligations of Lessee.

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This Letter of Credit is not transferable and constitutes an obligation to make payment against documents. Except to the extent the express provisions hereof conflict, this Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500. This Letter of Credit is governed by and shall be construed in accordance with the laws of [England] [New York].

All bank charges, including, but not by way of limitation, fees or commissions, shall be for the applicant’s account.

Signed.

Authorized Signature.

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SCHEDULE 12

FORM VAT 60A

Application by a Foreign Trader who is not established in the State for relief from VAT on charges for services supplied to him in Ireland.

1.	Name of Applicant ______________________________________________________
Address ______________________________________________________
2.	Nature Of Business ______________________________________________________

3.	I/the Company supply/supplies no goods or services in the State. (The consigning of goods direct to Irish customers from outside the State does not constitute supply within the State).

4.	I/the Company am/is not resident or established in the State.

5.	The services will be used only in connection with the above-mentioned business.

6.	The regular supplier of services in Ireland is as follows:-

1.	Name of Applicant ______________________________________________________
Address ______________________________________________________
2.	Nature Of Business ______________________________________________________
(if more than one supplier, please attach a list showing details)

7.
I enclose a current certificate of status indicating my taxable position for VAT purposes, issued by the official authority of the State in which I am registered for VAT (Certificate of Registration will NOT suffice),

I _________________________ declare that the particulars stated on this form are true and correct to the best of my knowledge and belief and I apply for relief from VAT on charges for services supplied to me within the State.

Dated this: _______ day of ___________________ 20 _________

Signature:  ___________________________________________

*Position in Company: __________________________________

* (To be signed by Secretary or other authorized officer).

WARNING	Any person who knowingly makes a false statement for the purpose of obtaining relief from Value Added Tax is liable to heavy penalties.

When completed, this form should be forwarded to:-

Office of the Revenue Commissioners
VAT Repayments Section
Kilrush Road
Ennis, Co. Clare
Ireland

07c043 CTA

SCHEDULE 13A

Form Of Power Of Attorney

This irrevocable Power of Attorney is issued on _____________ by _________________ (“Company”) in favor of ______________ (“Lessor”) in partial consideration and as a precondition and security for, the lease to the Company of the Aircraft described below, managed for Lessor by GE Commercial Aviation Services Limited.

Aircraft: ____________ serial number(s): ________________

Accordingly and by way of security, the Company hereby IRREVOCABLY APPOINTS severally each employee of GE Commercial Aviation Services Limited from time to time as its true and lawful attorney (each an “Attorney”) to sign, execute and to do and perform for the Company and in its name or otherwise to deliver any documents, instruments or certificates with such amendments thereto (if any) which the Company could do in connection with the Aircraft.

In particular, any such Attorney may:

•	obtain deregistration of the Aircraft from its register of aircraft maintained by the aviation authority;

•
if [Chile] ratifies the Cape Town Convention, register, deregister and consent to the registration and/or deregistration at the International Registry of any interests in relation to the Aircraft under the Cape Town Convention;

•	complete any documentation for and take any steps to export the Aircraft; and

•
obtain from any aviation authority and/or any airport and government department, details of any amounts due from the Company whether related to the Aircraft or any other aircraft operated by the Company and generally, any Attorney may do all acts and things, execute, file and deliver all documents (under seal or under hand, as apt) as may be requested or required to give effect to (or incidental to or in furtherance of) the above.

Each Attorney has full power and authority to substitute and appoint in his/her place another person to exercise as attorney of the Company any or all the powers and authorities hereby conferred and to revoke any such appointment from time to time and to substitute or appoint any other in the place of such attorney as the Attorney concerned shall from time to time think fit.

The Company undertakes from time to time and at all times to (a) indemnify each Attorney against all costs, claims, expenses and liabilities howsoever incurred by each Attorney in connection herewith and (b) ratify and confirm whatsoever the Attorney shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney is governed by the laws of the State of New York.

DULY EXECUTED & DELIVERED                      )

ON BEHALF OF                         )

By _____________________________________ )

07c043 CTA

SCHEDULE 13B

FORM OF IRREVOCABLE DE-REGISTRATION AND EXPORT REQUEST AUTHORISATION

Pursuant to Article XIII

Of the

Cape Town Convention and
Aircraft Equipment Protocol

[Insert Date]

To:	[Insert Name of Registry Authority]

Re:	Irrevocable Dc-Registration and Export Request Authorisation

The undersigned is the registered [operator] [owner] of the [insert the airframe/helicopter manufacturer name and model number] bearing manufacturer’s serial number [insert manufacturer’s serial number] and registration [number] [mark] [insert registration number/mark] (together with all installed, incorporated or attached accessories, parts and equipment, the “Aircraft”).

This instrument is an irrevocable de-registration and export request authorisation issued by the undersigned in favour of [insert name of lessor/creditor] (“the authorised party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i)	recognition that the authorised party or the person it certifies as its designee is the sole person entitled to:

(a)
procure the de-registration of the Aircraft from the [insert name of aircraft register] maintained by the [insert name of registry authority] for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)	procure the export and physical transfer of the Aircraft from [insert name of country]; and

(ii)
confirmation that the authorised party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in [insert name of country] shall cooperate with the authorised party with a view to the speedy completion of such action.

The rights in favour of the authorised party established by this instrument may not be revoked by the undersigned without the written consent of the authorised party.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument to

[insert name of registry authority].

[insert name of operator/owner]

__________________________

07c043 CTA

Agreed to and lodged this [insert date] By: [insert name of signatory]

                                 Its: [insert title of signatory]

_____________________________

[insert relevant notational details]

07c043 CTA

Execution Form

AIRCRAFT LEASE AGREEMENT

DATED AS OF 30 APRIL 2007

BETWEEN

WELLS FARGO BANK NORTHWEST N.A., NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY PROVIDED HEREIN, BUT SOLELY AS OWNER TRUSTEE

as Lessor

and

LAN CARGO S.A.
as Lessee

incorporating the provisions of a

COMMON TERMS AGREEMENT

with respect to one Boeing 777-200LRF Aircraft

bearing manufacturer’s serial number to be advised

***

1

07c045 ***

TO THE EXTENT THAT THIS AIRCRAFT LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART DESIGNATED AS THE ORIGINAL ON THE SIGNATURE PAGE OF THIS AGREEMENT BY LESSOR.

TO THE EXTENT THE CAPE TOWN CONVENTION 2001 AND ITS PROTOCOL ON MATTERS SPECIFIC TO AIRCRAFT EQUIPMENT HAVE COME INTO EFFECT IN CHILE OR (IF DIFFERENT) IN THE STATE OF REGISTRY, THE INTERESTS OF LESSOR, OWNER AND ANY FINANCING PARTIES UNDER THIS LEASE AND/OR IN RESPECT OF THE AIRCRAFT SHALL BE CAPABLE OF REGISTRATION AS INTERNATIONAL INTERESTS IN ACCORDANCE WITH SUCH CONVENTION AND PROTOCOL.

The parties listed below as Lessee and Lessor hereby agree that Lessor will lease the Aircraft to Lessee and Lessee will take delivery of and lease the Aircraft from Lessor subject to and in accordance with the Lease (including the provisions of the Common Terms Agreement which are incorporated herein by reference) and the Lease Supplement (substantially in the form of Schedule D hereto) for the duration of the Term and further agree in this AIRCRAFT LEASE AGREEMENT dated as of 30 April 2007 the following:

Lessee:	LAN Cargo, S.A. whose registered office is at Avenida Presidente Riesco 5711, 20th Floor, Santiago, Chile

Lessor:	WELLS FARGO BANK NORTHWEST, N.A., as Owner Trustee under a Trust Agreement dated as of 17th April 2007

Owner:	WELLS FARGO BANK NORTHWEST, N.A., as Owner Trustee under a Trust Agreement dated as of 17th April 2007

Owner Participant:	Celestial Aviation Trading 39 Limited or such other person as Lessor may notify to Lessee from time to time in writing

Aircraft:	One B777-200LRF aircraft bearing manufacturer’s serial number to be advised.

Engines:	Two (2) GE90-110B1 with 110,100 pounds thrust rating.

Common Terms Agreement or CTA:	The Common Terms Agreement dated on or about the date hereof entered between GE Commercial Aviation Services Limited and Lessee.

State of Registry:
Means the United States of America, except that Lessee may change the State of Registry to Brazil, Mexico, Chile or back to the United States of America at Lessee’s option and expense provided that (a) in the case of a change in the State of Registry elected by Lessee before Delivery, Lessee shall give Lessor written notice of such change at least 9 months prior to the Scheduled Delivery Month and provided further, that the Manufacturer can incorporate into the Aircraft any modification (including records revisions) necessitated by such change, which incorporation shall be at Lessee’s expense and (b) for any change in the State of Registry after Delivery, Lessee shall give Lessor at least 30 days written notice prior to the effectiveness of such change.

Duration of Term:	***

Manufacturer:	The Boeing Company

Lessor State of Incorporation:	United States of America

Payments

Rent:	The Rent payable in respect of each Rental Period during the Term

2

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will be the amount set forth in Part 1 of Schedule C.

Redelivery Adjustment Payments Applies:
Lessee shall make Redelivery Adjustment payments in accordance with Part 1 of Schedule C to this Aircraft Lease Agreement. The Redelivery Adjustment Rates set out in Part 1 of Schedule C to this Aircraft Lease Agreement are expressed in January 2007 Dollars.

Deposit:	Lessee shall pay Lessor a cash Deposit in accordance with Part 1 of Schedule C to this Aircraft Lease Agreement.

Delivery

Scheduled Delivery Month:	***

Final Delivery Date:	***

Delivery Location:	Seattle, Washington, United States of America.

Delivery Condition Requirements:	New, ex-factory, in accordance with the specification detailed in Schedule A.

Maintenance Letter of Credit:
In addition to the Conditions Precedent set out in Schedule 3 to the Common Terms Agreement, Lessee shall provide Lessor with the Maintenance Letter of Credit on or before the Scheduled Delivery Date in accordance with Part 2 of Schedule C to this Aircraft Lease Agreement.

Lease Supplement:
If the State of Registry is the United States of America, Lessee and Lessor shall, on or before Delivery, execute and deliver a Lease Supplement substantially in form of Schedule D hereto if required in connection with filing and recording the Lease with the FAA.

Technical

AD Compliance Period:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

AD Threshold:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

AD Factor:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Airframe Heavy Check:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Insurance

Agreed Value:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Minimum Liability Coverage:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Deductible Amount:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Damage Notification Threshold:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Redelivery

Return conditions:
In addition to the provisions of Schedule 6 to the Common Terms Agreement, the terms and conditions relating to the return of the Aircraft are set out in Part 1 of Schedule C to this Aircraft Lease Agreement.

Tax

Lessor/Owner Tax Jurisdiction:	Ireland.

Subpart F Indemnity:	As set forth in Schedule B hereto.

Other
Account for payments:	***

3

07c045

***
***
***

US Correspondent Bank Details: The US correspondent bank for BNP Paribas, London (if required) is BNP Paribas, New York
US Correspondent Bank SWIFT Code: BNPAUS3N

or such other account as Lessor designates in writing from time to time.

Notices Details	Lessor	Lessee
Wells Fargo Bank Northwest, N.A.
Corporate Trust Lease Group
MAC U1228-120
299 South Main Street, 12th Floor
Salt Lake City, UT 84111

Attention: Corporate Trust Department

Facsimile: +1 (801) 246 5053

With a copy to:

GE Commercial Aviation Services Limited
Aviation House
Shannon
County Clare
Ireland
Attention: Contracts Leader
Fax: + 353 61 706867
E-mail: asanotices@gecas.com
LAN Cargo, S.A. Avenida Presidente Riesco 5711, 20th Floor, Santiago, Chile Attn: Leasing and Insurance Director Facsimile: + 562 565 3905

ALL THE PROVISIONS OF THE SCHEDULES HERETO AND THE COMMON TERMS AGREEMENT DATED  ON OR ABOUT THE DATE HEROF, ENTERED INTO BY AND BETWEEN GE COMMERICAL AVIATION SERVICES LIMITED AND LESSEE ARE INCORPORATED BY REFERENCE HEREIN AND ARE PART OF THIS AIRCRAFT LEASE AGREEMENT AS IF THEY WERE SET OUT IN FULL HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BY ITS SIGNATURE BELOW, LESSEE ACKNOWLEDGES AND AGREES THAT THE LEASE OF THE AIRCRAFT HEREUNDER IS ON AN “AS IS, WHERE IS” BASIS (WITHOUT PREJUDICE TO LESSEE’S RIGHTS TO SATISFY ITSELF THAT THE AIRCRAFT COMPLIES IN ALL RESPECTS WITH THE DELIVERY CONDITION REQUIREMENTS IN ACCORDANCE WITH CLAUSE 4 AND SCHEDULE 4 OF THE COMMON TERMS AGREEMENT) AND THAT THE DISCLAIMERS, EXCULPATIONS AND LIMITATIONS OF LIABILITY, INDEMNITIES, THE CHOICE OF NEW YORK LAW AS THE GOVERNING LAW, LESSEE’S SUBMISSION TO PERSONAL JURISDICTION IN NEW YORK, AND THE WAIVER OF ANY RIG HT TO A TRIAL BY JURY PROVIDED FOR IN THE COMMON TERMS AGREEMENT ARE INCORPORATED HEREIN BY SUCH REFERENCE AND ARE PART OF THIS AGREEMENT AS IF THE SAME WERE SET OUT IN FULL HEREIN.
No provision of this Lease, including any provision of the Schedules or the Common Terms Agreement, may be amended, rescinded, changed, waived, discharged, terminated or otherwise

4

07c045

modified in any way whatsoever, except by a writing signed by the party to be charged. Pursuant to and to comply with sub-section (2) of Section 2A-208 of the UCC, if and to the extent applicable, Lessor and Lessee acknowledge their agreement to the provisions of this paragraph by their signatures below.

Notwithstanding any provision to the contrary contained in this Aircraft Lease Agreement or in the CTA, in the event of a conflict between the provisions of this Aircraft Lease Agreement and the provisions of the CTA, the provisions of this Aircraft Lease Agreement shall control and prevail for such conflict.

Wells Fargo Bank Northwest, National Association, is entering into this Agreement and any other documents related to the Lease or the Aircraft solely in its capacity as owner trustee under a Trust Agreement dated as of 17th April 2007 (“Trust Agreement”) and not in its individual capacity, and in no case shall Wells Fargo Bank Northwest, National Association, be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder; provided, however, that Wells Fargo Bank Northwest, National Association shall be personally liable hereunder for its gross negligence or wilful misconduct, for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity, and for a failure to distribute in accordance with the Trust Agreement any amounts received and distributable by it hereunder.

5

07c045

IN WITNESS WHEREOF, the parties hereto have executed this Aircraft Lease Agreement, each by its duly authorized representative(s), as of the date shown at the beginning of this Aircraft Lease Agreement.

	LAN CARGO, S.A.		WELLS FARGO BANK NORTHWEST, N.A., NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY PROVIDED HEREIN, BUT SOLELY AS OWNER TRUSTEE

By:	/s/ [illegible]	By:	/s/ [illegible]
Name:	Carlos Prado C.	Name:	Pablo Bauer
Title:	Senior Vice President Corporate Investments	Title:	Attorney in fact

6

07c045 ***

SCHEDULE A

DELIVERY CONDITION

The Specifications described below are solely a description of the condition precedent to Lessee’s obligation to accept delivery of the Aircraft under the Lease and shall not be construed as a representation, warranty or agreement of any kind whatsoever, express or implied, by Lessor with respect to the Aircraft or its condition, all of which have been disclaimed by Lessor and waived by Lessee pursuant to Section 16 of the Common Terms Agreement. Lessee’s obligation to accept delivery of the Aircraft on the Rent Commencement Date shall be subject to the Aircraft complying with Specification set forth below and attached hereto, as such Specification may be amended prior to Delivery with the written consent of Lessor and Lessee.

Airframe:	New ex factory

Airworthiness Standard:	FAA

Configuration:	Per the Boeing Detail Specification (summary of which is attached as Exhibit 1, with specification number to be determined) for GECAS B777-200LRF aircraft with 766,000lbs MTOW.

Engines:	New, ex factory

Components:	New, ex factory

Landing Gear:	New, ex factory

APU:	New, ex factory

Livery:
Aircraft will be painted in Lessee’s livery (or in any other livery as may be notified by Lessee to Lessor in writing at least 9 months prior to the commencement of the Scheduled Delivery Month) provided that, in any case, if such livery selected by Lessee gives rise to an incremental cost from the Manufacturer, then Lessee shall be responsible for such additional cost.

7

07c045 ***

EXHIBIT 1 TO SCHEDULE A

BOEING DETAIL SPECIFICATION FOR THE AIRCRAFT (D019WOO7GEF TBD)

ATA DESCRIPTION

02 GENERAL REQUIREMENTS
Regulatory Certification	FAA
Low Weather Minimums	Cat IIIb
ETOPS Certified	Yes - (207 min.)
T/O and Landing: 15-Knot Tailwind	Yes
Ten-Minute Takeoff Thrust Operation	Yes
High Altitude Certification	8,400 ft

Dispatch with Gear Down for Revenue Flight	Yes
Manuals/Instrumentation Units	Metric/English
USPHS	Yes

03 GENERAL AIRPLANE CRITERIA
Structural Capabilities
Max Design Taxi Weight	768,000 lbs
Max Design Takeoff Weight	766,000 lbs
Max Design Landing Weight	575,000 lbs
Max Design Zero Fuel Weight	547,000 lbs
Operational Capabilities
Max Taxi Weight	768,000 lbs
Max Takeoff Weight	766,000 lbs
Max Landing Weight	575,000 lbs
Max Zero Fuel Weight	547,000 lbs
Alternate Forward CG Limits	No

Customized Loading Schedule	No

09 TOWING
Aft tow Fitting	No

11 PLACARDS and MARKINGS
Paint System	Akzo Nobel Eclipse

Registry markings on Wing	Left
30-inch
External Maintenance Placards & Markings	English
Ownership Placards	Flight Deck, Engines,

21 AIR CONDITIONING
Aft Cargo Comp. A/C system	Yes
Cabin Temp Indicator	Celsius
Flight Deck Humidification	No

8

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22 AUTOMATIC FLIGHT CONTROL
Digital Flight Control System (DFCS) Features:
G/S Capture Before Localizer Capture	Inhibit
3 Digit Mach # on Mode Control Panel	Yes
Bank Angle Hold at Autopilot Command Engage	Yes
LNAV Engagement on TakeOff Go Around	Yes

23 COMMUNICATIONS
Radio Tuning Panels	(3) Gables G7404-124

HF System
Dual System	(2) Rockwell
Transceivers	822-0990-004
HF Couplers	822-0987-004

HF Data Link	Provisions installed
Activation would be LAN specific

VHF System
Triple System	(3) Rockwell
Transceiver	822-1047-003

8.33 KHZ Spacing	Activated

SATCOM System	ARINC 781 AERO H+
Thales Topflight
SELCAL Decoder	(1) Avtech
NA138-714C

ELT	Fixed (Artex - 3 Freq.)Fixed - 3 Freq.

622-5342-101
Cockpit Voice Recorder	(1) Allied Signal
980-6022-001
2 Hr. recording
Manual On/Off Switch	Yes

Boom Mic./Headset	(4)Telex Airman 64300-200
Capt., F/O, 1st/Obs, 2nd/Obs
Headphone	No
Hand Held Mics	No 2nd/Obs

Audio Control Panel	2nd Obs

Control Wheel PTT	Standard 3 position

24 ELECTRICAL POWER
DC Electrical Load Dist. Battery Powered Position Lights	No
DC Back-up Power

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25 EQUIPMENT/FURNISHINGS
Closet/Stowage Units	Overhead Stowage Unit -
Ceiling Mounted

Galleys	Std Basic
(16) Std Containers (Atlas)
Ice drawers below counter
(3) Compartments, (2)
Chilled

Cargo Compartment
Lower Lobe - Fwd	Sloping Sidewall Fwd Cargo
0.050 -in thick BMS 8-223

Lower Lobe - Aft	Sloping Sidewall Aft Cargo
0.050 -in thick BMS 8-223

Full Floors
Fwd	No
Aft	No

LD-4 LD-8 Containers - Fwd	No
LD-4 LD-8 Containers - Aft	No
Access to Main Deck Cargo	Yes

Centre-line Loading of 16 and 20 ft ULD’s	Yes

25 FLIGHT DECK
Detachable Emergency Equip.:
Fire Extinguisher	(1)Halon-Walter Kidde
898052 - SFE
Protective Breathing Equip. (PBE)	(1) B/E
Aerospace -SPE
Flashlights w/shield	(2) DME P2-07-0001-214
Crew Life Vest Air Cruisers (4)
Lifeline	Yes

26 FIRE PROTECTION
Engine/APU Fire Bottle	Common Bottle

28 FUEL

Fuel Control Panel -Right Wing	No
Pressure Fueling System	Refueling Adapters- Right Wing

29 HYDRAULIC POWER
Engine Driven Pump	PARKER (ABEX) S271W111
AC Electric Pump	Vickers (S270T201-7)

31 INDICATING/RECORDING SYSTEMS
60- Min. Countdown timer	No

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Flight Data Recorder	(1) AlliedSignal
980-4700-042

Airplane Conditioning Monitoring Syst.	Optical
Disk Drive	(1) Teledyne

AIMS S/W Installation	No

Nav. Performance Scales	Enabled
Dual Electronic Checklist Database	No
Disable Entry of Gross Weight on PERF INIT Page	No
ARINC 623 Data-Link Messages - AIMS	Yes
Firebell Aural Warning	1 Sec. On, 9 Sec. Off
Over-speed Aural Warning	Resettable - Siren
Autopilot Disconnect Aural Warnings	Inhibited
Takeoff Runway Disagree Alert	No
Door Synoptic and EICAS Message	No
Annunciation for Loss of Right or Left FMCS	Yes
Flight Deck Comm. Funct. Automatic Reset	Yes
Altitude Approach Aural Advisory	Yes
Annunciation for Satellite Voice Comm. Capability	Yes
Annunciation for Data-link Availability	Yes
VMO/MMO Over-speed and VFE Over-speed EICAS Status	No
Flight Director Command Display	Split Axis
Round Dial Radio Alt. Display	Yes
Rising Runway Display	Yes- on ADI
Landing Alt. Ref	No
Radio Alt. Mins. Reference	No
TCAS Resolution Advisory	VSI
Vref and Selected Flap Position	No
ILF Localizer Deviation Scale Expansion	Autopilot or Flight Dir. Mode
Map Mode Orientation	Track Up
Grid Heading	Nav. Display
Range Arcs	No
TCAS Range Ring MACH # is not displayed	No Ground Speed Display When No Nav. Performance Scales Yes
VNAV Speed Band	No

32 LANDING GEAR
Main Gear	Messier Bugatti
Wheel
Tires	36 Ply 235 MPH Brakes Messier Bugatti Carbon High Capacity
Nose Gear	Messier Bugatti
Wheel
Tires	32 Ply 235 MPH

33 LIGHTING
NSFSB Sign Permanent Illumination &
No Smoking Flight Deck Selector switch Removal	No

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34 NAVIGATION
Multi-Mode Receiver (MMR)	(2) Rockwell
822-1821-001
Radio Altimeter	(2) Rockwell
822-0334-002

Weather Radar
Predictive Wind-shear	Activated
(1) Rockwell - Multiscan
822-1710-002

TCAS
TCAS Change 7	Yes
Computer
(12) Rockwell
822-1293-002

Enhanced Ground Proximity Warning System	Yes
Callouts 2500, 1000, 500, 400, 300, 200, 100, 50, 40, 30, 20, 10, APPROACHING MINIMUMS

VHF Nav (VOR)/Marker Beacon Receiver
(2) Rockwell
822-1338-003
ATC Transponder
(1) Rockwell
071-01503-2601822-1338-003
DME
Interrogator	(2) Rockwell
066-50013-0101822-0329-001
ADF Receiver
(2) Rockwell
822-0299-001

34 FLIGHT MANAGEMENT COMPUTER SYSTEM
FMCS Definition:
Runway Distance and Offset Position	Metres
QRH Takeoff Speeds	Inhibited
Navigational Data Base	Boeing supplied
Crew Alertness Monitoring	Yes
Non-directional Radio Beacon (ADF) Approaches	No
Enhanced Fix Page Capability	No
GPS Approaches w/ Vertical Angles Flight Path Angle	No Display of Vertical Bearing,
Flight Path Angle And Vertical Speed	No

35 OXYGEN
Crew Oxygen Cylinder
Remote Fill	No

12

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Flight Crew System - Press Breathing	EROS
(4) Crew Oxy Mask-Diluter Demand
Type Regulators with built in Smoke
Goggles

46 INFORMATION SYSTEMS
Electronic Flight Bag	No
EFB - Activation of ACARS interface	No

49 APU
APU Exhaust System	Muffler in APU

52 DOORS
Cargo Door - Solid Skin	Yes
Airstairs, Forward	No

72 ENGINE
Engines	GE90-110B1L

78 OIL
Oil	Mobil Jet 2

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SCHEDULE B

SPECIAL TAX INDEMNITY (SUBPART F INDEMNITY)

Lessor has assumed that neither Lessor nor any of the Tax Indemnitees will be subject to United States income tax under Subpart F of the United States Internal Revenue Code of 1986, as amended (the “Code”), with respect to income from the Lease nor will the Aircraft be treated as “United States property” for purposes of Subpart F of the Code (“Subpart F Benefits”).

(a)	Usage Covenant: To support Lessor’s or other applicable Tax Indemnitee’s entitlement to the Subpart F Benefits, Lessee agrees that in each calendar year during the Term:

(i)	the Aircraft will be located outside the United States more than 50 per cent of the time; or

(ii)	more than 50 per cent of the miles traversed in the use of the Aircraft will be traversed outside the United States.

For the purpose of (i) and (ii) above, reference to the United States includes the Commonwealth of Puerto Rico and for (ii) above, any flight between two points in the United States, without an intervening stop in a foreign jurisdiction of at least 12 hours, is considered to be a flight traversed entirely within the United States and references to Aircraft include a separate reference to each Engine.

Lessee will make available to Lessor any records relating to the use and location of the Aircraft and Engine, to the extent used separately from the Airframe, that Lessor may reasonably request to fulfill Lessor’s or any Tax Indemnitees’ tax reporting, filing, audit or litigation requirements and will otherwise reasonably co-operate with any requests of Lessor with respect to compliance with requirements for the Subpart F Benefits.

(b)	(i)
Indemnity for breach of usage covenant: The remedy for the breach of any of the covenants contained in this clause shall be the right to receive an indemnity payments specified in this paragraph (b) from Lessee. Any such indemnity payments will be due within 30 days after Lessee’s receipt of a written request from Lessor certifying that there has been a loss of Subpart F Benefits describing in reasonable detail the circumstances of such loss, the amount of such loss and the breach causing such loss.

(ii)
Lessee’s indemnity obligation for Lessor’s or the relevant Tax Indemnitee’s entitlement to the Subpart F Benefits shall, subject to Clause 5.10 (After Tax Basis) of the Common Terms Agreement, be the amount of U. S. income tax that would not have been incurred but for the loss or disallowance of the Subpart F Benefits that relates to any breach of the covenant set forth in paragraph (a) plus the amount of any interest, penalties and additions to tax payable by Lessor or the relevant Tax Indemnitee as a result of the loss or disallowance of the Subpart F Benefits.

For the avoidance of doubt, the provisions of Section 5.9 (Tax Contest and Mitigation) of the Common Terms Agreement shall apply to Lessee’s obligations contained in this Schedule B.

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SCHEDULE C

CONFIDENTIAL COMMERCIAL TERMS

***

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SCHEDULE D

FORM OF LEASE SUPPLEMENT NO. ___

LEASE SUPPLEMENT NO. ___, dated ___________, ______, between ____________________________________________, [a corporation organized under the laws of ______________] [, not in its individual capacity, but solely as owner trustee] (“Lessor”), and ___________________________________, a corporation organized under the laws of the ____________________(“Lessee”).

Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement dated as of _____________________, including the Common Terms Agreement as defined therein (collectively, herein referred to as the “Agreement” and the defined terms therein being hereinafter used with the same meaning). The Agreement provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

The Agreement and this Lease Supplement relate to the Aircraft, Engines and Parts as more precisely described below and in the Certificate of Technical Acceptance. A counterpart of the Agreement is attached hereto and shall be filed together with this Lease Supplement with the FAA.

In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1. Lessor hereby delivers and leases to Lessee under and pursuant to the Agreement and Lessee hereby accepts, acknowledges receipt of possession and leases from Lessor under and pursuant to the Agreement, that certain ______________ aircraft, and the ________ (___) _____________________ Engines (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described in Schedule 1 hereto, together with the Aircraft Documents and Records described in the Agreement (the “Delivered Aircraft”).

2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3. The Term for the Delivered Aircraft shall commence on the Delivery Date and shall end on the Expiry Date, with respect to which the Scheduled Expiry Date shall be [insert date].

4. The amount of Rent for the Delivered Aircraft is set forth in Schedule B to the Agreement.

5. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each delivered Engine have been duly marked in accordance with the terms of Section 8.6(a) of the Agreement, (ii) the Aircraft is insured as required by the Agreement, (iii) the representations and warranties of Lessee referred to in Section 2.1 of the Agreement are hereby repeated with effect as of the date first above written, (iv) having inspected the Delivered Aircraft, Lessee acknowledges that the Delivered Aircraft satisfies all conditions required for Lessee’s acceptance of delivery as set forth in the Agreement, and (v) the execution and delivery of this Lease Supplement signifies absolute and irrevocable acceptance by Lessee of the Delivered Aircraft for all purposes hereof and of the Agreement.

6. This Lease Supplement shall be governed by and construed in accordance with the Laws of the State of New York. This Lease Supplement is hereby deemed executed and delivered pursuant to the Agreement in the State of New York.

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7. This Lease Supplement may be executed in any number of counterparts; each of such counterparts, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement; provided, that to the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the “Original”, which shall be identified by Lessor’s receipt therefor indicated on the signature page thereof.

8. This Lease Supplement supplements and forms a part of the Agreement. The Agreement, as supplemented hereby, is hereby ratified, approved and confirmed in all respects.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. ____ to be duly executed as of the day and year first above written.

LESSOR,	LESSEE,
[INSERT LESSOR’S NAME]	[INSERT LESSEE’S NAME]

By:_______________________________________	By:_______________________________________

Name: ____________________________________	Name: ____________________________________

Title: _____________________________________	Title: _____________________________________

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Execution Form

AIRCRAFT LEASE AGREEMENT

DATED AS OF 30 APRIL 2007

BETWEEN

WELLS FARGO BANK NORTHWEST N.A., NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY PROVIDED HEREIN, BUT SOLELY AS OWNER TRUSTEE

as Lessor

and

LAN CARGO S.A.
as Lessee

incorporating the provisions of a

COMMON TERMS AGREEMENT

with respect to one Boeing 777-200LRF Aircraft

bearing manufacturer’s serial number to be advised

***

1

07c088 ***

TO THE EXTENT THAT THIS AIRCRAFT LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART DESIGNATED AS THE ORIGINAL ON THE SIGNATURE PAGE OF THIS AGREEMENT BY LESSOR.

TO THE EXTENT THE CAPE TOWN CONVENTION 2001 AND ITS PROTOCOL ON MATTERS SPECIFIC TO AIRCRAFT EQUIPMENT HAVE COME INTO EFFECT IN CHILE OR (IF DIFFERENT) IN THE STATE OF REGISTRY, THE INTERESTS OF LESSOR, OWNER AND ANY FINANCING PARTIES UNDER THIS LEASE AND/OR IN RESPECT OF THE AIRCRAFT SHALL BE CAPABLE OF REGISTRATION AS INTERNATIONAL INTERESTS IN ACCORDANCE WITH SUCH CONVENTION AND PROTOCOL.

The parties listed below as Lessee and Lessor hereby agree that Lessor will lease the Aircraft to Lessee and Lessee will take delivery of and lease the Aircraft from Lessor subject to and in accordance with the Lease (including the provisions of the Common Terms Agreement which are incorporated herein by reference) and the Lease Supplement (substantially in the form of Schedule D hereto) for the duration of the Term and further agree in this AIRCRAFT LEASE AGREEMENT dated as of 30 April 2007 the following:

Lessee:	LAN Cargo, S.A. whose registered office is at Avenida Presidente Riesco 5711, 20th Floor, Santiago, Chile

Lessor:	WELLS FARGO BANK NORTHWEST, N.A., as Owner Trustee under a Trust Agreement dated as of 18th April 2007

Owner:	WELLS FARGO BANK NORTHWEST, N.A., as Owner Trustee under a Trust Agreement dated as of 18th April 2007

Owner Participant:	Celestial Aviation Trading 23 Limited or such other person as Lessor may notify to Lessee from time to time in writing

Aircraft:	One B777-200LRF aircraft bearing manufacturer’s serial number to be advised.

Engines:	Two (2) GE90-110B1 with 110,100 pounds thrust rating.

Common Terms Agreement or CTA:	The Common Terms Agreement dated on or about the date hereof entered between GE Commercial Aviation Services Limited and Lessee.

State of Registry:
Means the United States of America, except that Lessee may change the State of Registry to Brazil, Mexico, Chile or back to the United States of America at Lessee’s option and expense provided that (a) in the case of a change in the State of Registry elected by Lessee before Delivery, Lessee shall give Lessor written notice of such change at least 9 months prior to the Scheduled Delivery Month and provided further, that the Manufacturer can incorporate into the Aircraft any modification (including records revisions) necessitated by such change, which incorporation shall be at Lessee’s expense and (b) for any change in the State of Registry after Delivery, Lessee shall give Lessor at least 30 days written notice prior to the effectiveness of such change.

Duration of Term:	***

Manufacturer:	The Boeing Company

Lessor State of Incorporation:	United States of America

Payments

Rent:	The Rent payable in respect of each Rental Period during the Term will be the amount set forth in Part 1 of Schedule C.

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Redelivery Adjustment Payments Applies:
Lessee shall make Redelivery Adjustment payments in accordance with Part 1 of Schedule C to this Aircraft Lease Agreement. The Redelivery Adjustment Rates set out in Part 1 of Schedule C to this Aircraft Lease Agreement are expressed in January 2007 Dollars.

Deposit:	Lessee shall pay Lessor a cash Deposit in accordance with Part 1 of Schedule C to this Aircraft Lease Agreement.

Delivery

Scheduled Delivery Month:	***

Final Delivery Date:	***

Delivery Location:	Seattle, Washington, United States of America.

Delivery Condition Requirements:	New, ex-factory, in accordance with the specification detailed in Schedule A.

Maintenance Letter of Credit:
In addition to the Conditions Precedent set out in Schedule 3 to the Common Terms Agreement, Lessee shall provide Lessor with the Maintenance Letter of Credit on or before the Scheduled Delivery Date in accordance with Part 2 of Schedule C to this Aircraft Lease Agreement.

Lease Supplement:
If the State of Registry is the United States of America, Lessee and Lessor shall, on or before Delivery, execute and deliver a Lease Supplement substantially in form of Schedule D hereto if required in connection with filing and recording the Lease with the FAA.

Technical

AD Compliance Period:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

AD Threshold:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

AD Factor:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Airframe Heavy Check:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Insurance

Agreed Value:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Minimum Liability Coverage:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Deductible Amount:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Damage Notification Threshold:	As set forth in Part 1 of Schedule C to this Aircraft Lease Agreement.

Redelivery

Return conditions:
In addition to the provisions of Schedule 6 to the Common Terms Agreement, the terms and conditions relating to the return of the Aircraft are set out in Part 1 of Schedule C to this Aircraft Lease Agreement.

Tax

Lessor/Owner Tax Jurisdiction:	Ireland.

Subpart F Indemnity:	As set forth in Schedule B hereto.

Other
Account for payments:	***
***
***

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***
***
***

US Correspondent Bank Details: The US correspondent bank for BNP Paribas, London (if required) is BNP Paribas, New York
US Correspondent Bank SWIFT Code: BNPAUS3N

or such other account as Lessor designates in writing from time to time.

Notices Details	Lessor	Lessee
Wells Fargo Bank Northwest, N.A.
Corporate Trust Lease Group
MAC U1228-120
299 South Main Street, 12th Floor
Salt Lake City, UT 84111

Attention: Corporate Trust Department

Facsimile: +1 (801) 246 5053

With a copy to:

GE Commercial Aviation Services Limited
Aviation House
Shannon
County Clare
Ireland
Attention: Contracts Leader
Fax: + 353 61 706867
E-mail: asanotices@gecas.com
LAN Cargo, S.A. Avenida Presidente Riesco 5711, 20th Floor, Santiago, Chile Attn: Leasing and Insurance Director Facsimile: + 562 565 3905

ALL THE PROVISIONS OF THE SCHEDULES HERETO AND THE COMMON TERMS AGREEMENT DATED  ON OR ABOUT THE DATE HEROF, ENTERED INTO BY AND BETWEEN GE COMMERICAL AVIATION SERVICES LIMITED AND LESSEE ARE INCORPORATED BY REFERENCE HEREIN AND ARE PART OF THIS AIRCRAFT LEASE AGREEMENT AS IF THEY WERE SET OUT IN FULL HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BY ITS SIGNATURE BELOW, LESSEE ACKNOWLEDGES AND AGREES THAT THE LEASE OF THE AIRCRAFT HEREUNDER IS ON AN “AS IS, WHERE IS” BASIS (WITHOUT PREJUDICE TO LESSEE’S RIGHTS TO SATISFY ITSELF THAT THE AIRCRAFT COMPLIES IN ALL RESPECTS WITH THE DELIVERY CONDITION REQUIREMENTS IN ACCORDANCE WITH CLAUSE 4 AND SCHEDULE 4 OF THE COMMON TERMS AGREEMENT) AND THAT THE DISCLAIMERS, EXCULPATIONS AND LIMITATIONS OF LIABILITY, INDEMNITIES, THE CHOICE OF NEW YORK LAW AS THE GOVERNING LAW, LESSEE’S SUBMISSION TO PERSONAL JURISDICTION IN NEW YORK, AND THE WAIVER OF ANY RIGHT TO A TRIAL BY JURY PROVIDED FOR IN THE COMMON TERMS AGREEMENT ARE INCORPORATED HEREIN BY SUCH REFERENCE AND ARE PART OF THIS AGREEMENT AS IF THE SAME WERE SET OUT IN FULL HEREIN.

No provision of this Lease, including any provision of the Schedules or the Common Terms Agreement, may be amended, rescinded, changed, waived, discharged, terminated or otherwise
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 modified in any way whatsoever, except by a writing signed by the party to be charged. Pursuant to and to comply with sub-section (2) of Section 2A-208 of the UCC, if and to the extent applicable, Lessor and Lessee acknowledge their agreement to the provisions of this paragraph by their signatures below.

Notwithstanding any provision to the contrary contained in this Aircraft Lease Agreement or in the CTA, in the event of a conflict between the provisions of this Aircraft Lease Agreement and the provisions of the CTA, the provisions of this Aircraft Lease Agreement shall control and prevail for such conflict.

Wells Fargo Bank Northwest, National Association, is entering into this Agreement and any other documents related to the Lease or the Aircraft solely in its capacity as owner trustee under a Trust Agreement dated as of 17th April 2007 (“Trust Agreement”) and not in its individual capacity, and in no case shall Wells Fargo Bank Northwest, National Association, be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder; provided, however, that Wells Fargo Bank Northwest, National Association shall be personally liable hereunder for its gross negligence or wilful misconduct, for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity, and for a failure to distribute in accordance with the Trust Agreement any amounts received and distributable by it hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Aircraft Lease Agreement, each by its duly authorized representative(s), as of the date shown at the beginning of this Aircraft Lease Agreement.

	LAN CARGO, S.A.		WELLS FARGO BANK NORTHWEST, N.A., NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY PROVIDED HEREIN, BUT SOLELY AS OWNER TRUSTEE

By:	/s/ [illegible]	By:	/s/ [illegible]
	Name: Carlos Prado C.		Name: Pablo Bauer
	Title: Senior Vice President Corporate Investments		Title: Attorney in fact

07c088 ***

SCHEDULE A

DELIVERY CONDITION

The Specifications described below are solely a description of the condition precedent to Lessee’s obligation to accept delivery of the Aircraft under the Lease and shall not be construed as a representation, warranty or agreement of any kind whatsoever, express or implied, by Lessor with respect to the Aircraft or its condition, all of which have been disclaimed by Lessor and waived by Lessee pursuant to Section 16 of the Common Terms Agreement. Lessee’s obligation to accept delivery of the Aircraft on the Rent Commencement Date shall be subject to the Aircraft complying with Specification set forth below and attached hereto, as such Specification may be amended prior to Delivery with the written consent of Lessor and Lessee.

Airframe:	New ex factory

Airworthiness Standard:	FAA

Configuration:	Per the Boeing Detail Specification (summary of which is attached as Exhibit 1, with specification number to be determined) for GECAS B777-200LRF aircraft with 766,000lbs MTOW.

Engines:	New, ex factory

Components:	New, ex factory

Landing Gear:	New, ex factory

APU:	New, ex factory

Livery:
Aircraft will be painted in Lessee’s livery (or in any other livery as may be notified by Lessee to Lessor in writing at least 9 months prior to the commencement of the Scheduled Delivery Month) provided that, in any case, if such livery selected by Lessee gives rise to an incremental cost from the Manufacturer, then Lessee shall be responsible for such additional cost.

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EXHIBIT 1 TO SCHEDULE A

BOEING DETAIL SPECIFICATION FOR THE AIRCRAFT (D019WOO7GEF TBD)

ATA DESCRIPTION

02 GENERAL REQUIREMENTS
Regulatory Certification	FAA
Low Weather Minimums	Cat IIIb
ETOPS Certified	Yes - (207 min.)
T/O and Landing: 15-Knot Tailwind	Yes
Ten-Minute Takeoff Thrust Operation	Yes
High Altitude Certification	8,400 ft

Dispatch with Gear Down for Revenue Flight	Yes
Manuals/Instrumentation Units	Metric/English
USPHS	Yes

03 GENERAL AIRPLANE CRITERIA
Structural Capabilities
Max Design Taxi Weight	768,000 lbs
Max Design Takeoff Weight	766,000 lbs
Max Design Landing Weight	575,000 lbs
Max Design Zero Fuel Weight	547,000 lbs
Operational Capabilities
Max Taxi Weight	768,000 lbs
Max Takeoff Weight	766,000 lbs
Max Landing Weight	575,000 lbs
Max Zero Fuel Weight	547,000 lbs
Alternate Forward CG Limits	No

Customized Loading Schedule	No

09 TOWING
Aft tow Fitting	No

11 PLACARDS and MARKINGS
Paint System	Akzo Nobel Eclipse

Registry markings on Wing	Left
30-inch
External Maintenance Placards & Markings	English
Ownership Placards	Flight Deck, Engines,

21 AIR CONDITIONING
Aft Cargo Comp. A/C system	Yes
Cabin Temp Indicator	Celsius
Flight Deck Humidification	No

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22 AUTOMATIC FLIGHT CONTROL
Digital Flight Control System (DFCS) Features:
G/S Capture Before Localizer Capture	Inhibit
3 Digit Mach # on Mode Control Panel	Yes
Bank Angle Hold at Autopilot Command Engage	Yes
LNAV Engagement on TakeOff Go Around	Yes

23 COMMUNICATIONS
Radio Tuning Panels	(3) Gables G7404-124

HF System
Dual System	(2) Rockwell
Transceivers	822-0990-004
HF Couplers	822-0987-004

HF Data Link	Provisions installed
Activation would be LAN specific

VHF System
Triple System	(3) Rockwell
Transceiver	822-1047-003

8.33 KHZ Spacing	Activated

SATCOM System	ARINC 781 AERO H+
Thales Topflight
SELCAL Decoder	(1) Avtech
NA138-714C

ELT	Fixed (Artex - 3 Freq.)Fixed - 3 Freq.

622-5342-101
Cockpit Voice Recorder	(1) Allied Signal
980-6022-001
2 Hr. recording
Manual On/Off Switch	Yes

Boom Mic./Headset	(4)Telex Airman 64300-200
Capt., F/O, 1st/Obs, 2nd/Obs
Headphone	No
Hand Held Mics	No 2nd/Obs

Audio Control Panel	2nd Obs

Control Wheel PTT	Standard 3 position

24 ELECTRICAL POWER
DC Electrical Load Dist. Battery Powered Position Lights	No
DC Back-up Power

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25 EQUIPMENT/FURNISHINGS
Closet/Stowage Units	Overhead Stowage Unit -
Ceiling Mounted

Galleys	Std Basic
(16) Std Containers (Atlas)
Ice drawers below counter
(3) Compartments, (2)
Chilled

Cargo Compartment
Lower Lobe - Fwd	Sloping Sidewall Fwd Cargo
0.050 -in thick BMS 8-223

Lower Lobe - Aft	Sloping Sidewall Aft Cargo
0.050 -in thick BMS 8-223

Full Floors
Fwd	No
Aft	No

LD-4 LD-8 Containers - Fwd	No
LD-4 LD-8 Containers - Aft	No
Access to Main Deck Cargo	Yes

Centre-line Loading of 16 and 20 ft ULD’s	Yes

25 FLIGHT DECK
Detachable Emergency Equip.:
Fire Extinguisher	(1)Halon-Walter Kidde
898052 - SFE
Protective Breathing Equip. (PBE)	(1) B/E
Aerospace -SPE
Flashlights w/shield	(2) DME P2-07-0001-214
Crew Life Vest	Air Cruisers (4)
Lifeline	Yes

26 FIRE PROTECTION
Engine/APU Fire Bottle	Common Bottle

28 FUEL

Fuel Control Panel -Right Wing	No
Pressure Fueling System	Refueling Adapters- Right Wing

29 HYDRAULIC POWER
Engine Driven Pump	PARKER (ABEX) S271W111
AC Electric Pump	Vickers (S270T201-7)

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31 INDICATING/RECORDING SYSTEMS
60- Min. Countdown timer	No

Flight Data Recorder	(1) AlliedSignal
980-4700-042

Airplane Conditioning Monitoring Syst.	Optical
Disk Drive	(1) Teledyne

AIMS S/W Installation	No

Nav. Performance Scales	Enabled
Dual Electronic Checklist Database	No
Disable Entry of Gross Weight on PERF INIT Page	No
ARINC 623 Data-Link Messages - AIMS	Yes
Firebell Aural Warning	1 Sec. On, 9 Sec. Off
Over-speed Aural Warning	Resettable - Siren
Autopilot Disconnect Aural Warnings	Inhibited
Takeoff Runway Disagree Alert	No
Door Synoptic and EICAS Message	No
Annunciation for Loss of Right or Left FMCS	Yes
Flight Deck Comm. Funct. Automatic Reset	Yes
Altitude Approach Aural Advisory	Yes
Annunciation for Satellite Voice Comm. Capability	Yes
Annunciation for Data-link Availability	Yes
VMO/MMO Over-speed and VFE Over-speed EICAS Status	No
Flight Director Command Display	Split Axis
Round Dial Radio Alt. Display	Yes
Rising Runway Display	Yes- on ADI
Landing Alt. Ref	No
Radio Alt. Mins. Reference	No
TCAS Resolution Advisory	VSI
Vref and Selected Flap Position	No
ILF Localizer Deviation Scale Expansion	Autopilot or Flight Dir. Mode
Map Mode Orientation	Track Up
Grid Heading	Nav. Display
Range Arcs	No
TCAS Range Ring MACH # is not displayed	No Ground Speed Display When No Nav. Performance Scales Yes
VNAV Speed Band	No

32 LANDING GEAR
Main Gear	Messier Bugatti
Wheel
Tires	36 Ply 235 MPH Brakes Messier Bugatti Carbon High Capacity
Nose Gear	Messier Bugatti
Wheel
Tires	32 Ply 235 MPH

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33 LIGHTING
NSFSB Sign Permanent Illumination &
No Smoking Flight Deck Selector switch Removal	No

34 NAVIGATION
Multi-Mode Receiver (MMR)	(2) Rockwell
822-1821-001
Radio Altimeter	(2) Rockwell
822-0334-002

Weather Radar
Predictive Wind-shear	Activated
(1) Rockwell - Multiscan
822-1710-002

TCAS
TCAS Change 7	Yes
Computer
(12) Rockwell
822-1293-002

Enhanced Ground Proximity Warning System	Yes
Callouts 2500, 1000, 500, 400, 300, 200, 100, 50, 40, 30, 20, 10, APPROACHING MINIMUMS

VHF Nav (VOR)/Marker Beacon Receiver
(2) Rockwell
822-1338-003
ATC Transponder
(2) Rockwell
071-01503-2601822-1338-003
DME
Interrogator	(2) Rockwell
066-50013-0101822-0329-001
ADF Receiver
(2) Rockwell
822-0299-001

34 FLIGHT MANAGEMENT COMPUTER SYSTEM
FMCS Definition:
Runway Distance and Offset Position	Metres
QRH Takeoff Speeds	Inhibited
Navigational Data Base	Boeing supplied
Crew Alertness Monitoring	Yes
Non-directional Radio Beacon (ADF) Approaches	No
Enhanced Fix Page Capability	No
GPS Approaches w/ Vertical Angles	No Display of Vertical Bearing, Flight Path Angle
And Vertical Speed	No

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35 OXYGEN
Crew Oxygen Cylinder
Remote Fill	No
Flight Crew System - Press Breathing	EROS
(5) Crew Oxy Mask-Diluter Demand
Type Regulators with built in Smoke
Goggles

46 INFORMATION SYSTEMS
Electronic Flight Bag	No
EFB - Activation of ACARS interface	No

49 APU
APU Exhaust System	Muffler in APU

52 DOORS
Cargo Door - Solid Skin	Yes
Airstairs, Forward	No

72 ENGINE
Engines	GE90-110B1L

78 OIL
Oil	Mobil Jet 2

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SCHEDULE B

SPECIAL TAX INDEMNITY (SUBPART F INDEMNITY)

Lessor has assumed that neither Lessor nor any of the Tax Indemnitees will be subject to United States income tax under Subpart F of the United States Internal Revenue Code of 1986, as amended (the “Code”), with respect to income from the Lease nor will the Aircraft be treated as “United States property” for purposes of Subpart F of the Code (“Subpart F Benefits”).

(a)	Usage Covenant: To support Lessor’s or other applicable Tax Indemnitee’s entitlement to the Subpart F Benefits, Lessee agrees that in each calendar year during the Term:

(i)	the Aircraft will be located outside the United States more than 50 per cent of the time; or

(ii)	more than 50 per cent of the miles traversed in the use of the Aircraft will be traversed outside the United States.

For the purpose of (i) and (ii) above, reference to the United States includes the Commonwealth of Puerto Rico and for (ii) above, any flight between two points in the United States, without an intervening stop in a foreign jurisdiction of at least 12 hours, is considered to be a flight traversed entirely within the United States and references to Aircraft include a separate reference to each Engine.

Lessee will make available to Lessor any records relating to the use and location of the Aircraft and Engine, to the extent used separately from the Airframe, that Lessor may reasonably request to fulfill Lessor’s or any Tax Indemnitees’ tax reporting, filing, audit or litigation requirements and will otherwise reasonably co-operate with any requests of Lessor with respect to compliance with requirements for the Subpart F Benefits.

(b)	(i)
Indemnity for breach of usage covenant: The remedy for the breach of any of the covenants contained in this clause shall be the right to receive an indemnity payments specified in this paragraph (b) from Lessee. Any such indemnity payments will be due within 30 days after Lessee’s receipt of a written request from Lessor certifying that there has been a loss of Subpart F Benefits describing in reasonable detail the circumstances of such loss, the amount of such loss and the breach causing such loss.

(ii)
Lessee’s indemnity obligation for Lessor’s or the relevant Tax Indemnitee’s entitlement to the Subpart F Benefits shall, subject to Clause 5.10 (After Tax Basis) of the Common Terms Agreement, be the amount of U. S. income tax that would not have been incurred but for the loss or disallowance of the Subpart F Benefits that relates to any breach of the covenant set forth in paragraph (a) plus the amount of any interest, penalties and additions to tax payable by Lessor or the relevant Tax Indemnitee as a result of the loss or disallowance of the Subpart F Benefits.

For the avoidance of doubt, the provisions of Section 5.9 (Tax Contest and Mitigation) of the Common Terms Agreement shall apply to Lessee’s obligations contained in this Schedule B.

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SCHEDULE C

CONFIDENTIAL COMMERCIAL TERMS

***

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SCHEDULE D

FORM OF LEASE SUPPLEMENT NO. ___

LEASE SUPPLEMENT NO. ___, dated ___________, ______, between ____________________________________________, [a corporation organized under the laws of ______________] [, not in its individual capacity, but solely as owner trustee] (“Lessor”), and ___________________________________, a corporation organized under the laws of the ____________________(“Lessee”).

Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement dated as of _____________________, including the Common Terms Agreement as defined therein (collectively, herein referred to as the “Agreement” and the defined terms therein being hereinafter used with the same meaning). The Agreement provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

The Agreement and this Lease Supplement relate to the Aircraft, Engines and Parts as more precisely described below and in the Certificate of Technical Acceptance. A counterpart of the Agreement is attached hereto and shall be filed together with this Lease Supplement with the FAA.

In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1. Lessor hereby delivers and leases to Lessee under and pursuant to the Agreement and Lessee hereby accepts, acknowledges receipt of possession and leases from Lessor under and pursuant to the Agreement, that certain ______________ aircraft, and the ________ (___) _____________________ Engines (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described in Schedule 1 hereto, together with the Aircraft Documents and Records described in the Agreement (the “Delivered Aircraft”).

2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3. The Term for the Delivered Aircraft shall commence on the Delivery Date and shall end on the Expiry Date, with respect to which the Scheduled Expiry Date shall be [insert date].

4. The amount of Rent for the Delivered Aircraft is set forth in Schedule B to the Agreement.

5. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each delivered Engine have been duly marked in accordance with the terms of Section 8.6(a) of the Agreement, (ii) the Aircraft is insured as required by the Agreement, (iii) the representations and warranties of Lessee referred to in Section 2.1 of the Agreement are hereby repeated with effect as of the date first above written, (iv) having inspected the Delivered Aircraft, Lessee acknowledges that the Delivered Aircraft satisfies all conditions required for Lessee’s acceptance of delivery as set forth in the Agreement, and (v) the execution and delivery of this Lease Supplement signifies absolute and irrevocable acceptance by Lessee of the Delivered Aircraft for all purposes hereof and of the Agreement.

6. This Lease Supplement shall be governed by and construed in accordance with the Laws of the State of New York. This Lease Supplement is hereby deemed executed and delivered pursuant to the Agreement in the State of New York.

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7. This Lease Supplement may be executed in any number of counterparts; each of such counterparts, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement; provided, that to the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the “Original”, which shall be identified by Lessor’s receipt therefor indicated on the signature page thereof.

8. This Lease Supplement supplements and forms a part of the Agreement. The Agreement, as supplemented hereby, is hereby ratified, approved and confirmed in all respects.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. ____ to be duly executed as of the day and year first above written.

LESSOR,	LESSEE,
[INSERT LESSOR’S NAME]	[INSERT LESSEE’S NAME]

By:_______________________________________	By:_______________________________________

Name: ____________________________________	Name: ____________________________________

Title: _____________________________________	Title: _____________________________________

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